Exhibit 10.1

Loan No. 07-0004582

CREDIT AGREEMENT

Dated as of December 17, 2014

among

AVIV FINANCING VI, L.L.C., as the Parent Borrower,

FINANCING VI HEALTHCARE PROPERTY, L.L.C.,

as the Property Borrower,

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and a Lender,

and

THE OTHER FINANCIAL INSTITUTIONS WHO ARE OR HEREAFTER

BECOME PARTIES TO THIS CREDIT AGREEMENT,

as Lenders

with

GENERAL ELECTRIC CAPITAL CORPORATION,

as Sole Lead Arranger and Book-Running Manager,

i

(continued)

(continued)

(continued)

(continued)

SCHEDULES

2.02	Amortization Schedule
2.07	Lenders, Commitments and Commitment Percentages
2.10	Loan Allocations Among Borrowers
5.01(c)	Sale, Transfer or other Disposition or Purchase or other Acquisition
5.11	Corporate Structure; Capital Stock
5.12	Real Property Asset Matters
5.13	Material Contracts; Contracts Subject to Assignment of Claims Act
5.17	Insurance Summary
5.19	Healthcare Disclosures
5.22	Patriot Act Information
7.01	Liens
7.02	Borrower’s Indebtedness
7.03	Investments
9.12	Allocated Loan Values
10.02	Notice Addresses

EXHIBITS

A	Form of Assignment and Assumption
B	Form of Borrower Joinder Agreement
C	Form of Compliance Certificate
D	Form of Note
E	Form of Security Agreement

v

CREDIT AGREEMENT

This CREDIT AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Credit Agreement” or this “Agreement”) is entered into as of December 17, 2014 by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, “GECC” and in its capacity as agent for the Lenders, together with its successors, “Administrative Agent”), the financial institutions other than GECC who are or hereafter become parties to this Agreement (together with GECC, individually, a “Lender”, and collectively, the “Lenders”, as the context may require) AVIV FINANCING VI, L.L.C., a Delaware limited liability company (together with its successors, the “Parent Borrower”) and FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company (the “Property Borrower”; the Property Borrower together with the Parent Borrower and each of the entities from time to time executing a Borrower Joinder Agreement pursuant to Section 6.12(a) hereof shall be hereinafter referred to individually as “Borrower” and collectively as the “Borrowers”).

WHEREAS, in connection with the transactions contemplated by the Laurel Acquisition Agreement (as defined below), the Borrowers have requested that the Lenders hereunder provide a term loan facility in an amount of $180,000,000, and the Lenders are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01. Defined Terms.

As used in this Credit Agreement, the following terms have the meanings set forth below:

“2014 Credit Agreement” shall mean that certain Credit Agreement dated as of May 14, 2014 by and among Aviv Healthcare Properties Limited Partnership, as the parent, Aviv Healthcare Capital Corporation, as “Subsidiary Borrower”, Aviv REIT, Inc., as the REIT guarantor, the other guarantors party thereto, the financial institutions from time to time party thereto, as the lenders, and Bank of America, N.A., as the administrative agent, as such Credit Agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Acquisition” means the purchase or acquisition by any Person of (a) more than 50% of the Capital Stock with ordinary voting power of another Person or (b) all or any substantial portion of the property (other than Capital Stock) of another Person, whether or not involving a merger or consolidation with such other Person.

“Administrative Agent” means General Electric Capital Corporation in its capacity as administrative agent for the Lenders under any of the Credit Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Advance” means amounts advanced by the Lenders (or any of them, as applicable) to or for the benefit of the Borrowers pursuant to Article 2 hereof on the Closing Date.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent-Related Persons” means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

“Aggregate Commitment” means the Commitments of all the Lenders.

“Agreement” has the meaning provided in the introductory paragraph hereof.

“Allocable Amount” has the meaning provided in Section 2.10(i).

“Allocated Loan Value” shall be for each Real Property Asset owned or leased by the Borrowers on the Closing Date, the amount set forth for such Real Property Asset on Schedule 9.12, as such Schedule is subsequently updated pursuant to the terms hereof through the delivery of each Compliance Certificate hereunder or as otherwise may be amended from time to time as provided in this Agreement.

“Applicable Percentage” means 3.50%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent and, if such assignment and assumption requires their consent, the Borrowers.

“Assignment of Leases” means an assignment of leases, rents and profits to the Administrative Agent with respect to the applicable Borrower’s interests in a Real Property Asset (which assignment may be contained within the related Mortgage Instrument); provided that each such Assignment of Leases shall, subject to the terms and conditions of the applicable underlying lease, directly assign to the Administrative Agent the applicable Borrower’s interest in the following: (a) all existing and future leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of such Real Property Asset (including, without limitation, any applicable Facility Operating Lease), whether written or oral or for a definite period or month-to-month, together with any extensions, renewals, amendments, modifications or replacements thereof, and any options, rights of first refusal, pledges, security agreements and guarantees of any tenant’s obligations under any lease or sublease now or hereafter in effect with respect to the Real Property Asset (individually, for the purposes of this definition, a “Lease” and collectively, the “Leases”); and (b) all rents (including, without limitation, base rents, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents and payments which are characterized under the terms of the applicable Lease as payments of interest and/or principal with respect to the applicable Real Property Asset), security deposits (to the extent assignable, in whatever form, including cash and letters of credit), tenant escrows, income, receipts, revenues, reserves, issues and profits of the Real Property Asset from time to time accruing, including, without limitation, (i) all rights to receive payments arising under, derived from or relating to any Lease, (ii) all lump sum payments for the cancellation or termination of any Lease, the waiver of any term thereof, or the exercise of any right of first refusal, call option, put option or option to purchase, and (iii) the return of any insurance premiums or ad valorem tax payments made in advance and subsequently refunded. In furtherance (and not limitation) of the foregoing, each Assignment of Leases shall assign to the Administrative Agent any and all of the applicable Borrower’s rights to collect or receive any payments with respect to the applicable Real Property Asset. Finally, each Assignment of Leases shall, in any case, be in form and substance reasonably satisfactory to the Administrative Agent in its discretion and suitable for recording in the applicable jurisdiction; and “Assignments of Leases” means a collective reference to each such Assignment of Leases.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the total obligations of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction. For purposes hereof such present value shall be calculated using a discount rate equal to the rate of interest implicit in such Sale and Leaseback Transaction, determined by the lessee in good faith on a basis consistent with comparable determinations of Capitalized Lease Obligations under GAAP; provided, however, that if such sale and leaseback transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capitalized Lease Obligations.

“Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external counsel.

“Audited Financial Statements” means the audited consolidated balance sheet of the REIT Party and its Consolidated Subsidiaries for the fiscal year ended December 31, 2013, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year of the REIT Party and its Consolidated Subsidiaries, including the notes thereto.

“Award” has the meaning provided in 6.20.

“Bankruptcy Event” means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a court or governmental agency in an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a court or governmental agency of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a court or governmental agency and such decree, order or appointment is not vacated or discharged within ninety (90) days of its filing; or (b) the commencement against such Person of an involuntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or of any case, proceeding or other action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other case, proceeding or other action shall remain undismissed for a period of ninety (90) consecutive days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) such Person shall commence a voluntary case under any applicable Debtor Relief Law or any other bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or make any general assignment for the benefit of creditors; or (d) the filing of a petition by such Person seeking to take advantage of any Debtor Relief Law or any other applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, or (e) such Person shall fail to contest in a timely and appropriate manner (and if not dismissed within ninety (90) days or shall consent to any petition filed against it in an involuntary case under such bankruptcy laws or other applicable Law or consent to any proceeding or action relating to any bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts with respect to its assets or existence, or (f) such Person shall admit in writing, or such Person’s financial statements shall reflect, an inability to pay its debts generally as they become due.

“Base Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced from time to time by the Base Rate Bank as its “prime rate,” The “prime rate” is a rate set by the Base Rate Bank based upon various factors including Base Rate Bank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by Base Rate Bank shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Bank” means Bank of America, N.A.

“Base Rate Loan” means the Loan in the event that the Loan bears interest based on the Base Rate pursuant to the terms hereof.

“Borrower” and “Borrowers” shall have the meanings given to such terms in the introductory paragraph hereof.

“Borrower’s Knowledge” means with respect to any matter, the current and actual (and not constructive, imputed or implied) knowledge of that matter of any Responsible Officer, without any personal liability or duty of inquiry on the part of any such Responsible Officer.

“Borrower Representative” has the meaning provided in Section 2.11 hereof.

“Borrower Joinder Agreement” means a joinder agreement in the form of Exhibit B to be executed by each new Subsidiary of the Parent Borrower that is required to become a Borrower in accordance with Section 6.12(a) hereof.

“Borrower Materials” has the meaning specified in Section 6.02.

“Business” or “Businesses” means, at any time, a collective reference to the businesses operated by the respective Credit Parties, as applicable, at such time.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of Illinois, New York or the state where the Administrative Agent’s Office is located and, if such day relates to determining the Eurodollar Rate hereunder, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Capital Lease” means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by (i) the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (b) time deposits and certificates of deposit of (i) any Lender, (ii) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof (each an “Approved Bank”), in each case with maturities of not more than two hundred seventy

(270) days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody’s and maturing within six months of the date of acquisition, (d) repurchase agreements entered into by any Person with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations and (e) Investments (classified in accordance with GAAP as current assets) in money market investment programs registered under the Investment Company Act of 1940, as amended, that are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subclauses hereof.

“Casualty” has the meaning specified in Section 6.19.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any of the following events: (a) any Person or two or more Persons acting in concert, other than Permitted Holders, shall have acquired beneficial ownership, directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of or control over, voting stock of the REIT Party (or other securities convertible into such voting stock) representing thirty-five percent (35%) or more of the combined voting power of all voting stock of the REIT Party, (b) during any period of up to twelve (12) consecutive months, commencing after the Closing Date, individuals who at the beginning of such twelve (12) month period were directors of the REIT Party (together with any new director whose election by the REIT Party’s Board of Directors or whose nomination for election by the REIT Party’s shareholders was (i) approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or (ii) made in accordance with any voting agreement to which the REIT Party is then a party and which was in effect on the Closing Date) cease for any reason other than death, disability or conflict of interest to constitute a majority of the directors of the REIT Party then in office, or (c) the REIT Party ceases to own (directly or indirectly) 100% of the Capital Stock of the other entities which are Borrowers from time to time under the Credit Agreement. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934. Notwithstanding the foregoing, the consummation of the merger or the Partnership Combination (as defined in the Omega Merger Agreement) contemplated by the Omega Merger Agreement shall not be deemed a “Change of Control.”

“Closing Date” means December 17, 2014.

“CMS” means the Centers for Medicare & Medicaid Services, the federal agency responsible for administering the Medicare, Medicaid, SCHIP (State Children’s Health Insurance), HIPAA, CLIA (Clinical Laboratory Improvement Amendments), and any other federal health-related programs affecting the operation of the Real Property Assets.

“Collateral” means a collective reference to all real and personal property (including without limitation, the Real Property Assets) of the Borrowers with respect to which Liens in favor of the Administrative Agent are either executed, identified or purported to be granted pursuant to and in accordance with the terms of the Collateral Documents.

“Collateral Documents” means a collective reference to the Mortgage Instruments, the Security Agreement, the Pledge Agreement, the Assignments of Leases (if requested), and any UCC financing statements securing payment hereunder, or any other documents securing the Obligations under this Credit Agreement or any other Credit Document.

“Commitment” shall mean each of the several obligations of the Lenders to fund their respective portions of the Loan to the Borrower on the Closing Date as set forth in Section 2.01 hereof, in accordance with their respective Commitment Ratios in the aggregate sum of $180,000,000.00, pursuant to the terms hereof.

“Commitment Percentage” shall mean, with respect to any Lender for any Commitment, or once funded, for any Loan, the percentage equivalent of the ratio which such Lender’s portion of such Commitment and/or Loan bears to the aggregate amount of such Commitment and/or Loan (as each may be adjusted from time to time as provided herein); and “Commitment Percentages” shall mean, with respect to any Commitment, or once funded, for any Loan, the Commitment Ratios of all of the Lenders with respect to such Commitment and/or Loan. As of the Closing Date, the Commitment Ratios of the Lenders party to this Agreement are as set forth on Schedule 2.07 attached hereto.

“Commitment Ratios” shall mean the percentages in which the Lenders are severally bound to fund their respective portions of Advances to the Borrower under the Commitment, which are set forth (together with dollar amounts) as of the Closing Date on Schedule 2.07 attached hereto.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Compliance Certificate” means a certificate substantially in the form of Exhibit C; provided, that each such Compliance Certificate shall, in any case, include (without limitation): (a) to the extent any changes have occurred since the delivery of the previous Compliance Certificate, an updated version of Schedules 5.11, 5.12, and 5.13, along with a summary of changes made to such schedules since the previous delivery thereof; provided, further, that upon the delivery of such updated schedules, then Schedule 5.11, Schedule 5.12, and Schedule 5.13 shall each be deemed to have been amended and restated to read in accordance with the applicable updated schedule and the representations and warranties with respect thereto shall apply to such amended and restated schedules and (b) supporting documents and materials reasonably required by the Administrative Agent for the evidencing of the calculations and certifications made in connection therewith.

“CON” has the meaning provided in Section 6.18.

“Condemnation” has the meaning provided in Section 6.20.

“Consolidated Parties” means the REIT Party and its Consolidated Subsidiaries, as determined in accordance with GAAP.

“Consolidated Subsidiaries” means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the REIT Party in its consolidated financial statements if such statements were prepared as of such date.

“Contract Rate” means the Eurodollar Rate plus the Applicable Percentage.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote twenty-five percent (25%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Credit Agreement” has the meaning given to such term in the introductory paragraph hereof.

“Credit Documents” means this Credit Agreement, the Collateral Documents, the Notes, the Borrower Joinder Agreement, the Hazardous Materials Indemnity Agreement, Secured Swap Contracts, and the Compliance Certificates.

“Credit Party” means, as of any date, the Borrowers, the Borrowers’ Representative and their respective Subsidiaries; and “Credit Parties” means a collective reference to each of them.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event, act or condition that, with notice, the passage of time, or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Percentage, if any, applicable to a Base Rate Loan plus (c) two percent (2%) per annum; provided, however, that with respect to a Eurodollar Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Percentage) otherwise applicable to such Loan plus two percent (2%) per annum, in each case to the fullest extent permitted by applicable Law.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder and has not cured such failure prior to the date of determination, (b) has notified the Borrowers or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder, (c) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, and has not cured such failure prior to the date of determination, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that, a Lender which becomes a Defaulting Lender solely under this clause (d) shall (1) not be a Defaulting Lender solely as a result of its direct or indirect parent company being a Defaulting Lender under this clause (d) if such Lender can continue to act in the ordinary course of business with respect to its duties hereunder in its capacity as Lender and (2) no longer be a Defaulting Lender under such clause (d) upon the earlier to occur of: (A) the dismissal of such bankruptcy proceeding and (B) the entry of an order of the court having jurisdiction over such proceeding which permits such Lender to continue to act in the ordinary course of business with respect to its duties hereunder in its capacity as Lender, provided further that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer or other disposition (including any Sale and Leaseback Transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Lender” means a competitor of the REIT Party or the Parent Borrower (i.e., a REIT investing primarily in Healthcare Facilities) identified in writing by the REIT Party or Parent Borrower to the Administrative Agent and each Lender, on or prior to the Closing Date.

“Dollar” or “$” means the lawful currency of the United States.

“EBITDAR” means, on any date of determination, the combined unaudited financial results of the Eligible Tenants of the Healthcare Facilities calculated as net income for the most recently completed six (6) month period plus, to the extent deducted in determining such net income, interest expense, rent expense paid to any Borrower, income tax expense, depreciation and amortization for such six (6) month period, excluding any other non-recurring or extraordinary gains or losses of the Eligible Tenants for such six (6) month period.

“Eligibility Requirements” means with respect to any Person, that such Person: (a) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000, (b) is regularly engaged in the business of making or owning commercial real estate loans or operating commercial mortgage properties and (c) is approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed).

“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent (such approval not to be unreasonably withheld or delayed), and (ii) unless an Event of Default has occurred and is continuing, the Borrower Representative (each such approval not to be unreasonably withheld or delayed); provided, that the Parent Borrower shall use reasonable efforts to approve or disapprove such Person within ten (10) Business Days after receipt of a written request for approval, together with reasonably sufficient information to evaluate the potential assignee (including, if reasonably requested, financial information), and a failure to approve or disapprove in such ten (10) Business Day period shall be deemed to mean that such Person is approved); provided further that notwithstanding the foregoing, “Eligible Assignee” shall not include any Disqualified Lender or the REIT Party or any of the REIT Party’s Affiliates or Subsidiaries.

“Eligible Lease” means, at any time, a lease (a) under which a Borrower is the lessee or holds equivalent rights and is the fee owner of the improvements or has a valid lease in existing improvements located thereon, (b) that on the date of acquisition has a remaining term of not less than thirty (30) years, (c) under which any required rental payment, principal or interest payment or other payment due under such lease from such Borrower to the ground lessor is not more than sixty (60) days past due, (d) where no party to such lease is subject to a then continuing Bankruptcy Event, (e) such lease (or a related document executed by the applicable ground lessor) contains customary provisions protective of any lender to the lessee and (f) where the Borrower’s interest in the underlying Real Property Asset or the lease is not subject to (i) any Lien other than Permitted Liens and other encumbrances acceptable to the Administrative Agent and the Required Lenders, in their discretion, or (ii) any Negative Pledge. The only Eligible Lease on the Closing Date is the Laurel Master Lease.

“Eligible Tenant” means an Operating Tenant (a) which is LHCC Properties, LLC; or (b) which has been consented to by the Administrative Agent, such consent not to be unreasonably withheld. If the Administrative Agent has not responded to the Borrower’s request for consent within fifteen (15) Business Days after the Borrower has submitted the required Tenant Background Information and the other conditions in Section 9.12(a) have been satisfied, then such Operating Tenant shall be deemed to be an Eligible Tenant.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Substances into the environment, including those related to wastes, air emissions and discharges to waste or public systems.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Parent Borrower within the meaning of Section 414(b) or (c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability by a Governmental Authority under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any ERISA Affiliate.

“Eurodollar Loan” means the Loan in the event that the Loan bears interest based on the Eurodollar Rate pursuant to the terms hereof.

“Eurodollar Rate” means the greater of :

(a) 0.50% per annum and

(b) for any Interest Period with respect to a Eurodollar Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which rate is approved by the Administrative Agent, as published by Bloomberg (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “LIBOR Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied as otherwise reasonably determined by the Administrative Agent.

“Eurodollar Reset Date” means (a) for the first Eurodollar Reset Date following the Closing Date, January 2, 2015, and (b) for each subsequent Eurodollar Reset Date, the first Business Day of the third calendar month after the month in which the immediately preceding Eurodollar Reset Date occurs.

“Event of Acceleration” means any of the events or conditions set forth in Sections 8.01(f), (g) or (j) with respect to any Borrower.

“Event of Default” has the meaning provided in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), as a result of a present or former connection between it and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from the Administrative Agent or any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Credit Document), (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which any Borrower is located, (c) any backup withholding tax that is required by the Internal Revenue Code to be withheld from amounts payable to a Lender that has failed to comply with clause (A) of Section 3.01(e)(ii), (d) in the case of a Foreign Lender (other than an assignee pursuant to a request by any Borrower under Section 10.13), any United States withholding tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law after the date such Foreign Lender becomes party to this Agreement) to comply with clause (B) of Section 3.01(e)(ii), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 3.01(a)(ii) or (iii), and (e) any withholding Taxes imposed under FATCA.

“Extension of Credit” means with respect to any Lender, collectively, all Advances and Loans made by such Lender.

“Facility Operating Leases” means the Laurel Master Lease and each other lease or master lease with respect to any Real Property Asset from the applicable Borrower as lessor, to an Eligible Tenant, which, in the reasonable judgment of the Administrative Agent, is substantially a triple net lease such that such Eligible Tenant is required to pay all taxes, utilities, insurance, maintenance, casualty insurance payments and other expenses with respect to the subject Real Property Asset (whether in the form of reimbursements or additional rent) in addition to the base rental payments required thereunder such that net operating income for such Real Property Asset (before non-cash items) equals the base rent paid thereunder, as the foregoing may be amended and extended from time to time after the Closing Date in accordance with and subject to the terms of this Agreement and, if required, the Facility Operating Lease SNDA applicable thereto.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code and any regulations promulgated thereunder or official interpretations thereof and any agreement entered into pursuant to Section 147(b)(1) of the Internal Revenue Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day immediately succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the immediately succeeding Business Day, and (b) if no such rate is so published on such immediately succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100th of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Flood Hazard Property” has the meaning provided in the definition of “Real Property Asset Deliverables” contained in this Section 1.01.

“Foreign Lender” means any Lender that is organized under the Laws of a jurisdiction other than that in which any Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fund” means any Person (other than a natural person) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” means, with respect to any Person (or consolidated group of Persons) at any date of determination (without duplication):

(a) all indebtedness of such Person for borrowed money;

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all direct obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(d) all unconditional obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

(e) all Capitalized Lease Obligations and Attributable Debt;

(f) all Funded Debt of other Persons secured by a Lien on any asset of such Person, whether or not such Funded Debt is assumed by such Person; provided, however, that the amount of such Funded Debt shall be the lesser of (A) the fair market value of such asset at that date of determination and (B) the amount of such Funded Debt;

(g) all Funded Debt of other Persons guaranteed by such Person to the extent such Funded Debt is guaranteed by such Person;

(h) to the extent not otherwise included in this definition or the definition of Consolidated Interest Expense, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Funded Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations of the type described above and, with respect to obligations under any guarantee, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided, however, that: (a) the amount outstanding at any time of any Funded Debt issued with original issue discount shall be deemed to be the face amount with respect to such Funded Debt less the remaining unamortized portion of the original issue discount of such Funded Debt at the date of determination in conformity with GAAP; (b) Funded Debt shall not include any liability for foreign, federal, state, local or other taxes; (c) Funded Debt shall not include any indemnification, earnouts, adjustment or holdback of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Funded Debt incurred by any Person acquiring all or any portion of such business, assets or subsidiary for the purpose of financing such acquisition; and (d) Funded Debt shall not include contingent obligations under performance bonds, performance guarantees, surety bonds, appeal bonds or similar obligations incurred in the ordinary course of business and consistent with past practices.

“GAAP” means generally accepted accounting principles in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board from time to time applied on a consistent basis, subject to the provisions of Section 1.03.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Materials Indemnity Agreement” means that certain Hazardous Materials Indemnity Agreement by Borrowers for the benefit of the Lenders dated as of the Closing Date in the form and substance satisfactory to the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.

“Hazardous Substance” means any toxic or hazardous substance, including petroleum and its derivatives regulated under the Environmental Laws.

“Healthcare Facilities” means any skilled nursing facilities, mentally and developmentally disabled facilities, rehab hospitals, long term acute care facilities, intermediate care facilities for the mentally disabled, medical office buildings, domestic assisted living facilities, independent living facilities or Alzheimer’s care facilities and any ancillary businesses that are incidental to the foregoing.

“Healthcare Laws” means any applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority with respect to regulatory matters primarily relating to patient healthcare (including Section 1128B of the Social Security Act, as amended, 42 U.S.C. Section 1320a-7b (Criminal Penalties Involving Medicare or State Health Care Programs), commonly referred to as the “Federal Anti-Kickback Statute,” Section 1877 of the Social Security Act, as amended, 42 U.S.C. Section 1395nn (Prohibition Against Certain Referrals), commonly referred to as “Stark Statute,” HIPAA and Civil Monetary Penalties Law, 42 U.S.C. § 1320a-7a).

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and the related regulations set forth at 45 CFR Parts 160 and 164.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all Funded Debt;

(b) all contingent obligations under letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c) net obligations under any Swap Contract;

(d) Support Obligations in respect of Indebtedness of another Person; and

(e) Indebtedness of any partnership or joint venture or other similar entity in which such Person is a general partner or joint venturer, and, as such, has personal liability for such obligations, but only to the extent there is recourse to such Person for payment thereof.

For purposes hereof, the amount of Indebtedness shall be determined based on Swap Termination Value in the case of net obligations under Swap Contracts under clause (c) and based on the outstanding principal amount of the Indebtedness that is the subject of the Support Obligations in the case of Support Obligations under clause (d).

“Indemnified Liabilities” has the meaning provided in Section 10.04(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning provided in Section 10.06.

“Information” has the meaning specified in Section 10.07.

“Interest Period” means for any Loan using the Eurodollar Rate, each period commencing on the date such initial Loan is made, or after the initial Interest Period, the most recent Eurodollar Reset Date, and ending on the last calendar day immediately preceding the next Eurodollar Reset Date; provided, that, if any Interest Period would otherwise end after the Maturity Date, such Interest Period shall be deemed to end on the Maturity Date. In no event may Borrowers have more than one (1) Interest Period in respect of Loans from all Lenders outstanding at any one time and to the extent any Loan does not qualify for such Interest Period, such loan shall bear interest at the Base Rate.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement with respect to interest rates.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock of another Person, (b) a loan, advance or capital contribution to, guaranty or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Borrowers.

“IRS” means the United States Internal Revenue Service.

“Joint Commission” has the meaning given to such term in Section 5.19(b).

“Laurel Acquisition” means that certain Acquisition by the Property Borrower, directly or indirectly, of the Real Property Assets as set forth on Schedule 5.12 as of the Closing Date, pursuant to the Laurel Acquisition Agreement.

“Laurel Acquisition Agreement” means that certain Asset Purchase Agreement dated as of November 5, 2014, by and among the Parent Borrower, as the buyer and Seller, as the seller, together with the exhibits and disclosure schedules thereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Laurel Master Lease” means that certain Amended and Restated Master Lease and Security Agreement dated as of July 1, 2014 by and between Diamond Senior Living, LLC, a Delaware limited liability company and LHCC Properties, LLC a Michigan limited liability company, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lease Coverage Ratio” means on the date of any substitution pursuant to Section 9.12(a) hereof, the ratio of (i) EBITDAR to (ii) the aggregate current rent payment for the most recently completed six (6) month period under the Eligible Leases on such date.

“Lender” means (a) each of the Persons identified as a “Lender” on the signature pages hereto and each Person who joins as a Lender pursuant to the terms hereof, together with their respective successors and assigns and (b) solely for the purpose of obtaining the benefit of the Liens granted to the Administrative Agent for the benefit of the Lenders under the Collateral Documents, a Person to whom any Obligations in respect of a Secured Swap Contract are owed. For avoidance of doubt, any Person to whom any Obligations in respect of a Secured Swap Contract are owed and which does not hold any portion of the Loan or Commitment shall not be entitled to any other rights as a “Lender” under this Agreement.

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth in such Lender’s Administrative Questionnaire or such other office or offices as a Lender may from time to time notify the Borrowers and the Administrative Agent.

“Licenses” means such permits, licenses, franchises, certificates and other approvals or authorizations of Governmental Authorities.

“Lien” means any mortgage, deed of trust, deed to secured debt, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” shall mean, collectively, the amounts advanced by the Lenders to the Borrowers under the Commitment, not to exceed the amount of the Commitment.

“Loan to Value Ratio” means the ratio of (i) the outstanding amount of the Loan at any time of determination, to (ii) the aggregate value, of the Real Property Assets securing the Loan, as determined by the most recent appraisal of such Real Property Assets.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect on, the operations, business, assets, properties, liabilities (actual or contingent), performance, condition (financial or otherwise) or prospects of the Credit Parties, taken as a whole, (b) a material impairment of the material rights and remedies of the Administrative Agent or any Lender under any Credit Document, or of the ability of the Credit Parties, taken as a whole, to perform its material obligations under any Credit Document to which it is a party, or (c) a material adverse effect upon a substantial portion of the Collateral or a material adverse affect upon the legality, validity, binding effect or enforceability against any Credit Party of this Credit Agreement, the Notes, or the Hazardous Materials Indemnity Agreement.

“Material Contract” means, any agreement the breach, nonperformance or cancellation of which could reasonably be expected to have a Material Adverse Effect; provided that Facility Operating Leases shall not be considered Material Contracts under this Agreement.

“Maturity Date” shall mean December 17, 2019, or such earlier date as payment of the Loan shall be due (whether by acceleration or otherwise).

“Medicaid” means the medical assistance programs administered by state agencies and approved by CMS pursuant to the terms of Title XIX of the Social Security Act, codified at 42 U.S.C. §§ 1396 et seq. and related regulations.

“Medical Services” means medical and health care services provided to a Person, including, but not limited to, medical and health care services provided to a Person which are covered by a policy of insurance, and includes, without limitation, physician services, nurse and therapist services, dental services, hospital services, skilled nursing facility services, comprehensive outpatient rehabilitation services, home health care services, residential and out-patient behavioral healthcare services, and medicine or health care equipment provided to a Person for a necessary or specifically requested valid and proper medical or health purpose.

“Medicare” means the program of health benefits for the aged and disabled administered by CMS pursuant to the terms of Title XVIII of the Social Security Act, codified at 42 U.S.C. §§ 1395 et seq. and related regulations.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Instrument” means, for any Real Property Asset, a first lien priority fee or leasehold mortgage, deed of trust or deed to secure debt in favor of the Administrative Agent (for the benefit of the Lenders) with respect to such Real Property Asset. Each Mortgage Instrument shall be in form and substance satisfactory to the Administrative Agent and suitable for recording in the applicable jurisdiction.

“Mortgage Policies” shall have the meaning assigned to such term in the definition of “Real Property Asset Deliverables” contained in this Section 1.01.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Negative Pledge” means any agreement (other than this Credit Agreement or any other Credit Document) that in whole or in part prohibits the creation of any Lien on any assets of a Person.

“Notes” shall mean each of those certain promissory notes, dated as of the Closing Date, in the aggregate original principal amount not to exceed $180,000,000.00, and issued in the amount of its Commitment to each of the Lenders who requests such a Note by the Borrower and any other promissory note issued by the Borrower to evidence the Loan pursuant to this Agreement, each substantially in the form of Exhibit D attached hereto, and any extensions, renewals, or amendments to, or replacements of, the forgoing.

“Obligations” means, without duplication, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding and (b) all obligations under any Secured Swap Contract of any Credit Party to which a Secured Swap Counterparty is a party.

“Omega Merger Agreement” means that certain Agreement and Plan of Merger, dated as of October 30, 2014, by and among Omega Healthcare Investors, Inc., OHI Healthcare Properties Holdco, Inc., OHI Healthcare Properties Limited Partnership, L.P., the REIT Party and Aviv Healthcare Properties Limited Partnership, as such agreement is amended from time to time.

“Operating Tenant” means any Person who is a lessee with respect to the Facility Operating Leases or any other lease of an entire Real Property Asset held by any Borrower as lessor or as an assignee of the lessor thereunder.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Credit Document.

“Outstanding Amount” means the aggregate outstanding principal amount of the Loan after giving effect to any prepayments or repayments of the Loan, as the case may be, occurring on such date.

“Overpaying Borrower” has the meaning provided in Section 2.10(j).

“Overpayment Amount” has the meaning provided in Section 2.10(j).

“Parent Borrower” has the meaning specified in the introductory paragraph hereto.

“Participant” has the meaning provided in Section 10.06(d).

“Patriot Act” means the USA Patriot Act, Pub. L. No. 107-56 et seq.

“Payment Date” has the meaning provided in Section 2.02(a)(i)(B), and is the date that a regularly scheduled payment of interest is due.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any ERISA Affiliate or to which any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Fund Manager” means any Person that on the date of determination is (i) a nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to any case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors.

“Permitted Holders” means (a) LG Aviv L.P. (and any other investment fund that is an Affiliate of Lindsay Goldberg LLC), Craig Bernfield (and any other member of management of the REIT Party or entities controlled by Craig Bernfield or any other member of management and established for estate planning purposes), (b) Shifra Karkomi (and any of her lineal descendants or entities controlled by them and established for estate planning purposes), (c)

Omega Healthcare Investors, Inc., a Maryland corporation or any wholly-owned Affiliate thereof, and (d) any publicly traded REIT (other than the REIT Party) for whom the Administrative Agent and the Lenders have received all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under money-laundering, anti-terrorism and other similar regulations and activities unless the principals, owners, officers and directors of such REIT do not meet the eligibility, credit, management and other standards customarily applied by Administrative Agent and the Lenders, to be reasonably determined by Administrative Agent, including but not limited to, any standards with respect to (i) previous relationships between Administrative Agent or any Lender and the REIT and its principals and (ii) the reputation for integrity, honesty and veracity of the REIT and its principals, owners, officers and directors.

“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA), in each case, (i) which are not yet due and payable or (ii) which are not required to be paid in accordance with Section 6.06(a); (b) Liens evidencing the claims of materialmen, mechanics, carders, warehousemen or landlords for labor, materials, supplies or rentals, in each case, incurred in the ordinary course of business and which are not at the time required to be paid or discharged; provided, that with respect to any Real Property Asset, no exception is taken therefor in the related Mortgage Policy or such Mortgage Policy otherwise affirmatively insures over such Liens in form and substance satisfactory to the Administrative Agent or otherwise contests in accordance with Section 7.01; (c) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workmen’s compensation, unemployment insurance or similar applicable Laws; (d) zoning restrictions, easements, rights-of-way, covenants, reservations and other rights, restrictions or encumbrances of record on the use of Real Property Assets, which do not materially detract from the value of such property or materially impair the use thereof for the business of such Person; (e) Liens in existence as of the Closing Date as set forth on Schedule 7.01 and, with respect to the Real Property Assets, as set forth on the Mortgage Policies (or updates thereto) delivered in connection herewith; (f) Liens, if any, securing the Obligations in favor of the Administrative Agent for the benefit of the Lenders; (g) Liens arising pursuant to the Facility Operating Leases, the Prime Leases, or leases or subleases of immaterial portions of any Real Property Asset owned by any of the Borrowers granted to others not interfering in any material respect with such Real Property Asset or the business of the applicable Borrower; (h) liens created by or resulting from any litigation or legal proceeding that does not constitute an Event of Default which is being contested in good faith in accordance with Section 7.01; (i) additional Liens so long as the principal amount of Indebtedness and other obligations secured thereby does not exceed $3,000,000 in the aggregate for all Borrowers at any one time outstanding and (j) Liens and encumbrances accepted or permitted in writing by the Administrative Agent.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by Parent Borrower or, with respect to any such plan that is subject to Section 412 of the Internal Revenue Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” has the meaning specified in Section 6.02.

“Prepayment Premium” means (a) one percent (1%) of the outstanding amount of the Loan for the period from January 1, 2016 through and including January 1, 2017 and (b) zero, at all times thereafter.

“Prime Leases” means with respect to the Hendersonville facility, that certain Lease Agreement dated January 1, 1992 by and between Elderberry Nursing Home, Inc. (succeeded by Elderberry of Hendersonville, LLC) as landlord and Laurel Health Care Company of North Carolina, Inc. as tenant, as amended and extended by Agreement dated July 1, 2001, as further amended and extended by a Second Amendment and Extension of Lease dated July 1, 2005, and as further amended by a Third Amendment of Lease dated March 27, 2007; and with respect to the Willow Creek facility, that certain Lease Agreement dated February 25, 2005 by and between CLC RE LLC (succeeded by G & E HC REIT II Midlothian SNF, LLC), as landlord and Oak Health Care Investors of Richmond, Virginia, Inc. as tenant.

“Prohibited Person” means any Person (i) listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”); (ii) that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions, of the Executive Order; (iii) with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order; (iv) who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; (v) that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or who is an Affiliate of a Person listed in clauses (i) - (v) above.

“Qualified ECP Guarantor” means, at any time, each Credit Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Healthcare Executive” means a reputable individual or management company with executive experience managing a healthcare property management company.

“Qualified Transferee” means one or more of the following:

(a) a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (a) satisfies the Eligibility Requirements;

(b) investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (b) satisfies the Eligibility Requirements;

(c) an institution substantially similar to any of the foregoing entities described in clauses (a) or (b) that satisfies the Eligibility Requirements;

(d) any entity directly or indirectly which controls, is controlled by, or is under common control with, any of the entities described in clauses (a), (b) or (c) above, provided that any such Person referred to in this clause (d) satisfies the Eligibility Requirements; or

(e) an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (a), (b), (c) or (d) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that otherwise are described in (a), (b), (c) or (d) of this definition, provided that any such Person referred to in this clause (e) satisfies the Eligibility Requirements.

“Real Property Asset” means, a parcel of real or leasehold property, together with all improvements (if any) thereon (including all tangible personal property owned by the person owning such real or leasehold property) owned in fee simple or leased pursuant to an Eligible Lease by any Borrower; “Real Property Assets” means a collective reference to each Real Property Asset. Each parcel of real property identified on Schedule 5.12 is a Real Property Asset, other than the Unimproved Properties, which shall be deemed not to be Real Property Assets.

“Real Property Asset Deliverables” means, with respect to any Real Property Asset, a collective reference to each of the following (with each such item to be in form and substance reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent with reasonably sufficient notice to allow review of same) unless otherwise waived by the Administrative Agent in its reasonable discretion:

(a) a fully executed and notarized Mortgage Instrument with respect to such Real Property Asset and a related legal opinion from special local counsel to the Borrowers opining as to the propriety of the form of such documents for recording in the applicable jurisdiction and such other matters as may be reasonably required by the Administrative Agent;

(b) a fully executed copy of any Facility Operating Lease applicable to such Real Property Asset, together with an estoppel certificate from the applicable Eligible Tenant and, to the extent required under the terms of the Facility Operating Lease, a subordination, non-disturbance and attornment agreement with respect to such Facility Operating Lease (the “Facility Operating Lease SNDA”), the form of such Facility Operating Lease SNDA shall be as required under the Facility Operating Lease or, if no form is prescribed under the terms of the Facility Operating Lease, then such other form as is reasonably acceptable to the applicable Borrower, the applicable Eligible Tenant and the Administrative Agent;

(c) in the case of a Real Property Asset which constitutes a ground leasehold interest, evidence that (i) the applicable lease, a memorandum of lease with respect thereto, or other evidence of such lease in form and substance reasonably satisfactory to the Administrative Agent, has been properly recorded in all places to the extent necessary or desirable, in the reasonable judgment of the Administrative Agent, so as to enable the Mortgage Instrument encumbering such leasehold interest to effectively create a valid and enforceable first priority lien (subject to Permitted Liens and required landlord consents) on such ground leasehold interest in favor of the Administrative Agent (or such other Person as may be required or desired under local law) for the benefit of Lenders and (ii) such lease qualifies as an Eligible Lease hereunder, together with such estoppels, waivers, consents and/or agreements from the lessor under such Eligible Lease as are required by the terms thereof or otherwise reasonably requested by the Administrative Agent; provided, that, no more than 7 such ground leaseholds shall exist at any time;

(d) maps or plats of an as-built survey of the site constituting the Real Property Asset sufficient in all cases to delete the standard survey exception from the applicable Mortgage Policy;

(e) a FIRREA-compliant MAI appraisal, commissioned, reviewed and approved by the Administrative Agent (or otherwise acceptable to the Administrative Agent, in its discretion) with respect to such Real Property Asset;

(f) reasonable evidence as to the compliance of such Real Property Asset and the improvements related thereto with applicable zoning and use requirements; zoning letters or an appropriate zoning endorsement to the Applicable Mortgage Policy shall be deemed reasonably satisfactory evidence of compliance;

(g) an ALTA mortgagee title insurance policy (or its equivalent in non-ALTA jurisdictions) with respect to the applicable Real Property Asset (each, a “Mortgage Policy” and collectively, the “Mortgage Policies”), assuring the Administrative Agent that the Mortgage Instrument creates a valid and enforceable first priority mortgage lien on the applicable Real Property Asset in an amount equal to its Allocated Loan Value, free and clear of all defects and encumbrances except Permitted Liens, which Mortgage Policy shall (i) be in an amount acceptable to the Administrative Agent, (ii) be from an insurance company reasonably acceptable to the Administrative Agent (it being agreed that Chicago Title Insurance Company is acceptable to the Administrative Agent), (iii) include such available endorsements and reinsurance as the Administrative Agent may reasonably require and (iv) otherwise satisfy the reasonable title insurance requirements of the Administrative Agent;

(h) evidence as to whether the applicable Real Property Asset is in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”) and if such Real Property Asset is a Flood Hazard Property, (i) the applicable Borrower’s written acknowledgment of receipt of written notification from the Administrative Agent (A) as to the fact that such Real Property Asset is a Flood Hazard Property and (B) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (ii) copies of insurance policies or certificates of insurance evidencing flood insurance reasonably satisfactory to the Administrative Agent and naming the Administrative Agent as sole loss payee on behalf of the Lenders under a standard mortgagee endorsement;

(i) copies of any material subleases which would be required to be disclosed on Schedule 5.12 hereof with respect to such Real Property Asset;

(j) reasonable evidence that the Operating Tenant under the applicable Facility Operating Lease is an Eligible Tenant;

(k) a Phase I environmental assessment and, if reasonably required by the Administrative Agent, a Phase II environmental assessment, from an environmental consultant acceptable to the Administrative Agent, dated as of a date reasonably acceptable to the Administrative Agent and indicating that, as of such date, no Hazardous Substances or other conditions on, under or with respect to the applicable Real Property Asset constitute a violation of any Environmental Laws and that, in any case, no commercially unreasonable amount of any Hazardous Substances are located on or under such Real Property Asset;

(l) a current engineering report or architect’s certificate with respect to such Real Property Asset, covering, among other matters, inspection of heating and cooling systems, roof and structural details and showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards (the “Property Condition Report” whether one or more), which shall, if reasonably requested by Administrative Agent, also include an assessment of such Real Property Asset’s tolerance for earthquake and seismic activity;

(m) if required by the Administrative Agent and to the extent available, certificates of occupancy for each such Real Property Asset or evidence of the issuance thereof; and

(n) reasonable evidence of insurance coverage with respect to such Real Property Asset meeting the requirements set forth herein and establishing the Administrative Agent as loss payee, as required pursuant to the terms hereof.

“Register” has the meaning provided in Section 10.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Borrower as prescribed by the Securities Laws.

“REIT” means a real estate investment trust as defined in Sections 856-860 of the Internal Revenue Code.

“REIT Party” means, Aviv REIT, Inc., a Maryland corporation, or the ultimate parent entity of any successor entity pursuant to the terms of the Omega Merger Agreement.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Release Price” has the meaning provided in Section 9.12.

“Release Project” has the meaning provided in Section 9.12.

“Rent Yield” means the ratio, expressed as a percentage, as of any date of determination, of (a) Rental Revenue for the most recently completed two fiscal quarter period times 2, to (b) the average daily outstanding principal balance of the Loan during such two fiscal quarter period.

“Rental Revenue” means all cash amounts collected by the Borrowers relating to the Real Property Assets (which shall include (i) rental income characterized for accounting purposes as interest on or repayments of loans for tenant improvements but excluding any notes payable for past due rent and any rent for any Real Property Asset for any time it is operated by any Credit Party or Affiliate as a Short Term Operator and (ii) accrued rental reasonably acceptable to the Administrative Agent for assets transitioned in the most recently completed twelve (12) month period provided that with respect to any ground leased Real Property Asset, all such cash amounts collected shall be net of any rental payments required to be paid by the Borrowers under any such ground lease) for the period in question (and if none specified, then for the most recently completed four fiscal quarter period, as determined under GAAP (excluding any straight lining of rent), but excluding (a) nonrecurring income and non-property related income and any notes payable (as determined by Administrative Agent in its reasonable discretion) and income from tenants and/or residents that is classified as “bad debt” under generally accepted accounting principles, (b) other revenue for such period not to exceed ten percent (10%) of the amounts included in clause (a) above for laundry, vending, parking and other occupancy payments (but excluding late fees and interest income) based upon collections for such period; and (c) amounts during any such restoration under Section 6.19.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Lenders” means, as of any date of determination, two or more unaffiliated Lenders entitled to vote hereunder the total of whose Commitment Percentage exceeds 50%; provided that the Commitment Percentage held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chief executive officer, president, chief operating officer, secretary and chief financial officer of the Parent Borrower or REIT Party. Any document delivered hereunder that is signed by a Responsible Officer of the REIT Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrowers and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrowers.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Sale and Leaseback Transaction” means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to any Borrower of any property, whether owned by any Borrower at the Closing Date or later acquired, which has been or is to be sold or transferred by any Borrower to such Person or any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Pages/default.aspx, or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Pari Swap Contract” means a Secured Swap Contract with a Secured Swap Counterparty the obligations under which are secured pari passu with the Obligations hereunder.

“Secured Subordinated Swap Contract” means a Secured Swap Contract with a Secured Swap Counterparty the payment obligations under which and Liens securing are fully subordinated to the Obligations (excluding Secured Subordinated Swap Contracts) hereunder pursuant to a subordination agreement in form and substance reasonably satisfactory to the Administrative Agent.

“Secured Swap Contract” means any Swap Contract that (a) has been entered into with a Secured Swap Counterparty, (b) in the case of a Swap Contract not entered into with or provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, is expressly identified as being a “Secured Swap Contract” hereunder in a joint notice from such Credit Party and such Person delivered to the Administrative Agent reasonably promptly after the execution of such Swap Contract and (c) meets the requirements of Section 7.02(d).

“Secured Swap Counterparty” means (a) a Person who has entered into a Swap Contract with a Credit Party if such Swap Contract was provided or arranged by the Administrative Agent or an Affiliate of the Administrative Agent, and any assignee of such Person or (b) a Lender or an Affiliate of a Lender who has entered into a Swap Contract with a Credit Party (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of the Swap Contract).

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the security and pledge agreement dated as of the Closing Date in the form of Exhibit E as amended, supplemented, restated or otherwise modified from time to time.

“Seller” means Diamond Senior Living, LLC, a Delaware limited liability company.

“Short Term Operator” means any Credit Party which due to exigent circumstances becomes the operator of any Real Property Asset provided that such operation shall not continue for more than nine months from its inception and shall impact no more than 3 Real Property Assets at any time or as otherwise reasonably acceptable to the Administrative Agent.

“Solvent” means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“State Regulator” means the applicable state department of health or other applicable state regulatory agency with jurisdiction over the Borrower, the Eligible Tenants or the Real Property Assets with respect to the Healthcare Laws affecting the maintenance, use or operation of the Real Property Assets or the provision of services to the occupants of the Real Property Assets.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise provided, “Subsidiary” shall refer to a Subsidiary of the Parent Borrower and shall include all of the Borrowers.

“Support Obligations” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Support Obligations shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Support Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Swap Contract” means any Currency Agreement or Interest Rate Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination values determined in accordance therewith, such termination values, and (b) for any date prior to the date referenced in clause (a), the amounts determined as the mark-to-market values for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement that is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenant” means any Person who is a lessee (or if a Credit Party holds a leasehold interest, a sublessee) with respect to any lease held by a Credit Party as lessor (or sublessor, as applicable) or as an assignee of the lessor (or sublessor, as applicable) thereunder.

“Tenant Background Information” means standard background checks and due diligence related to compliance with the Bank Secrecy Act, the Patriot Act and any other federally regulated customer due diligence requirements that may be or become applicable to any tenant or potential tenant.

“Threshold Amount” means $3,000,000.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Internal Revenue Code for the applicable plan year.

“United States” or “U.S.” means the United States of America.

1.02. Interpretive Provisions.

With reference to this Credit Agreement and each other Credit Document, unless otherwise provided herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(ii) Unless otherwise provided or required by context, Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Credit Document.

1.03. Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, except as otherwise specifically prescribed herein.

(b) The Parent Borrower will provide a written summary of material changes in GAAP or in the consistent application thereof with each annual and quarterly Compliance Certificate delivered in accordance with Section 6.02(a). If at any time any change in GAAP or in the consistent application thereof would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Parent Borrower or the Required Lenders shall object in writing to determining compliance based on such change, then such computations shall continue to be made on a basis consistent with the most recent financial statements delivered pursuant to Section 6.01(a) or (b) as to which no such objection has been made.

1.04. Rounding.

Any financial ratios required to be maintained by the Credit Parties pursuant to this Credit Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05. References to Agreements and Laws.

Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Credit Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06. Times of Day.

Unless otherwise provided, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

COMMITMENTS AND ADVANCES

2.01. Commitment.

The Lenders agree, severally, in accordance with their respective Commitment Ratios, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend to the Borrowers on the Closing Date an amount which does not exceed the Aggregate Commitment. Once repaid, Advances under the Commitment may not be reborrowed.

2.02. Repayment of the Loans.

The Loan shall be payable as follows:

(a) Interest and Principal Payments.

(i) The Borrowers shall pay a payment of interest only on the Closing Date for the period from the date hereof through the last day of the current month computed at the Contract Rate.

(ii) Commencing on February 1, 2015, and continuing on the first (1st) day of each calendar month thereafter (each such date a “Payment Date”), the Borrowers shall pay interest only in arrears computed at the Contract Rate on the outstanding principal balance of the Loan.

(iii) Commencing on February 1, 2017, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date, the Borrowers shall pay installments of principal and interest on the Loan in the amounts set forth in the amortization schedule attached hereto as Part 1 of Schedule 2.02, which payment schedule is based on a thirty (30) year amortization schedule. Each of such payments shall be applied (A) to the payment of interest computed at the Contract Rate and (B) the balance applied toward reduction of the principal sum.

(b) Replacement Amortization Schedules. After giving effect to any voluntary prepayments hereunder, the Borrower Representative shall have the right to receive an updated amortization schedule twice during the term hereof upon request to the Administrative Agent which payment schedule will be based on a thirty (30) year amortization schedule and included thereafter as Parts 1 and/or 2, of Schedule 2.02, as applicable.

(c) Maturity. On the Maturity Date, the Borrower shall pay to the Lender all outstanding principal, accrued and unpaid interest, default interest, late charges and any and all other Obligations due under the Credit Documents.

2.03. Prepayments.

(a) Voluntary Prepayments. The Loan may not be repaid prior to January 1, 2016; provided, however, that in the event the Borrower requests the Administrative Agent and the Required Lenders consent to an event or event that would result in a Change of Control and the Administrative Agent and the Required Lenders refuse to consent or fail to consent within 15 Business Days after receipt of the Borrower’s written request for same, the Loan may be repaid prior to January 1, 2016, so long as such prepayment is accompanied by a prepayment premium of one percent (1%) of the outstanding amount of the Loan, all accrued and unpaid interest on the Loan, and breakage amounts, if any, under Section 3.05. On and after January 1, 2016, the Loan may be repaid in whole, or in part, provided that (i) notice thereof must be received by 11:00 a.m. by the Administrative Agent at least three (3) Business Days prior to the date of prepayment, and (ii) any such prepayment shall be accompanied by all accrued and unpaid interest on the Loan, the applicable Prepayment Premium, and breakage amounts, if any, under Section 3.05. Each such notice of voluntary prepayment hereunder shall be irrevocable and shall specify the Loan is to be prepaid. Prepayments on the Loan under this Section 2.03(a)(i) shall be applied to prepay the Loan as determined by the Administrative Agent is its reasonable discretion. The Administrative Agent will give prompt notice to the Lenders of any prepayment on the Loan and the Lender’s interest therein. No amounts of principal paid on the Loan may be reborrowed, and any prepayment of the Loan shall be deemed to permanently reduce the Loan Commitment for each Lender and in the aggregate.

(b) Prepayment Due to Casualty, Condemnation or Dispositions. In the event of a prepayment resulting from Lender’s application of insurance or condemnation proceeds pursuant to Section 6.19, Section 6.20 or Section 7.05 hereof, respectively, no Prepayment Premium shall be imposed.

(c) Character of Prepayment Premium. The Prepayment Premium does not constitute a penalty, but rather represents the reasonable estimate, agreed to between the Borrower and the Lenders, of fair compensation for the loss that may be sustained by the Lenders due to the payment of the Obligations under the Loan prior to the Maturity Date.

2.04. Interest.

(a) Subject to the provisions of subsection (b) below, the Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Contract Rate.

(b) If any amount payable by the Borrowers under any Credit Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, upon the written request of the Administrative Agent at the direction of the Required Lenders, from and after receipt by the Borrowers of such written request and while any Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) In addition to the application of the Default Rate of interest to past due amounts hereunder, if Borrower fails to pay any installment of interest or principal within five (5) days after the date on which the same is due, Borrowers shall pay to Administrative Agent a late charge on such past due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable Law. The foregoing late charge is intended to compensate Administrative Agent and Lenders for the expenses incident to handling any such delinquent payment and for the losses incurred by Administrative Agent and Lenders as a result of such delinquent payment. Borrowers agree that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses Administrative Agent and Lenders will incur by reason of late payment. Borrowers, Administrative Agent and Lenders further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the Default or Event of Default arising from the past due installment, and shall not prevent Administrative Agent from exercising any other rights or remedies available to Administrative Agent with respect to such Default or Event of Default.

(d) Interest on the Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.05. Fees and Expenses.

(a) Administrative Agent’s Fees. The Borrowers agree to pay the Administrative Agent such fees as provided in the Administrative Agent’s Fee Letter or as may be otherwise agreed by the Administrative Agent and the Borrowers from time to time.

(b) Other Fees. On the Closing Date, the Borrowers shall pay to Administrative Agent (for the ratable benefit of the Lenders) a commitment fee equal to one percent (1%) of the Aggregate Commitment. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.06. Computation of Interest.

All computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

2.07. Payments Generally.

(a) All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the immediately succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) Unless any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that such Lender will not make such payment, the Administrative Agent may assume that such Lender has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrowers to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Advance. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrowers, and the Borrowers shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the Loan. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Administrative Agent or the Borrowers may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (c) shall be conclusive, absent manifest error.

(d) If any Lender makes available to the Administrative Agent funds for any Advance to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Advance set forth in Section 4.01 are not satisfied or waived in accordance with the terms hereof or for any other reason, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender within one (1) Business Day, without interest.

(e) The obligations of the Lenders hereunder to make the Loan and to fund Advances are several and not joint. The failure of any Lender to make any Advance or to fund any such participation or to make a payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, nor relieve Borrowers from any obligations hereunder to the Lenders which fulfill such obligations and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).

(f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g) If at any time insufficient funds are received by or are available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

2.08. Sharing of Payments.

If any Lender shall obtain on account of the Advances made by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any payments made to a Lender in error by the Administrative Agent (which such payments shall be returned by the Lender to the Administrative Agent immediately upon such Lender’s obtaining knowledge that such payment was made in error)) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Advances made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Advances or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.08) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Credit Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

2.09. Evidence of Debt.

The Loan made by the Lenders shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loan made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. The Borrowers shall execute and deliver to the Administrative Agent a Note for each Lender requesting a Note, which Note shall evidence such Lender’s share of the Loan in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of the Loan and payments with respect thereto.

2.10. Joint and Several Liability of the Borrowers.

(a) Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

(b) Each Borrower hereby agrees such Borrower is, and each such Borrower’s successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the Obligations arising under this Credit Agreement and the other Credit Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 2.10 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 2.10 shall be absolute and unconditional.

(c) If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The guaranty obligations of each Borrower under the provisions of this Section 2.10 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Credit Agreement or any other circumstances whatsoever, including without limitation, the following:

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Credit Agreement, any other Credit Document or any other agreement, document or instrument to which any other Borrower is or may become a party;

(ii) the absence of any action to enforce this Credit Agreement (including this Section 2.10) or any other Credit Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect any Lien or any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);

(iv) the insolvency of any other Borrower;

(v) the institution of any proceeding under the Federal Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;

(vi) any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;

(vii) the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of Administrative Agent’s claim(s) for repayment of any of the Obligations; or

(viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.

(e) Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Credit Agreement), or of any demand for any payment under this Credit Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Credit Agreement), notice of any action at any time taken or omitted by the Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, except as expressly provided herein, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement, except as expressly provided herein. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Credit Agreement, any and all other indulgences whatsoever by the Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of the Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this Section 2.10, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 2.10, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 2.10 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Borrower under this Section 2.10 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender.

(f) Notwithstanding anything to the contrary in this Agreement or in any other Credit Document, and except as set forth in Section 2.10(j) with respect to any obligations to another Borrower, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 2.10, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.10.

(g) If Administrative Agent or any Lender may, under applicable Law, proceed to realize its benefits under any of the Credit Documents giving Administrative Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 2.10. If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable Laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Credit Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Obligations.

(h) The provisions of this Section 2.10 are made for the benefit of the Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Lender first to marshal any of its claims or to exercise any of its rights against any of the other Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 2.10 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this Section 2.10 will forthwith be reinstated and in effect as though such payment had not been made.

(i) Each Borrower’s liability under this Section 2.10 shall be limited to an amount not to exceed as of any date of determination the greater of the following:

(i) the amount of the Loan allocated to each Borrower as set forth on Schedule 2.10 hereto (the “Allocable Amount”); and

(ii) the amount that could be claimed by Administrative Agent and any Lender from such Borrower under this Section 2.10 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 2.10(j) below.

(j) Contribution with Respect to Guaranty Obligations.

(i) To the extent that any Borrower (the “Overpaying Borrower”) incurs (i) any payment in excess of its Allocable Amount, or (ii) a loss of its Collateral due to the foreclosure (or other realization by lenders) of, or the delivery of deeds in lieu of foreclosure relating to it Collateral, and the value of such Collateral exceeded its Allocable Share (the “Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to Lenders under the Credit Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocable Amount. Any such contribution payments shall be made within ten (10) Business Days after demand therefor.

(ii) This Section 2.10(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 2.10(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 2.10(a) above. Nothing contained in this Section 2.10(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iii) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(iv) The rights of the indemnifying Borrowers against other Borrowers under this Section 2.10(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.

(k) The liability of Borrowers under this Section 2.10 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lender under this Agreement and the other Credit Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

(l) Notwithstanding the foregoing, to the extent any Borrower is not a Qualified ECP Guarantor, such Borrower shall not be jointly and severally liable for any Obligation under any Swap Contract.

2.11. Appointment of Parent Borrower as Legal Representative for Credit Parties.

Each of the Credit Parties hereby appoints the Parent Borrower to act as its exclusive legal representative for all purposes under this Credit Agreement and the other Credit Documents (including, without limitation, with respect to all matters related to repayment of the Loan as described in Article II and Article III hereof) (in such capacity, the “Borrower Representative”). Each of the Credit Parties acknowledges and agrees that (a) the Borrower Representative may execute such documents on behalf of all the Credit Parties as the Borrower Representative deems appropriate in its reasonable discretion and each Credit Party shall be bound by and obligated by all of the terms of any such document executed by the Borrower Representative on its behalf, (b) any notice or other communication delivered by the Administrative Agent or any Lender hereunder to the Borrower Representative shall be deemed to have been delivered to each of the Credit Parties and (c) the Administrative Agent and each of the Lenders shall accept (and shall be permitted to rely on) any document or agreement executed by the Borrower Representative on behalf of the Credit Parties (or any of them). The Borrowers must act through the Borrower Representative for all purposes under this Credit Agreement and the other Credit Documents. Notwithstanding anything contained herein to the contrary, to the extent any provision in this Credit Agreement requires any Credit Party to interact in any manner with the Administrative Agent or the Lenders, such Credit Party shall do so through the Borrower Representative.

2.12. Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.06), shall be applied at such time or times as may be determined by the Administrative Agent as follows; provided that this section shall only be deemed to apply to a Defaulting Lender that has achieved such status solely as a result of the failure to fund its obligations hereunder and not for any other reason: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fourth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(b) Defaulting Lender Cure. Upon cure by a Defaulting Lender of the circumstances by which it became a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances (in the aggregate) to be held on a pro rata basis by the Lenders in accordance with their applicable Commitment Percentages; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01. Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Credit Party shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or any Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and (iii) such Credit Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Payment of Other Taxes by the Credit Parties. Without limiting the provisions of subsection (a) above, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender imposed with respect to payments by or on account of any obligation of the Credit Parties hereunder or under any other Credit Document, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, except for any interest, penalties, or expenses caused by the failure of the Administrative Agent or a Lender, as the case may be, to pay any such Indemnified Taxes or Other Taxes when due. A reasonably detailed certificate as to the amount of such payment or liability delivered to any

Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything herein to the contrary, the Administrative Agent and the Lenders shall not be indemnified for any Indemnified Taxes or Other Taxes hereunder unless such Administrative Agent or Lender shall make written demand on the Borrowers for such reimbursement no later than 180 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon the Administrative Agent or Lender for payment of such Indemnified Taxes or Other Taxes, and (ii) the date on which such Administrative Agent or Lender has made payment of such Indemnified Taxes or Other Taxes; provided that if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, the Borrower Representative shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders. (i) Each Lender shall deliver to the Borrower Representative and to the Administrative Agent, at the time or times prescribed by applicable laws or when reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower Representative or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Credit Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Borrowers pursuant to this Agreement or otherwise to establish such Lender’s status for withholding tax purposes in the applicable jurisdiction.

(ii) Without limiting the generality of the foregoing, if such Borrower is resident for tax purposes in the United States,

(A) any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower Representative and the Administrative Agent executed originals of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable laws or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent, as the case may be, to determine that such Lender is not subject to backup withholding or information reporting requirements; and

(B) each Foreign Lender that is entitled under the Internal Revenue Code or any applicable treaty to an exemption from or reduction of withholding tax with respect to payments hereunder or under any other Credit Document shall deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Representative or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI,

(III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Internal Revenue Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Internal Revenue Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Internal Revenue Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(V) executed originals of any other form prescribed by applicable laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(C) each Lender shall deliver to the Administrative Agent and the Borrower Representative such documentation reasonably requested by the Administrative Agent or the Borrower Representative sufficient for the Administrative Agent and the Borrowers to comply with their obligations under FATCA and to determine whether payments to such Lender are subject to withholding tax under FATCA.

(iii) Each Lender shall promptly (A) notify the Borrower Representative and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for taxes from amounts payable to such Lender.

(f) Refunds of Indemnified Taxes or Other Taxes. If the Administrative Agent or a Lender determines, in its reasonable discretion, that it has received a refund or credit of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 3.01, it shall pay over such refund or credit to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 3.01 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund or credit), net of all reasonable out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, as the case may be, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender, as the case may be, in the event it is required to repay such refund or credit to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower.

3.02. Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund its Extension of Credit using the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrowers through the Administrative Agent, any obligation of such Lender to continue its Extension of Credit at the Eurodollar Rate shall be suspended until such Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrowers shall either (a) agree to substitute the Base Rate for the Eurodollar Rate on the outstanding Extension of Credit or (b) upon demand from such Lender (with a copy to the Administrative Agent), prepay such Lender’s Extension of Credit on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its Extension of Credit to such day, or immediately, if such Lender may not lawfully continue to maintain its Extension of Credit. Upon any such prepayment or substitution of the Base Rate, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03. Inability to Determine Rates.

If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate with respect to any Eurodollar Reset Date proposed, or that the Eurodollar Rate for any Eurodollar Reset Date does not adequately and fairly reflect the cost to such Lenders of funding such Advance, the Administrative Agent will promptly so notify the Parent Borrower and each Lender. Thereafter, the obligation of the Lenders to maintain or reset the Eurodollar Rate shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrowers may substitute a request for a reset of the interest rate using the Base Rate.

3.04. Increased Cost and Reduced Return; Capital Adequacy; Reserves.

(a) If any Lender determines that as a result of a Change in Law, or such Lender’s compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining the Loan, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes (as to which Section 3.01 shall govern) and (ii) reserve requirements contemplated by Section 3.04(c)), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender determines that any Change in Law regarding capital adequacy or liquidity requirements, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. The Borrowers shall not be required to pay such additional amounts unless such amounts are the result of requirements imposed generally on lenders similar to such Lenders and not the result of some specific reserve or similar requirement imposed on such Lender as a result of such Lender’s special circumstances.

(c) The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of the Advances made by such Lender under the Loan equal to the actual costs of such reserves allocated to such portion of the Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on the Loan, provided the Borrowers shall have received at least fifteen (15) days’ prior written notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

(d) Each Lender agrees to make reasonable efforts to designate a different Lending Office if such designation will avoid or reduce the amounts payable under this Section 3.04 and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.05. Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any payment or prepayment of all or any portion of the Loan on a day other than the last day of the Interest Period for the Loan or portion thereof (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by the Borrowers (for a reason other than the failure of such Lender to make an Advance) to prepay or borrow any Advance on the date or in the amount notified by the Borrowers; or

(c) any assignment of any portion of the Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrowers pursuant to Section 10.13;

including any loss, cost or expense (other than loss of anticipated profits) arising from the liquidation or reemployment of funds obtained by it to maintain the Loan or portion thereof or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Advance made by it at the Eurodollar Rate for such Advance by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Advance was in fact so funded.

3.06. Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Notwithstanding the forgoing, the Borrowers shall only be obligated to compensate the Administrative Agent or such Lender for any amount under this Article III (i) to the extent such amount or amounts result from or is with respect to any period within 180 days prior to the date on which the Administrative Agent or the applicable Lender makes a claim hereunder if the Administrative Agent or the applicable Lender prior to such date knew or could reasonably have been expected to know of the circumstances giving rise to the claim hereunder or the fact that such circumstances would result in the claim hereunder and (ii) if the Administrative Agent or the applicable Lender is making similar claims to other similarly situated borrowers. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) Upon any Lender’s making a claim for compensation under Section 3.01 or 3.04, the Borrowers may replace such Lender in accordance with Section 10.13.

Each Lender shall promptly notify the Borrower Representative and the Administrative Agent of any event of which it has knowledge which will result in obligations of Borrower to pay any amounts pursuant to Article III, and will use reasonable commercial efforts available to it (and not, in such Lender’s reasonable judgment, otherwise disadvantageous to such Lender) to mitigate or avoid any such obligations by the Borrowers.

3.07. Survival.

All of the Borrowers’ obligations under this Article III shall survive termination of the Commitments and repayment of all other Obligations hereunder.

ARTICLE IV

CONDITIONS PRECEDENT

4.01. Conditions of the Loan.

The obligation of the Lenders to make the Loan hereunder is subject to the satisfaction of each of the following conditions in all material respects on or prior to the Closing Date as shall not have been expressly waived in writing by the Administrative Agent.

(a) Credit Documents, Organization Documents, Etc. The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Credit Agreement and the other Credit Documents;

(ii) a Note executed by the Borrowers in favor of each Lender requesting a Note;

(iii) copies of the Organization Documents of each Borrower certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable, and certified by a Responsible Officer to be true and correct as of the Closing Date;

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Credit Agreement and the other Credit Documents to which such Credit Party is a party; and

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrowers are duly organized or formed, and are validly existing, in good standing and qualified to engage in business in (A) the jurisdiction of their incorporation or organization and (B) each jurisdiction where their ownership, lease or operation of properties or the conduct of their business requires such qualification.

(b) The Laurel Acquisition shall have been consummated concurrently with the initial borrowing of Loan proceeds and pursuant in all material respects to the terms of the Laurel Acquisition Agreement.

(c) Opinions of Counsel. The Administrative Agent shall have received, in each case dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent:

(i) a legal opinion of counsel for the Credit Parties addressed to the Administrative Agent and the Lenders;

(ii) a legal opinion of special local counsel for the Borrowers for the states in which each Mortgage Instrument encumbering Real Property Asset is to be recorded and for any other state in which any Credit Party is organized, in each case addressed to the Administrative Agent, its counsel and the Lenders.

(d) Personal Property Collateral. The Administrative Agent shall have received (in each case in form and substance reasonably satisfactory to the Administrative Agent):

(i) UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Lenders;

(ii) duly executed notices of grant of security interest as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Lenders;

(iii) duly executed consents as are necessary, in the Administrative Agent’s reasonable discretion, to perfect the Administrative Agent’s security interest in the Collateral for the benefit of the Lenders;

(iv) in the case of any tangible personal property Collateral located at a premises leased by a Borrower, to the extent obtained by Borrowers in connection with the Laurel Acquisition, such estoppel letters, consents and waivers from the landlords on such real property as may be reasonably required by the Administrative Agent; and

(v) a copy of each Material Contract in effect as of the Closing Date.

(e) Real Property Collateral (Real Property Assets). The Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, each of the Real Property Asset Deliverables with respect to each Real Property Asset set forth on Schedule 5.12 attached hereto.

(f) Property and Liability Insurance. The Administrative Agent shall have received copies of all insurance policies or certificates thereof held by (or for the benefit of) the Borrowers and Eligible Tenants with respect to the Real Property Assets, each such policy shall name the Administrative Agent (on behalf of the Lenders) as an additional insured or sole loss payee under a standard mortgagee endorsement, as applicable and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice (ten (10) days for non-payment) before any such policy or policies shall be canceled.

(g) Officer’s Certificates. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer as of the Closing Date, in a form reasonably satisfactory to the Administrative Agent, stating that (i) all shareholder approvals and, to Borrower’s Knowledge, governmental, and third party consents and approvals, if any, with respect to the Credit Documents and the transactions contemplated thereby have been obtained, (ii) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Credit Party or any transaction contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, (iii) immediately prior to and immediately following the transactions contemplated herein, the Credit Parties taken as a whole shall be Solvent, and (iv) immediately after the execution of this Credit Agreement and the other Credit Documents, (A) no Default or Event of Default shall exist and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.

(h) Fees and Expenses. Payment by the Credit Parties to the Administrative Agent of all reasonable out-of-pocket fees and expenses relating to the preparation, execution and delivery of this Credit Agreement and the other Credit Documents which are due and payable on the Closing Date, including, without limitation, payment to the Administrative Agent of the reasonable and documented Attorney Costs, consultants’ fees, travel expenses incurred by the Administrative Agent and all reasonable out-of-pocket fees and expenses associated with the due diligence done in connection with and the preparation of documentation with respect to the Real Property Assets or other Collateral incurred by the Administrative Agent.

(i) Other. Receipt by the Administrative Agent of such other documents, instruments, agreements or information as reasonably requested by the Administrative Agent, including, but not limited to, additional legal opinions, contribution agreements, corporate resolutions, indemnifications, information regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, Material Contracts, debt agreements, property ownership, property management agreements, corporate organizational structure, and contingent liabilities of the Credit Parties.

By executing this Agreement, Administrative Agent and Lenders acknowledge and agree that each of the foregoing conditions have been satisfied or waived as of the Closing Date. Without limiting the generality of the foregoing or the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Credit Parties hereby represent and warrant to each of the Administrative Agent and each of the Lenders that:

5.01. Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Consolidated Parties as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Consolidated Parties dated September 30, 2014, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the Consolidated Parties as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) During the period from December 31, 2013 to and including the Closing Date, and except as set forth on Schedule 5.01(c), there has been no sale, transfer or other disposition by any Consolidated Party of any material part of the business or property of the Consolidated Parties, taken as a whole, and no purchase or other acquisition by any of them of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Consolidated Parties, taken as a whole, in each case, which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Administrative Agent on or prior to the Closing Date.

(d) The financial statements delivered pursuant to Section 6.01(a) and (b) have been prepared in accordance with GAAP (as may otherwise be permitted under Section 6.01(a) and (b), it being understood that certain specific information provided pursuant to such sections may not be prepared in accordance with GAAP to the extent GAAP is not applicable to such information) and present fairly (on the basis disclosed in the footnotes to such financial statements) the consolidated financial condition, results of operations and cash flows of the Consolidated Parties as of such date and for such periods.

5.02. Existence, Qualification and Power.

Each of the Credit Parties (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals necessary to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Credit Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.03. Authorization; No Contravention.

The execution, delivery and performance by each Credit Party of each Credit Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) to Borrower’s Knowledge, conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject, except to the extent, in the case of each of clauses (i) and (ii), that failure to so comply could not reasonably be expected to have a Material Adverse Effect; or (c) violate any Law except to the extent that violation thereof could not reasonably be expected to have a Material Adverse Effect.

5.04. Binding Effect.

This Credit Agreement has been, and each other Credit Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party that is party thereto. This Credit Agreement constitutes, and each other Credit Document when so delivered will constitute, a legal, valid and binding obligation of such Credit Party, enforceable against each Credit Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditor’s rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.

5.05. Litigation.

To Borrower’s Knowledge, there are no actions, suits, proceedings, claims or disputes pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or against any of its properties or revenues that (a) purport to affect or pertain to the legal effectiveness or enforceability of this Credit Agreement or any other Credit Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.06. Compliance with ERISA.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Credit Parties, nothing has occurred which would prevent, or cause the loss of, such qualification. Each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b) There are no pending or, to the knowledge of the Credit Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules under ERISA with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) To Borrower’s Knowledge, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) no ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) no ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) no ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.07. Environmental Matters.

Except as could not reasonably be expected to have a Material Adverse Effect:

(a) To Borrower’s Knowledge, each of the Real Property Assets and all operations with respect to each of the Real Property Assets are in compliance with all applicable Environmental Laws in all material respects and there are no conditions relating to the Real Property Assets or the Businesses of the Borrowers that are likely to give rise to liability to any Borrower under any applicable Environmental Laws.

(b) To Borrower’s Knowledge, none of the Real Property Assets owned by the Borrowers contains, or has previously contained, any Hazardous Substances at, on or under such property in amounts or concentrations that constitutes a violation of, or could give rise to liability of any Borrowers under, applicable Environmental Laws.

(c) No Credit Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Real Property Assets owned by the Borrowers or the Businesses of the Borrowers.

(d) No Credit Party has generated, treated, stored or disposed of Hazardous Substances at, on or under any of the Real Property Assets owned by the Borrowers in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law. To Borrower’s Knowledge, Hazardous Substances have not been transported or disposed of from the Real Property Assets owned by the Borrowers, in each case by or on behalf of any Borrower, in violation of, or in a manner that is likely to give rise to liability under, any applicable Environmental Law.

(e) To Borrower’s Knowledge, no judicial proceeding or governmental or administrative action is pending or threatened, under any Environmental Law to which any Borrower is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrowers, the Real Property Assets or the Businesses of the Borrowers.

5.08. Margin Regulations; Investment Company Act; Business Loan.

(a) No Credit Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock and no part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock.

(b) None of the Credit Parties (i) is or is required to be registered as an “investment company” under the Investment Company Act of 1940 or (ii) is subject to regulation under any other Law which limits its ability to incur the Obligations.

(c) The proceeds of the Loans have been and shall be used solely for business purposes and in furtherance of the regular business affairs of the Borrowers, each Loan constitutes a “business loan” as that term is defined in, and for all purposes of, 815 ILCS 205/4(c), and each Loan constitutes a “loan secured by real estate” within the purview and operation of 815 ILCS 205/4(l).

5.09. Compliance with Laws.

(a) Each Credit Party is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or, to Borrower’s Knowledge, to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) To Borrower’s Knowledge, each of the Real Property Assets, and the uses of the Real Property Assets, are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to the Real Property Assets (including, without limitation, building and zoning laws), except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.10. Ownership of Property; Liens.

To Borrower’s Knowledge, each Borrower has good record and insurable title in fee simple to, or valid leasehold interests in, all Real Property Assets, except for Permitted Liens and such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrowers is subject to no Liens, other than Permitted Liens.

5.11. Corporate Structure; Capital Stock, Etc.

As of the Closing Date and with respect to the Credit Parties only, as of each date on which such schedule is subsequently updated pursuant to the terms hereof through the delivery of a Compliance Certificate, Schedule 5.11 correctly sets forth the corporate structure of Parent Borrower and each of its Subsidiaries (including each of the Credit Parties), as well as the entity and ownership structure of the Credit Parties and the correct legal name, tax identification number and the jurisdiction of formation of the Credit Parties. Also included on Schedule 5.11 is a listing of the number of shares of each class of Capital Stock outstanding with respect to each Borrower, the Persons holding equity interests in such Borrowers, their percentage equity or voting interest in the Borrowers and the number and effect, if exercised, of all outstanding options, warrants, rights of conversion or purchase and all other similar rights with respect thereto. Except as set forth on Schedule 5.11, as of the Closing Date: (i) no Borrower has issued to any third party any securities convertible into any equity interest in such Borrower, or any options, warrants or other rights to acquire any securities convertible into any such equity interest, and (ii) the outstanding Capital Stock of each Borrower is owned by the Persons indicated on Schedule 5.11, is validly issued, fully paid and non-assessable, and is free and clear of all Liens, warrants, options and rights of others of any kind whatsoever. Each Person owning a Real Property Asset is a Borrower hereunder.

5.12. Real Property Assets; Leases.

(a) Schedule 5.12 (as updated pursuant to the terms hereof through the delivery of a Compliance Certificate) is a true and complete list of (i) the street address of each Real Property Asset, (ii) the Borrower which owns each such Real Property Asset, (iii) the Facility Operating Leases to which each such Real Property Asset is subject, together with the applicable Eligible Tenant and the termination date of such Facility Operating Lease, (iv) the name and address of the applicable Eligible Tenant and (v) if other than a fee interest correctly sets forth leasehold interest held by each Borrower in its respective Real Property Asset and properly identifies the Eligible Leases which are ground Leases in existence as of the date hereof with respect to the Real Property Assets, together with the ground lessor(s) and the remaining term of the Eligible Leases and to Borrower’s Knowledge there is no other ground lease affecting the Real Property Assets. To Borrower’s Knowledge, each parcel of real property identified on Part I of

Schedule 5.12 is a Real Property Asset which is subject to a first priority lien (subject to Permitted Liens) in favor of the Administrative Agent (for the benefit of the Lenders) pursuant to a properly-recorded Mortgage Instrument.

(b) Part II of Schedule 5.12 as of the Closing Date (as updated upon request of the Administrative Agent but so long as no Event of Default exists, not more than once per year) properly sets forth the names and addresses of all Eligible Tenants with respect to the Real Property Assets who are, to Borrower’s Knowledge, (i) delinquent in paying any franchise, business, intangible, personal property taxes or real estate taxes due beyond the later of the applicable grace period with respect thereto, if any, and sixty (60) days and/or (ii) the subject of any Bankruptcy Event.

(c) To Borrower’s Knowledge, Part III of Schedule 5.12 as of the Closing Date (as updated upon request of the Administrative Agent but so long as no Event of Default exists, not more than once per year) properly sets forth all material subleases (excluding commercial leases) with respect to the Facility Operating Leases relating to any of the Real Property Assets, together with the applicable tenant with respect thereto and the remaining term of the sublease.

(d) To Borrower’s Knowledge, each of the facilities located on the Real Property Assets owned by the Borrowers complies with the requirements of Section 6.08 of this Agreement. To Borrower’s Knowledge, no condemnation or condemnation proceeding has been instituted and remained undismissed for a period in excess of thirty (30) consecutive days, in each case, with respect to a material portion of any Real Property Asset listed as a Real Property Asset on Part I of Schedule 5.12. To Borrower’s Knowledge, no material casualty event has occurred with respect to the improvements located on any Real Property Asset listed on Part I of Schedule 5.12 which has not been (or, if applicable) will not be able to be fully remediated with available insurance proceeds.

(e) To Borrower’s Knowledge, no required rental payment, principal or interest payment, payments of real property taxes or payments of premiums on insurance policies payable to the Borrowers with respect to any Real Property Asset is past due beyond the later of the applicable grace period with respect thereto, if any, and sixty (60) days to the extent that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

5.13. Material Contracts; Additional Contractual Obligations.

To Borrower’s Knowledge, Schedule 5.13 (as updated pursuant to the terms hereof through the delivery of a Compliance Certificate) is a true, correct and complete listing of all Material Contracts as of the Closing Date (other than those set forth on Part III of Schedule 5.12). To Borrower’s Knowledge, no event of default, or event or condition which with the giving of notice, the lapse of time, a determination of materiality, the satisfaction of any other condition or any combination of the foregoing, would constitute such an event of default, exists with respect to any such Material Contract that could reasonably be expected to have a Material Adverse Effect.

5.14. Investments.

All Investments of each Borrower are Investments permitted pursuant to Section 7.03.

5.15. Solvency.

The Credit Parties are Solvent on a consolidated basis.

5.16. Taxes.

The Credit Parties have filed all Federal, material state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or, to Borrower’s Knowledge, their properties (including all Real Property Assets), income or assets otherwise due and payable, or caused them to be paid except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or (b) which the failure to pay, discharge or insure over could not reasonably be expected to result in a Material Adverse Effect. To Borrower’s Knowledge, there is no proposed tax assessment against any Credit Party that would, if made, have a Material Adverse Effect. No Credit Party is party to any tax sharing agreement other than agreements entered into in the ordinary course of business, the primary subject matter of which is not Taxes.

5.17. Insurance.

All insurance coverage of the Borrowers and all insurance coverage of the Eligible Tenants with respect to the Real Property Assets of the Borrowers, in each case, as in existence as of the Closing Date and as of each date on which such schedule is subsequently updated pursuant to the terms hereof through the delivery of a Compliance Certificate, is described on the certificates delivered to the Administrative Agent and summarized on Schedule 5.17 attached hereto.

5.18. No Default.

(a) To Borrower’s Knowledge, no Credit Party is in default after all applicable notice and cure periods under or with respect to any Contractual Obligation that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(b) To Borrower’s Knowledge, no Default under this Agreement has occurred and is continuing as of the date hereof.

5.19. Healthcare; Facility Representations and Warranties.

(a) Compliance With Healthcare Laws. Without limiting the generality of Section 5.09 hereof or any other representation or warranty made herein, to Borrower’s Knowledge, no Credit Party and no Eligible Tenant, is in material violation of any applicable Healthcare Laws where such violation would result in a Material Adverse Effect. Except as otherwise set forth on Schedule 5.19, the Borrowers and, to Borrower’s Knowledge, each of the Eligible Tenants, have maintained in all material respects all records required to be maintained by the Joint Commission on Accreditation of Healthcare Organizations, the Food and Drug Administration, Drug Enforcement Agency and State Boards of Pharmacy and the federal and state Medicare and Medicaid programs as required by the Healthcare Laws and, to Borrower’s Knowledge, there are no notices of material violations of the Healthcare Laws with respect to the Credit Parties, any Eligible Tenant, any material operating subtenant or any of the Real Property Assets.

(b) Licenses, Permits, and Certifications.

(i) To Borrower’s Knowledge, each Eligible Tenant has such Licenses as are necessary under applicable law or regulations to own its properties and to conduct its business and to receive reimbursement under the applicable Medicare and Medicaid programs with which such Eligible Tenant participates (including without limitation such permits as are required under such federal, state and other health care laws, and under similar licensure laws and such insurance laws and regulations, as are applicable thereto), if the failure to obtain such permits, licenses, franchises, certificates and other approvals or authorizations could reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, no Borrower is the owner of any licenses or permits required for the provision of Medical Services at any of the Real Property Assets except as a Short Term Operator.

(ii) To Borrower’s Knowledge, each Eligible Tenant has all Medicare, Medicaid and related agency supplier billing number(s) and related documentation necessary to receive reimbursement from the applicable Medicare and/or Medicaid programs with which such Eligible Tenant participates for any Medical Service furnished by such Person if the failure to obtain billing number(s) or related documentation could reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 5.19, to Borrower’s Knowledge, each Eligible Tenant that participates in the Medicare program meets Medicare’s Conditions for Participation and no Eligible Tenant is currently subject to exclusion, suspension, revocation, renewal or denial of its Medicare and/or Medicaid certification, supplier billing number(s), or Medicare and/or Medicaid participation agreement(s).

(iii) Except as set forth on Schedule 5.19, to Borrower’s Knowledge, each of the facilities located on the Real Property Assets owned by the Borrowers are currently accredited by the Joint Commission (formerly the Joint Commission on Accreditation of Healthcare Organizations (“Joint Commission”)) or any other required Governmental Authority and is duly licensed to operate in the manner currently operated, as required under applicable Laws. In addition, except as set forth on Schedule 5.19, to Borrower’s Knowledge, each such facility is in compliance in all material respects with the applicable provisions of every Law of any Governmental Authority having jurisdiction over the operation thereof, including, without limitation, Healthcare Laws and fire safety codes.

(c) Medical Services. No Credit Party is in the business of providing Medical Services except as a Short Term Operator.

5.20. Disclosure.

Each Credit Party has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. To Borrower’s Knowledge, no report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf (and to the extent such report, financial statement, certificate or other information furnished was obtained by such Credit Party solely through Seller, to Borrower’s Knowledge) of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Credit Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that any such projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the Credit Parties’ control, that no assurance can be given that such projected financial information will be realized and that actual results may differ from such projected financial information and that such differences may be material).

5.21. Governmental Authorizations; Other Consents.

Except for the filings, recordings and other actions necessary to create and perfect the Liens and security interests contemplated hereunder and under the other Credit Documents, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Credit Agreement or any other Credit Document.

5.22. Anti-Terrorism Laws.

Neither any Credit Party nor any of its Subsidiaries is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.) (the “Trading with the Enemy Act”), as amended. Neither any Credit Party nor any of its Subsidiaries is in violation of (a) the Trading with the Enemy Act, as amended, (b) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (c) the Patriot Act. Set forth on Schedule 5.22 is the exact legal name of each Credit Party, the state of incorporation or organization, the chief executive office, the principal place of business, the jurisdictions in which the Credit Parties are qualified to do business, the federal tax identification number and organization identification number of each of the Credit Parties as of the Closing Date (and for the four (4) months prior to the Closing Date).

5.23. Collateral Documents.

The Collateral Documents create valid security interests in, and Liens on, the Collateral purported to be covered thereby, which security interests and Liens are currently perfected security interests and Liens, prior to all other Liens other than Permitted Liens which by operation of law or contract would have priority over the Liens securing the Obligations and Liens which are being contested pursuant to the terms of this Agreement, provided that if any statement in this Section 5.23 is untrue, no Event of Default shall be deemed to have occurred so long as, within three (3) Business Days after so requested in writing by the Administrative Agent, the applicable Borrower executes and delivers to the Administrative Agent any reasonable documentation or takes such reasonable actions as requested by the Administrative Agent which are necessary to cure such defect, including bonding or insuring over any such Liens.

5.24. OFAC.

No Consolidated Party or any Affiliate thereof (i) is a Sanctioned Person, (ii) has any of its assets in Sanctioned Countries, or (iii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Countries. No part of the proceeds of the Loan hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Person or a Sanctioned Country or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and in effect from time to time.

5.25. Limitation.

Notwithstanding any provision of this Agreement or the other Credit Documents to the contrary, no Indemnitee will be entitled to indemnification pursuant to Section 10.04(b) or otherwise as the result of any representation or warranty made by any Borrower in any of the Credit Documents being untrue, incorrect or inaccurate if the Administrative Agent or Seller had actual knowledge that any such representation or warranty was untrue, incorrect or inaccurate.

ARTICLE VI

AFFIRMATIVE COVENANTS

The Credit Parties hereby covenant and agree with the Administrative Agent and each Lender that until the Obligations (other than indemnification obligations and other contingent obligations for which no claim has been asserted), together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

6.01. Financial Statements.

The Borrowers shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of Section 6.02 hereof), in form and detail reasonably satisfactory to the Administrative Agent:

(a) beginning with the fiscal year ending December 31, 2014, as soon as available, but in any event within ninety (90) days (or within five (5) days of such other time period required by the SEC) after the end of each fiscal year of the REIT Party, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal year, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal year (setting forth in each case in comparative form the figures for the previous fiscal year), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of Ernst & Young LLP or another Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.

(b) beginning with the fiscal quarter ending March 31, 2015, as soon as available, but in any event within forty-five (45) days (or within five (5) days of such other time period required by the SEC) after the end of each of the first three (3) fiscal quarters of each fiscal year of the REIT Party, a consolidated balance sheet of the Consolidated Parties as at the end of such fiscal quarter, and the related consolidated statements of earnings, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the REIT Party’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the REIT Party as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Consolidated Parties in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; provided, that the Administrative Agent hereby agrees that a Form 10-Q of the REIT Party in form similar to that delivered to the SEC shall satisfy the requirements of this Section 6.01(b); and

(c) beginning with the fiscal quarter ending March 31, 2015, as soon as available, but in any event within forty-five (45) days (or within five (5) days of such other time period required by the SEC) after the end of each of the first three (3) fiscal quarters of each fiscal year of the REIT Party, a consolidated balance sheet of the Parent Borrower and its Subsidiaries as of the end of such fiscal quarter, and the related consolidated statements of earnings and cash flows for such fiscal quarter and for the portion of the REIT Party’s fiscal year then ended, all in reasonable detail and certified by a Responsible Officer of the REIT Party as fairly presenting the financial condition, results of operations and cash flows of the Parent Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

6.02. Certificates; Other Information.

The Borrowers shall deliver to the Administrative Agent (and the Administrative Agent shall disseminate such information pursuant to the terms of this Section 6.02), in form and detail reasonably satisfactory to the Administrative Agent:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a), (b) and (c), a duly completed Compliance Certificate signed by a Responsible Officer of the Parent Borrower or the REIT Party;

(b) as soon as available, but in any event within forty-five (45) days after the end of each fiscal month, sixty (60) days after the end of each fiscal quarter and within 120 days after the end of each fiscal year, the monthly, quarterly and annual reports or statements, respectively, prepared by the respective Eligible Tenants for each of the Real Property Assets and required to be delivered to Borrowers pursuant to the respective Eligible Lease and such other material reports and information reasonably requested by the Administrative Agent, but excluding (unless otherwise requested by the Administrative Agent) reports of so-called Medicare, Medicaid or Licensure surveys of the healthcare facilities and correspondence with any Governmental Authority regarding such surveys; and

(c) reserved;

(d) promptly after any written request by the Administrative Agent, copies of any detailed audit reports, management letters or non-confidential recommendations submitted to the board of directors by the independent accountants of the REIT Party (or the audit committee of the board of directors of the REIT Party) in respect of the REIT Party (and, to the extent any such reports, letters or recommendations are prepared separately for any one or more of the Borrowers, such Borrower(s)) by independent accountants in connection with the accounts or books of the REIT Party (or such Borrower(s)) or any audit of the REIT Party (or such Borrower(s));

(e) promptly after the same are available, (i) to the extent required to be filed with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or provided to a holder of any Indebtedness owed by the REIT Party in its capacity as such holder and not otherwise required to be delivered to the Administrative Agent pursuant hereto, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the REIT Party, and copies of all annual, regular, periodic and special reports and registration statements of the REIT Party and (ii) upon the written request of the Administrative Agent, all reports and other written information (other than non-material information) to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning violations or proceedings involving environmental, health or safety matters;

(f) promptly upon receipt thereof, a copy of any other final report or “management letter” submitted by independent accountants to the REIT Party or any Credit Party in connection with any annual, interim or special audit of the books of the REIT Party (or any such Credit Party(ies));

(g) promptly upon any Responsible Officer of any Credit Party becoming aware thereof, notice of (i) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect and (ii) any other Default or Event of Default; and

(h) promptly, such additional information regarding the business, financial or corporate affairs of the Borrowers, or compliance with the terms of the Credit Documents, as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (c), (d), (e) or (f)(i) may be delivered electronically and if so delivered, shall be deemed to have been delivered (i) on the date on which the Credit Parties post such documents, or provides a link thereto on the REIT Party’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on the earlier of the date on which such documents are delivered to Administrative Agent or posted on the Credit Parties’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (A) the Borrowers shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrowers to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (B) the Borrowers shall notify the Administrative Agent and each Lender (either by telecopier or electronic mail or through the Administrative Agent) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. Administrative Agent and Lenders acknowledge and agree that any documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(b), (c), (d), (e) or (f) shall be deemed delivered to Administrative Agent and Lenders is and when filed with the SEC.

The Credit Parties hereby acknowledge that (x) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (y) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Credit Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Person’s securities. Each of the Credit Parties hereby agrees that (ww) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof (xx) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Credit Parties or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (yy) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (zz) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the

Credit Parties shall be under no obligation to mark any Borrower Materials “PUBLIC”, and if any Borrower Materials are not stamped “PUBLIC”, such Borrower Materials shall be deemed to be private. Each Lender shall have open and free access to the Platform, and Administrative Agent shall promptly post all materials and notices received from Borrower and/or any material notices delivered by Administrative Agent to Borrowers (including without limitation any notices of any Event of Default) to the Platform.

6.03. Preservation of Existence and Franchises.

Each Credit Party will do all things necessary to preserve and keep in full force and effect its existence, rights, franchises and authority. Each Credit Party shall remain qualified and in good standing in each jurisdiction in which it is required to so qualify.

6.04. Books and Records.

Each Credit Party will maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Credit Party.

6.05. Compliance with Law.

Each Credit Party will comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees (including, without limitation, building and zoning laws and all Healthcare Laws) applicable to it or to its business or property (including, without limitation, each Real Property Asset owned by any Borrower), except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.06. Payment of Obligations.

Each Credit Party will pay, discharge or insure over (or cause to be paid, discharged or insured over) (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets arising from and after the Closing Date (including, without limitation, each Real Property Asset owned by any Borrower), unless (i) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by such Credit Party or (ii) failure to pay, discharge or insure over could not reasonably be expected to result in a Material Adverse Effect and (b) all lawful claims arising from and after the Closing Date which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property, subject to rights of contest as set forth in Section 7.01; provided, in each case, subject to Borrower’s right to contest in good faith by appropriate legal proceeding and with reasonable diligence the validity of such payment unless the failure to make any such payment could give rise to an immediate right to foreclosure on a Lien securing such amounts in respect of any Real Property Assets.

6.07. Insurance.

In addition to the requirements of any of the other Credit Documents, the Credit Parties shall maintain, or with respect to any Real Property Asset leased by a Borrower to an Eligible Tenant, cause the applicable Eligible Tenant, to maintain, with financially sound and reputable insurance companies not Affiliates of any Credit Party, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts required under the terms of the Facility Operating Leases. The Administrative Agent shall be named as loss payee or mortgagee, as its interest may appear, and/or additional insured with respect to any insurance procured with respect to the Real Property Assets and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent, that it will give the Administrative Agent thirty (30) days prior written notice (ten (10) days for nonpayment) (or, if such notice provisions become generally unacceptable and unavailable in the marketplace for Persons engaged in the same or similar business, such other commercially reasonable notice provisions generally accepted in the market for such Persons) before any such policy or policies shall be canceled.

6.08. Maintenance of Property.

In addition to the requirements of any of the other Credit Documents, the Borrowers shall protect and preserve, or cause to be protected and preserved, pursuant to the terms of the Facility Operating Leases, all Real Property Assets so as to maintain, or cause to be maintained, in good working order and condition all Real Property Assets, ordinary wear and tear, casualty and condemnation excepted.

6.09. Visit and Inspections.

Each Credit Party shall, subject to the rights of the tenants under the Facility Operating Leases, permit the Administrative Agent to inspect such Borrower’s properties and operations at all reasonable times with reasonable notice (which notice shall also be provided to the Lenders) (or at any time without notice if an Event of Default exists); provided, however, prior to an Event of Default, no more than one inspection per property per fiscal year shall be conducted by the Administrative Agent (but after any such Event of Default, there shall be no such limitation on the number of inspections during any fiscal year); provided, further, that during any such inspection, (a) an officer or representative of Borrowers and (b) representatives of the Lenders, will be permitted to accompany the Administrative Agent or any representative thereof.

6.10. Use of Proceeds.

The Borrowers shall use the proceeds of the Loan (a) to repay existing indebtedness and fund the Laurel Acquisition on the Closing Date, (b) to pay fees, costs and expenses required to be paid pursuant to Section 4.01 or otherwise incurred in connection with this Agreement and the transactions contemplated hereby (including the Laurel Acquisition), and (c) for working capital, capital expenditures, permitted investments and other general corporate purposes not in contravention of any Requirement of Law and not in violation of this Agreement.

6.11. Environmental Matters.

(a) Each of the Credit Parties shall comply or shall cause the Eligible Tenants to comply in all material respects with all Environmental Laws in respect of the Real Property Assets. The Credit Parties shall promptly take (or cause the Eligible Tenant to take) all actions reasonably necessary to prevent the imposition of any Liens on any of the Real Property Assets arising out of or related to any Environmental Laws.

(b) In respect of any Real Property Asset, each Credit Party shall comply in all material respects with the provisions of the Hazardous Materials Indemnity Agreement.

6.12. Covenant to Give Security.

(a) Upon the acquisition, incorporation or other creation of any direct or indirect Subsidiary of Parent Borrower which owns or is to own a Real Property Asset, the Credit Parties shall (i) cause such Subsidiary to become a Borrower hereunder through the execution and delivery to the Administrative Agent of a Borrower Joinder Agreement on or before the earlier of (A) the date on which a Real Property Asset is acquired by such Subsidiary and (B) the deadline for the delivery of the next Compliance Certificate pursuant to Section 6.02(a), and (ii) cause such Subsidiary to deliver such other documentation as the Administrative Agent may reasonably request, within fifteen (15) days of such request, in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Subsidiary, favorable opinions of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, no such Subsidiary may become a Borrower in accordance with the terms of this clause (a) unless and until the Lenders have received from the Borrowers any such documentation and other information requested by the Administrative Agent or any Lender pursuant to Section 10.19.

(b) The Borrowers shall at all times subject all Real Property Assets and all of their respective personal property to first priority Liens (subject in any case to Permitted Liens) in favor of the Administrative Agent to secure the Obligations pursuant to the terms and conditions of the Credit Documents and deliver all Real Property Asset Deliverables (and any updates to any of the information or materials delivered as a portion thereof) and such other documentation as the Administrative Agent shall reasonably request, all in form, content and scope reasonably satisfactory to the Administrative Agent. In furtherance of the Borrowers’ obligations under this Section 6.12, each of the Borrowers hereby agree that they shall, from time to time, at their own expense, promptly execute, deliver, file and/or record all further instruments and documents, and take all further action, that may be necessary, or that the Administrative Agent may reasonably request (including, without limitation, the procurement of landlord consents with respect to the assignment of the applicable Borrower’s interests in any Real Property Assets), in order to (a) properly evidence the Borrowers’ Obligations hereunder or under any Credit Document or (b) perfect, continue and protect the Liens and security interests granted or purported to be granted by any Collateral Documents and to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder and under any other Credit Document with respect to any Collateral. The applicable Borrower(s) shall promptly deliver to the Administrative Agent a copy of each such instrument and evidence of its proper filing or recording, as necessary.

6.13. Further Assurances.

Each Credit Party shall, promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Credit Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Credit Documents, (ii) to the fullest extent permitted by applicable law, subject any Credit Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent the rights granted or now or hereafter intended to be granted to the Administrative Agent under any Credit Document or under any other instrument executed in connection with any Credit Document to which any Credit Party is or is to be a party.

6.14. Compliance With Material Contracts.

To the extent the failure to do so could reasonably be expected to result in a Material Adverse Effect, each Credit Party shall perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Credit Party is entitled to make under such Material Contract.

6.15. Appraisals.

The Credit Parties agree that the Administrative Agent shall have the right, at its own expense, prior to the Maturity Date, to request appraisals, and if requested by the Required Lenders, Administrative Agent shall request appraisals, with respect to the Real Property Assets, that the Administrative Agent shall engage all appraisers with respect to such appraisals; provided, however, that after the occurrence and during the continuance of an Event of Default, the Credit Parties shall pay or reimburse to the Administrative Agent all reasonable and documented costs and expenses associated therewith to the extent required by and subject to the provisions of Section 10.04 hereof.

6.16. Facility Leases.

The Borrowers shall, and shall cause each Eligible Tenant to, perform and observe all the material terms and provisions of each Facility Operating Lease to be performed or observed by it.

6.17. Anti-Terrorism Laws.

None of the Credit Parties nor any of their respective Affiliates (a) will conduct any business or will engage in any transaction or dealing with any Prohibited Person, including making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (b) will deal in, or will engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (c) will engage in or will conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act. The Borrower covenants and agrees to execute and/or deliver to Administrative Agent any certification or other evidence reasonably requested from time to time by Administrative Agent, confirming the Borrower’s compliance with this Section including, without limitation, any documentation which is necessary for ongoing compliance with any anti-money laundering Laws applicable to any Lender.

6.18. Health Care Covenants.

Without limiting the generality of the provisions of Section 6.05, the Borrower hereby represents, covenants and agrees as follows:

(a) If and to the extent required under applicable Laws, Borrower shall cause each Eligible Tenant to maintain in full force and effect a valid certificate of need (“CON”) or similar License issued by the State Regulator for the requisite number of Licensed Beds in the Real Property Assets, and a provider agreement or other required documentation of approved provider status for each provider payment or reimbursement program with which such Eligible Tenant participates, if applicable except the extent to which any such failure to maintain could reasonably be expected to have a Material Adverse Effect. Borrower shall cause each Eligible Tenant to operate the Real Property Assets in a manner such that the Licenses shall remain in full force and effect except the extent to which any such failure to maintain could reasonably be expected to have a Material Adverse Effect. To Borrowers Knowledge, true and complete copies of the Licenses have been delivered to Lender.

(b) [Reserved].

(c) Borrower shall not do, and shall not permit any Eligible Tenant to do (or suffer to be done), any of the following with respect to the Real Property Assets:

(i) Rescind, withdraw, revoke, or amend the number of Licensed Beds permitted under the Licenses or approved by the State Regulator otherwise amend the Licenses in such a manner that results in a Material Adverse Effect;

(ii) Amend or otherwise change the number of Licensed Beds approved by the State Regulator in such a manner that results or could reasonably be expected to result in a Material Adverse Effect; or

(iii) Replace or transfer all or any part of any Real Property Asset’s Licensed Beds to another site or location other than another Real Property Asset;

6.19. Use and Application of Insurance Proceeds.

(a) Notice. If any Real Property Asset shall be damaged or destroyed, in whole or a substantial part, by fire or other casualty (a “Casualty”), the Borrowers shall give prompt notice thereof to the Administrative Agent.

(b) Application of Insurance Proceeds. Following a Casualty, the Administrative Agent shall pay the insurance proceeds to Borrowers to apply toward the rebuilding and restoration of the improvements on the affected Real Property Asset, provided that (A) at all times during such restoration no Event of Default exists; (B) the applicable Borrower promptly commences (or causes any Tenant to commence) and is diligently pursuing the settlement of the insurance claim and the restoration of the Real Property Asset (or requires the applicable Operating Tenant to do so); and (C) the affected Real Property Asset after the restoration will be in compliance with and permitted under all applicable Laws, including zoning, building and land use laws, rules, regulations and ordinances. So long as an Event of Default exists, however, the insurance proceeds shall be paid to the Administrative Agent and if the applicable Facility Operating Lease is not terminated as a result of the Casualty, the Administrative Agent shall make such insurance proceeds available to the Eligible Tenant on the same terms and conditions as set forth in the applicable Facility Operating Lease. In the event the applicable Facility Operating Lease is terminated and an Event of Default exists, then, in the Administrative Agent’s reasonable discretion, the Administrative Agent may apply any insurance proceeds it may receive to Obligations owing under the Credit Documents in such order and manner as the Administrative Agent in its sole discretion determines, or allow all or a portion of such proceeds to be used for the restoration of the affected Real Property Asset.

6.20. Condemnation Awards.

To the extent a Borrower receives written notice thereof, the Borrower shall promptly give the Administrative Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting all or any substantial portion of a Real Property Asset (a “Condemnation”) and shall deliver to the Administrative Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, so long as an Event of Default does not exist, the Borrower shall be entitled to receive any award or compensation (an “Award”) paid in connection with the Condemnation and decide whether or not (and to what extent) to restore, repair, replace or rebuild the affected Real Property Asset. Upon the written request of the Administrative Agent, the applicable Borrower shall keep the Administrative Agent informed of the progress of the Condemnation proceedings, including delivering to the Administrative Agent documents which are reasonably necessary for the Administrative Agent be properly informed. So long as no Event of Default exists, the applicable Borrower may settle such Condemnation in such manner and for such amount as

Borrower determines is acceptable in its reasonable judgment. So long as an Event of Default exists, however, without the Administrative Agent’s prior consent, the Borrower (a) shall not agree to any Award, and (b) shall not take any action or fail to take any action which would cause the Award to be determined and all Awards for the taking or purchase in lieu of condemnation of any Real Property Asset or any part thereof in such circumstances shall be assigned and paid to the Administrative Agent. If the applicable Facility Operating Lease is not terminated, then, to the extent the Administrative Agent receives the Award, the Administrative Agent shall make such Award available to the applicable Eligible Tenant under the terms and conditions of its Facility Operating Lease. Anything herein to the contrary notwithstanding, if an Event of Default exists and the applicable Facility Operating Lease is terminated, the Administrative Agent is authorized to adjust such Award without the consent of the Borrower and to collect such Award in the name of the Administrative Agent and the Borrower. In such event and in the Administrative Agent’s reasonable discretion, the Administrative Agent may apply any such Award it may receive to Obligations owing under the Credit Documents in such order and manner as the Administrative Agent in its sole discretion determines, or allow all or a portion of such Award to be used for the restoration of the affected Real Property Asset.

ARTICLE VII

NEGATIVE COVENANTS

The Credit Parties hereby covenant and agree with the Administrative Agent and each Lender that until the Obligations (other than indemnification obligations and other contingent obligations for which no claim has been asserted), together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated:

7.01. Liens.

With the exception of Permitted Liens, no Borrower shall, at any time, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names any Borrower as debtor, or assign any accounts or other right to receive income (provided, however, that Borrowers shall have the right to contest in good faith by appropriate legal proceeding and with reasonable diligence the validity of any such Lien provided that Borrowers (a) deposit with Administrative Agent, in cash, an amount equal to the Lien plus any interest and penalties which in Administrative Agent’s reasonable judgment may accrue thereon during such contest, or (b) delivers to Administrative Agent (i) an endorsement to the applicable title policy insuring over the exception created by the Lien or (ii) evidence that such Lien has been bonded over in form and substance acceptable to Administrative Agent in its reasonable discretion, within twenty (20) days of written notice by Administrative Agent to Borrowers of the existence of the Lien). No Lien shall be created upon the Capital Stock of Parent Borrower or any other Borrower.

7.02. Indebtedness.

No Borrower shall create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Credit Documents;

(b) Indebtedness of the Borrowers set forth in Schedule 7.02 (and renewals, refinancings and extensions thereof); provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder and capitalized interest or reserves relating thereto and (ii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such refinancing, refunding, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Borrowers or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended and the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) unsecured intercompany Indebtedness of any Borrower to any Credit Party; provided, that such Indebtedness be expressly subordinated in all respects to the Obligations on terms reasonably acceptable to the Administrative Agent;

(d) obligations (contingent or otherwise) of any Borrower or any Subsidiary thereof existing or arising under any Swap Contract to the extent the same is solely to mitigate the risks associated with a rise in the Contract Rate hereunder, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation or taking a “market view;” (ii) such Swap Contract is otherwise in form and substance reasonably satisfactory to the Administrative Agent, (iii) the aggregate Indebtedness covered by all Secured Pari Swap Contracts does not exceed $200,000,000, (iv) payment of the obligations under all Secured Subordinated Swap Contracts are subordinated to the payment of the Obligations (excluding Secured Subordinated Swap Contracts) on terms satisfactory to the Administrative Agent, (iii) the aggregate Indebtedness covered by all Secured Pari Swap Contracts does not exceed $200,000,000, (iv) payment of the obligations under all Secured Subordinated Swap Contracts is subordinated to the payment of, and the Liens securing the Obligations (excluding Secured Subordinated Swap Contracts) on terms reasonably satisfactory to the Administrative Agent, and (v) the aggregate Indebtedness covered by all Secured Swap Contracts does not exceed the Aggregate Commitment hereunder;

(e) obligations (contingent or otherwise) of any Borrower or any Subsidiary thereof existing or arising under any Support Obligations of any Credit Party, provided that such obligations (i) are (or were) entered into by such Person in the ordinary course of business and (ii) are expressly subordinated in all respects to the Obligations on terms reasonably acceptable to the Administrative Agent.

(f) trade payables or other Indebtedness incurred in the ordinary course of business;

(g) other unsecured Indebtedness in an aggregate principal amount not to exceed the Threshold Amount in the aggregate for all Borrowers at any one time outstanding; and

(h) guarantees with respect to Indebtedness permitted under clauses (a) through (g) of this Section 7.02.

7.03. Investments.

No Borrower shall make any Investments, except:

(a) Investments held by any Borrower in the form of cash or Cash Equivalents;

(b) Investment in any other Credit Party;

(c) Investments constituting bank deposits made in the ordinary course of business;

(d) Investments made from funds that could otherwise be distributed from Borrowers pursuant to the terms of this Credit Agreement;

(e) Investment constituting Indebtedness that is otherwise permitted hereunder;

(f) Investments existing as of the Closing Date and set forth in Schedule 7.03;

(g) Guarantees permitted by Section 7.02;

(h) acquisitions of personal property in the ordinary course of business to the extent required to continue to operate the Borrowers’ Businesses in the manner in which they are currently being operated;

(i) Investments as contemplated in Section 9.12;

(j) providing tenant improvement loans to Eligible Tenants;

(k) providing working capital loans to Eligible Tenants so long as the obligation of the Eligible Tenant to make payments on such loan is subordinated to such Eligible Tenant’s obligation to make rental payments under its Facility Operating Leases on terms and conditions reasonably satisfactory to the Administrative Agent;

(l) New Real Property Assets pursuant to the terms of Section 9.12; and

(m) Investments of a nature not contemplated in the foregoing clauses in an amount not to exceed the Threshold Amount in the aggregate for all Borrowers at any time outstanding.

7.04. Fundamental Changes.

No Credit Party shall merge, dissolve, liquidate, consolidate with or into another Person; except that so long as no Default exists or would result therefrom, (a) any Borrower may merge or consolidate with any other Borrower (or any Person which then becomes a Borrower) and (b) any Consolidated Party (other than the REIT Party and each Borrower) which is not a Credit Party may be merged or consolidated with or into any Credit Party provided that such Credit Party shall be the continuing or surviving corporation.

7.05. Dispositions.

The Borrowers shall not make any sale, transfer or other Disposition of (i) any Real Property Asset, except to the extent permitted pursuant to Section 9.11, or 9.12, or 9.13 hereof; or (ii) any other material assets of the Borrowers unless (A) such sale, transfer or other disposition is (1) performed in the ordinary course of the Borrowers’ Business or (2) of assets that are obsolete, worn out or no longer useful in the Borrower’s Business or (B) the consideration paid in connection with such other material assets (1) is in cash or Cash Equivalents, (2) is in an amount not less than the fair market value of the Property disposed of and (3) does not exceed, in the aggregate during any calendar year (for the all Borrowers and all such sales, leases, transfers or other dispositions) $500,000. To the extent no Default or Event of Default has occurred and is continuing, the Administrative Agent shall release any Lien upon any property sold, leased, transferred or otherwise disposed of in accordance with the provisions of this Section 7.05. Except in connection with a transaction permitted by Section 9.11, 9.12, or 9.13, the Parent Borrower shall not, in any case, transfer, sell, lease, pledge or otherwise dispose of the Capital Stock of the Borrowers held by it without the prior written consent of the Administrative Agent (which consent may be granted or withheld in the sole discretion of the Administrative Agent).

7.06. Business Activities.

No Borrower shall engage in any business activities other than (a) directly or indirectly, as applicable, owning, developing, managing and providing secured financing for real and personal property and similar interests in leasehold properties which are owned by or net leased to healthcare operators for use as Healthcare Facilities as a Short Term Operator, (b) providing tenant improvement and working capital loans to Eligible Tenants or (c) any business activities that are similar, reasonably related, incidental, ancillary or complementary thereto. Notwithstanding anything contained in this Agreement to the contrary, no provision of this Agreement shall prohibit the direct and indirect owners of the Parent Borrower from consummating a public offering of the Capital Securities or from issuing Capital Securities of the direct and indirect owners of the Parent Borrower to any Person or otherwise becoming a publicly traded entity and such actions shall not constitute a Default or Event of Default, provided that the Borrowers are in compliance with the applicable terms of this Agreement.

7.07. Transactions with Affiliates and Insiders.

No Borrower shall, at any time, enter into any transaction of any kind with any Affiliate of any Borrower, whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to such Borrower as would be obtainable by such Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that this Section 7.07 shall not prohibit (a) loans and other transactions by and among the Credit Parties to the extent permitted under this Article VII; (b) so long as no Event of Default exists and is continuing, any dividend or distribution; provided that nothing in this clause (b) shall restrict Borrowers from making any dividend or distribution necessary to maintain the

REIT Party’s status as a REIT under the Internal Revenue Code; (c) the issuance of Equity Interests not prohibited under this Agreement; (d) the making of any expense reimbursement and employment, severance and compensation arrangements entered into by any Credit Party with their respective directors, officers, employees, members of management and consultants in the ordinary course of business; and (e) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Credit Parties or any direct or indirect parent companies of the Credit Parties.

7.08. Organization Documents; Fiscal Year.

No Credit Party shall (a) without the approval of the Administrative Agent in its reasonable discretion amend, modify or change its organization documents other than minor, technical amendments not adverse to the Lenders or (b) without the approval of the Administrative Agent change its fiscal year.

7.09. Ownership of Subsidiaries.

Except as otherwise permitted under the provisions of this Credit Agreement, (a) no Borrower shall own any Capital Stock of any other entity other than Parent Borrower’s ownership of Property Borrower; (b) a REIT Party shall own, directly or indirectly, a majority of the Capital Stock of the Parent Borrower; (c) no Person other than the Parent Borrower shall own any Capital Stock of the Property Borrower; and (d) no Borrower shall permit, create, incur, assume or suffer to exist any Lien on any Capital Stock of any Borrower.

7.10. No Further Negative Pledges.

No Borrower will enter into, assume or become subject to any Negative Pledges or agreement prohibiting or otherwise restricting the existence of any Lien upon any of its property in favor of the Administrative Agent (for the benefit of the Lenders) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property is given as security for the Obligations, except (a) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, and (b) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 7.05, pending the consummation of such sale.

7.11. Limitation on Restricted Actions.

The Borrowers will not directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Person to (a) pay dividends or make any other distributions indirectly to the REIT Party on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness or other obligation owed to any Credit Party, (c) make loans or advances to any Credit Party, (d) sell, lease or transfer any of its properties or assets to any Credit Party, or (e) act as a Borrower and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extension thereof, except (in respect of any of the matters referred to in clauses (a)-(d) above) for such encumbrances or restrictions existing under or by reason of (i) this Credit Agreement and the other Credit Documents, (ii) applicable Law, (iii) any Lien or any documentation or instrument governing any Lien permitted under Section 7.01 provided that any such restriction contained therein relates only to the asset or assets subject to such Lien, (v) customary restrictions and conditions contained in any agreement relating to the sale of any Real Property Assets permitted under Section 7.05, pending the consummation of such sale or (vi) customary restrictions and conditions contained in any joint ownership agreement such as a partnership agreement or joint venture agreement.

7.12. Accounting Changes.

No Borrower shall make any change in (a) accounting policies or reporting practices, except as required by GAAP, or (b) fiscal year.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01. Events of Default.

Any of the following shall constitute an Event of Default (“Event of Default”):

(a) Non Payment. The Borrowers or any other Credit Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, (ii) within three (3) Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) within five (5) Business Days after the earlier of (A) a Responsible Officer becoming aware that the same has become due or (B) written notice from the Administrative Agent to the Borrowers, any other fee payable herein or any other amount payable herein or under any other Credit Document becomes due; or

(b) Specific Covenants. The Borrowers (or Credit Parties, as applicable) fail to perform or observe any term, covenant or agreement contained in any of Sections 6.03, 6.07 (provided that with respect to property level insurance provided by Eligible Tenants such failure relates to two or more Real Property Assets), 6.10, 6.12(a) or (b), or Article VII; or

(c) Other Defaults. (i) The Borrowers (or Credit Parties, as applicable) fail to perform or observe any term, covenant or agreement contained in any of Sections 6.01 or 6.02 (other than Section 6.02(b)) and such failure continues for five (5) days, (ii) any Credit Party fails to perform or observe or, with respect to Section 6.16, to cause an Eligible Tenant to observe or perform as applicable, any other covenant or agreement (not specified in subsection (a), (b) or (c)(i) above) contained in any Credit Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (A) a Responsible Officer becoming aware of such default or (B) written notice thereof by the Administrative Agent to the Borrower Representative (or, if such failure cannot be reasonably cured within such period, sixty (60) days, so long as the applicable Credit Party has diligently commenced such cure and is diligently pursuing completion thereof), or (iii) any Credit Party fails to perform or observe or to cause an Eligible Tenant to observe or perform as applicable, any term, covenant or agreement contained in any of Section 6.02(b) hereto on its part to be performed or observed and such failure continues for fifteen (15) days after the earlier of (A) a Responsible Officer becoming aware of such default or (B) written notice thereof by the Administrative Agent to the Borrower

Representative (or, if such failure cannot be reasonably cured within such period, thirty (30) days, so long as the applicable Credit Party has diligently commenced such cure and is diligently pursuing completion thereof); or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by the Credit Parties and contained in this Credit Agreement, in any other Credit Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made provided that an Event of Default will not exist under this Section 8.01(d) if any representations and warranties which are made on Advances subsequent to the Closing Date are incorrect or misleading if, within ten (10) Business Days after the occurrence thereof, the Borrowers cure or correct the facts or circumstances which cause such representations and warranties to be incorrect or misleading; or

(e) Cross Default. (i) Any Credit Party (A) fails to perform or observe (beyond the applicable grace or cure period with respect thereto, if any) any Contractual Obligation if such failure could reasonably be expected to have a Material Adverse Effect, or (B) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise and beyond the applicable grace or cure period with respect thereto, if any) in respect of any Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) or otherwise fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded, in each case to the extent such Indebtedness or other obligation is in an amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) if any such failure or default under this clause (B) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (ii) Indebtedness (other than Indebtedness hereunder and Indebtedness under Swap Contracts) of any Credit Party in an aggregate principal amount of more than the Threshold Amount is accelerated, or (iii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default which occurs and is continuing under such Swap Contract as to which a Borrower is the Defaulting Party (as defined in such Swap Contract) after expiration of any applicable grace or cure periods or (B) any Termination Event (as so defined) where all Transactions (as so defined) are Affected Transactions (as so defined) under such Swap Contract as to which a Borrower is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Borrower as a result thereof could reasonably be expected to have a Material Adverse Effect; or

(f) Insolvency Proceedings, Etc. Any Credit Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its properties; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Credit Party and the appointment continues undischarged or unstayed for ninety (90) calendar days; or any proceeding under any Debtor Relief Law relating to any Credit Party or to all or any material part of its property is instituted without the consent of such Credit Party Person and continues undismissed or unstayed for ninety (90) calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Credit Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the properties of any Credit Party and is not released, vacated or fully bonded within ninety (90) days after its issue or levy; or

(h) Judgments. There is entered against any Credit Party (i) any one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) if any judgment individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; (to the extent not covered by independent third party insurance as to which the insurer has been notified of the claim and does not dispute coverage), or (ii) any one or more non monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Credit Documents. (i) Any Credit Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or as a result of satisfaction in full of all the Obligations or as a result of the Administrative Agent’s failure to record and/or file where and/or when appropriate any Collateral Documents or any continuation statements, ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Credit Document; or any Credit Party denies that it has any or further liability or obligation under any Credit Document, or purports to revoke, terminate or rescind any Credit Document; (ii) the Hazardous Materials Indemnity Agreement shall cease to be in full force and effect, or the Borrowers shall deny or disaffirm their obligations under Hazardous Materials Indemnity Agreement, or the Borrowers shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Hazardous Materials Indemnity Agreement; or (iii) any Lien shall fail to be a first priority, perfected Lien on a material portion of the Collateral, taken as a whole; provided that if any event occurs under in this Section 8.01(j), no Event of Default shall be deemed to have occurred so long as, within three (3) Business Days after a request from the Administrative Agent, the Borrowers execute and deliver to the Administrative Agent any reasonable documentation requested by the Administrative Agent which is necessary to cure such defect;

(k) Change of Control. There occurs any Change of Control; or

(l) 2014 Credit Agreement. There occurs any Event of Default under Section 8.01(b) of the 2014 Credit Agreement as a result of a default under Section 6.11 of the 2014 Credit Agreement.

8.02. Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Advances to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of the Loan, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Credit Document (other than Secured Swap Contracts) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and

(c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Credit Documents or applicable law;

provided, however, that upon the occurrence of an Event of Acceleration, the obligation of each Lender to make Advances shall automatically terminate, the unpaid principal amount of the Loan and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent or any Lender.

8.03. Application of Funds.

After the exercise of remedies in accordance with the provisions of Section 8.02 (or after the Loan have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs and amounts payable under Article III) payable to the Administrative Agent in its capacity as such or incurred by Administrative Agent in the exercise of its rights and remedies under this Agreement;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders (including Attorney Costs and amounts payable under Article III), ratably among the Lenders in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loan and fees, premiums and scheduled periodic payments, and any interest accrued thereon, due under any Secured Pari Swap Contract, ratably among the Lenders and, in the case of such Secured Pari Swap Contracts, the applicable Secured Swap Counterparties in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to (a) payment of that portion of the Obligations constituting unpaid principal of the Loan, (b) payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Pari Swap Contract, and (c) payments of amounts due under any Treasury Management Agreement between any Credit Party and any Lender, or any Affiliate of a Lender, ratably among such parties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to payment of that portion of the Obligations constituting any interest, due under any Secured Subordinated Swap Contract, ratably among the applicable Secured Swap Counterparties in proportion to the respective amounts described in this clause Fifth payable to them;

Sixth, to payment of breakage, termination or other payments, and any interest accrued thereon, due under any Secured Subordinated Swap Contract, ratably among such parties in proportion to the respective amounts described in this clause Sixth held by them;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

8.04. Administrative Agent’s Right to Perform the Obligations.

Upon the occurrence of an Event of Default and during continuation thereof, then, without waiving or releasing any other right, remedy or recourse the Administrative Agent or Lenders may have because of such Event of Default, the Administrative Agent may (but shall not be obligated to) make such payment or perform any act required of the Borrowers under this Agreement for the account of and at the expense of the Borrowers, and shall have the right to enter upon the Real Property Assets for such purpose and to take all such action thereon and with respect to the Real Property Assets as it may deem necessary or appropriate. The Borrowers shall indemnify, defend and hold the Administrative Agent and Lenders harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs, or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, incurred or accruing by reason of any acts performed by the Administrative Agent pursuant to the provisions of this Section 8.04, including those arising from the joint, concurrent, or comparative negligence of the Administrative Agent, except as a result of the Administrative Agent’s and/or Lenders’ gross negligence or willful misconduct. All sums paid by the Administrative Agent pursuant to this Section 8.04, and all other sums expended by the Administrative Agent to which it shall be entitled to be indemnified pursuant to this Section 8.04, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Obligations, shall be secured by the Credit Documents and shall be paid by the Borrowers to the Administrative Agent upon demand.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01. Appointment and Authorization of Administrative Agent.

Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.02. Delegation of Duties.

The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03. Liability of Administrative Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No

Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Administrative Agent, acting in its capacity as administrative agent and not as a Lender, shall have no responsibility or liability for monitoring or enforcing the schedule of Disqualified Lenders or for any assignment of any Loan or Commitment or for the sale of any participation, in either case, to a Disqualified Lender.

9.04. Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

9.05. Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or any Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders promptly of its receipt of any such notice and/or upon learning that there is a Default or Event of Default. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance herewith; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06. Credit Decision; Disclosure of Confidential Information by Administrative Agent.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession (in each case, except to the extent the Administrative Agent has confirmed to any Lender in writing the satisfaction of conditions to funding as of the Closing Date). Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrowers and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.

9.07. Indemnification of Administrative Agent.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers or any other Credit Party. The undertaking in this Section shall survive termination of the Aggregate Commitment, the payment of all other Obligations and the resignation of the Administrative Agent.

9.08. Administrative Agent in its Individual Capacity.

GECC and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though GECC were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, GECC or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Extension of Credit, GECC shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” include GECC in its individual capacity.

9.09. Successor Administrative Agent.

The Administrative Agent may resign as Administrative Agent “for cause” upon thirty (30) days’ notice to the Lenders and the Borrower Representative. If the Administrative Agent resigns or is replaced as set forth below under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor administrative agent shall be consented to by the Borrower Representative at all times other than during the existence of an Event of Default (which consent of the Borrower Representative shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower Representative, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” thereafter shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated without any other or further act or deed on the part of such retiring Administrative Agent or any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring

Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. For purposes of this Section 9.09, “for cause” shall mean (a) to the extent required by any legislative or regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (b) to the extent required by applicable laws or regulations or (c) to the extent required as a corporate policy matter.

Notwithstanding the foregoing, Administrative Agent may be removed as Administrative Agent upon the request of all the Lenders (other than Affiliates of Administrative Agent) if (a) it has committed actions constituting gross negligence or willful misconduct under this Agreement or (b) fails to hold any portion of the Aggregate Loan Commitments.

9.10. Administrative Agent May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of the Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loan and all other Obligations (other than obligations under Swap Contracts to which the Administrative Agent is not a party) that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 2.05 and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.05 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

9.11. Collateral Matters.

The Lenders irrevocably authorize the Administrative Agent and the Administrative Agent shall, release any guarantor from its obligations under its guaranty or any Lien granted to or held by the Administrative Agent under any Credit Document (i) upon termination of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations), (ii) on any property (including equity interests) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or under any other Credit Document, any Involuntary Disposition or any release or replacement of any Real Property Asset permitted in accordance with Section 9.12 and 9.13, or (iii) as approved in accordance with Section 10.01.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property.

9.12. Substitutions and Releases of Real Property Assets.

(a) The Borrowers may substitute for existing Real Property Assets constituting Collateral, real property assets not constituting Collateral (each a “New Real Property Asset”) from the Liens and security interests of the Administrative Agent hereunder and under the Collateral Documents relating thereto and all Obligations hereunder and under the Collateral Documents so long as no such substitution under this Section 9.12(a) is made more often than once in any twelve (12) month period and each of the following conditions is satisfied;

(i) the applicable Borrower shall deliver to the Administrative Agent, not less than ten (10) Business Days prior to the date of such requested substitution a written request for substitution of the applicable Real Property Asset and a reasonably satisfactory description of the New Real Property Asset;

(ii) the applicable Borrower shall deliver, together with such request for substitution, a pro forma Compliance Certificate showing that, on a pro forma basis, (A) the Rent Yield after giving effect to any such substitution shall be equal to or greater than the Rent Yield immediately prior to such substitution, (B) the Lease Coverage Ratio after giving effect to any such substitution shall be equal to or greater than the Lease Coverage Ratio immediately prior to such substitution, and (C) the Loan to Value Ratio after giving effect to any such substitution shall be equal to or less than the Loan to Value Ratio immediately prior to such substitution;

(iii) a Responsible Officer or any Borrower shall certify in writing to the Administrative Agent that no Default or Event of Default shall exist immediately after giving effect to the applicable substitution;

(iv) the Administrative Agent shall have received evidence, acceptable to it in its reasonable discretion that the matters set forth in such request, Compliance Certificate and certification are true and correct in all material respects, and, to the extent all such conditions to substitution are satisfied, the Administrative Agent will, at the Borrowers’ expense, within five (5) Business Days of the satisfaction of the conditions set forth in this Section 9.12(a), deliver to the applicable Borrower such documentation as is reasonably necessary to evidence the release of the Administrative Agent’s Lien and/or security interest, if any, in the released Real Property Asset(s) and release from all other Obligations all at the reasonable cost and expense of such applicable Borrower;

(v) the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, each of the Real Property Asset Deliverables with respect to each New Real Property Asset(s) and a copy of the executed lease with the Eligible Tenant for each such New Real Property Asset(s) and if the owner of such New Real Property Asset is not then a Borrower, an executed Borrower Joinder Agreement; and

(vi) unless otherwise approved by the Required Lenders, no more than $30,000,000 of the Real Property Assets (determined based on the most recent appraisals available) may be substituted in any single substitution transaction.

If the applicable Borrower satisfies the terms of this Section 9.12(a), then the Lenders shall provide a Release and/or termination of security interest for the Real Property Assets and/or equity interests in such Borrower being released hereunder as part of the substitution.

(b) The Borrowers may release (each of the following shall be referred to herein as a “Release”) any one or more Real Property Assets and/or equity interest of a Borrower (any such Real Property Asset for which a Release is obtained being referred to herein as a “Release Project” and collectively, the “Release Projects”) from the Liens and security interests of the Administrative Agent hereunder and under the Collateral Documents relating thereto and all Obligations hereunder and under the Collateral Documents (for the avoidance of doubt, Releases may be accomplished by a disposition of a Real Property Asset or disposition of equity interests in a Borrower) so long as (i) no less than four (4) Real Property Assets remain subject to the Loan, (ii) the outstanding balance of the Loan is not less than $25,000,000, and (iii) each of the following conditions is satisfied:

(A) the applicable Borrower shall deliver to the Administrative Agent, not less than ten (10) Business Days prior to the date of such requested Release a written request for Release of the applicable Real Property Asset;

(B) the applicable Borrower shall deliver, together with such request for Release, a pro forma Compliance Certificate showing that, on a pro forma basis, the Rent Yield after giving effect to any such Release shall be equal to or greater than the Rent Yield immediately prior to such Release;

(C) a Responsible Officer or any Borrower shall certify in writing to the Administrative Agent that no Default or Event of Default shall exist immediately after giving effect to the applicable Release; and

(D) the amount to be paid by the Borrowers to the Administrative Agent for such Release Project (any such amount a “Release Price”) shall be an amount equal to at least one hundred and ten percent (110%) of the Allocated Loan Value of such Release Project plus, to the extent applicable, (1) interest accrued and unpaid on the principal balance of the Loan to and including the effective date of such Release and (2) the pro rata portion of any Prepayment Premium, breakage amounts, if any, under Section 3.05 or any other fee due with respect to such Release Project(s) provided, that there shall be no Prepayment Premium due in connection with Releases obtained pursuant to Sections 9.12(a);

(E) the Borrowers shall have paid to the Administrative Agent the amounts set forth in Section 9.12(b)(iii)(D) above as well as reasonable out-of-pocket fees and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with such Release; and

(F) the Administrative Agent shall have received evidence, acceptable to it in its reasonable discretion that the matters set forth in such request, Compliance Certificate and certification are true and correct in all material respects, and, to the extent all such conditions to release are satisfied, the Administrative Agent will, at the Borrowers’ expense, promptly and in any event within five (5) Business Days of the satisfaction of the conditions set forth in this Section 9.12(b), deliver to the applicable Borrower such documentation as is reasonably necessary to evidence the release of the Administrative Agent’s Lien and/or security interest, if any, in the Released Property and release from all other Obligations all at the reasonable cost and expense of such applicable Borrower.

(c) Whenever the Lenders are required to provide a Release (including a termination of a security interest) under this Agreement, the Lenders shall endeavor to provide such Release promptly and, to the extent the Release is being requested in connection with the permitted sale or transfer of a Real Property Asset or the equity interest in a Borrower, provided the Administrative Agent has received at least ten (10) Business Days prior written notice of the request for the Release, the Lenders shall use reasonable efforts to coordinate the delivery of the Release with the closing of such sale or transfer.

9.13. Like-Kind Exchanges.

In connection with any Borrower’s sale of a Real Property Asset (or an Unimproved Property), Borrower may structure the sale as a like-kind exchange for all or a portion of such Real Property Asset (or an Unimproved Property), in one or more concurrent or delayed tax-deferred exchanges which shall qualify under Section 1031 of the Internal Revenue Code (“1031 Exchange”). If a Real Property Asset (or an Unimproved Property) is sold as part of a 1031 Exchange, Borrower may, in its sole election, remain a Subsidiary of Parent Borrower after the sale and release of the Real Property Asset (or an Unimproved Property) for so long as is reasonably required to complete the 1031 Exchange and Acquire a new Real Property Asset.

ARTICLE X

MISCELLANEOUS

10.01. Amendments, Etc.

No amendment or waiver of any provision of this Credit Agreement or any other Credit Document (other than Secured Swap Contracts), and no consent to any departure by the Borrower or any other Credit Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Credit Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (except as otherwise permitted or contemplated hereunder); provided, that any extension or increase in the Loan shall require the written consent of each Lender (except as otherwise permitted or contemplated hereunder);

(b) postpone any date fixed by this Credit Agreement or any other Credit Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document without the written consent of each Lender;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or any fees or other amounts payable hereunder (including, without limitation, any prepayment fees) or under any other Credit Document without the written consent of each Lender; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d) change Section 2.10 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(e) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Credit Agreement or any other Credit Document. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (i) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender, (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender, (iii) such Lender’s balance may not be forgiven without the consent of such Lender, and (iv) the interest rate on the Loan cannot be reduced. No amendment, modification or waiver of this Agreement or any Credit Document altering the ratable treatment of Obligations arising under a Secured Pari Swap Contract resulting in such Obligations being junior in right of payment to principal of the Loan or resulting in Obligations owing to any Secured Swap Counterparty thereunder being unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Counterparty, shall be effective without the written consent of such Secured Swap Counterparty or, in the case of a Secured Pari Swap Contract provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent. No amendment, modification or waiver of this Agreement or any Credit Document altering the ratable treatment of Obligations arising under a Secured Subordinated Swap Contract resulting in Obligations owing to any Secured Swap Counterparty thereunder being unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to any Secured Swap Counterparty, shall be effective without the written consent of such Secured Swap Counterparty or, in the case of a Secured Subordinated Swap Contract provided or arranged by the Administrative Agent or an Affiliate thereof, the Administrative Agent. If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower Representative may elect to replace any such Non-Consenting Lender as a Lender party to this Agreement pursuant to Section 10.13.

10.02. Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed certified or registered mail, faxed or delivered to the applicable address, facsimile number or (subject to subsection (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to any Borrower or the Administrative Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to any Borrower and the Administrative Agent.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower Representative may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Credit Parties’ or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Credit Parties, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Credit Parties and the Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower Representative and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Credit Parties or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(f) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(g) Flood Law Notification. The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994 and related legislation (the “Flood Laws”). The Administrative Agent will post on the applicable electronic platform (or otherwise distribute to each Lender) documents that it receives in connection with the Flood Laws. However, the Administrative Agent reminds each Lender and participant that, pursuant to the Flood Laws, each federally regulated lender (whether acting as a Lender or participant) is responsible for assuring its own compliance with the flood insurance requirements.

10.03. No Waiver; Cumulative Remedies.

No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Credit Document, the authority to enforce rights and remedies hereunder and under the other Credit Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Credit Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Sections 2.08 and 10.21), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Credit Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.08, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Credit Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of external counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Credit Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out of pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any external counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Credit Documents, including its rights under this Section, or (B) in connection with the Loan made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b) Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each

Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Credit Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Credit Party, or any Environmental Liability related in any way to any Credit Party, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Credit Party, and regardless of whether any Indemnitee is a party thereto (all of the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Credit Party against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if such Borrower or such other Credit Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c) Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any Related Party of any of the foregoing (and without limiting their obligation to do so), each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(e).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Credit Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitment and the repayment, satisfaction or discharge of all the other Obligations.

10.05. Payments Set Aside.

To the extent that any payment by or on behalf of the Borrowers is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

10.06. Successors and Assigns.

(a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except that all or any portion of the Loan may be assigned or otherwise transferred (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) to a Qualified Transferee, (iii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iv) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) or (i) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the “Indemnitees”) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

(b) Any Lender may at any time assign to one or more Qualified Transferee or Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loan at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loan at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes the Loan outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Representative otherwise consents (each such consent not to be unreasonably withheld or delayed) provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the portion of the Loan or the Commitment assigned; and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee or Qualified Transferee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender and, if the assignor Lender retains a portion of the Loan, a Note to the assignor Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this subsection shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section; provided that in the event of an assignment to a Disqualified Lender, the Parent Borrower may replace such Lender in accordance with Section 10.13.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of the Loan owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each

Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Representative at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loan owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that extends the time for, reduces the amount or alters the application of proceeds with respect to such obligations and payments required therein that directly affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.08 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower (in compliance with Section 5f.103-1(c) of the U.S. Treasury Regulations), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Commitment and or the Loan under this Credit Agreement.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower Representative is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may (without notice to or the consent of any of the parties hereto) create a security interest in all or any portion of the Loan owing to it and the Note evidencing such portion of the Loan, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.06, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

10.07. Treatment of Certain Information; Confidentiality.

Each of the Administrative Agent and the Lenders agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Credit Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Credit Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrower Representative or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by the disclosing person or (ii) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Credit Parties.

For purposes of this Section, “Information” means all information received from any Credit Party or any Subsidiary thereof relating to any Credit Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party or any Subsidiary thereof, provided that, in the case of information received from a Credit Party or any such Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent and the Lenders acknowledge that (a) the Information may include material non-public information concerning the Credit Parties, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08. Set off.

Subject to the provisions of Section 10.21, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Credit Parties against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement or any other Credit Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement or any other Credit Document and although such obligations of the Credit Parties may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower Representative and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. Notwithstanding the provisions of this Section 10.08, if at any time any Lender or any of their respective Affiliates maintains one or more deposit accounts for the Borrowers or any other Credit Party into which Medicare and/or Medicaid receivables are deposited, such Person shall waive the right of setoff set forth herein.

10.09. Interest Rate Limitation.

Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10. Counterparts; Integration; Effectiveness.

This Credit Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Credit Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Credit Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

10.11. Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Credit Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and except as set forth in Section 5.25 hereof, notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default existing at the time of any Borrowing, and shall continue in full force and effect as long as the Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.

10.12. Severability.

If any provision of this Credit Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Credit Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13. Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender can no longer make a Eurodollar Loan under Section 3.02 or if any Lender is a Defaulting Lender or if permitted pursuant to Section 10.01 due to the existence of a Non-Consenting Lender or if any Disqualified Lender takes an assignment of the Loan or Commitment of a Lender hereunder in contravention of Section 10.06(b), then the Borrower Representative may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Credit Agreement and the related Credit Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of the Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower Representative to require such assignment and delegation cease to apply.

10.14. No Advisory or Fiduciary Responsibility.

In connection with all aspects of each transaction contemplated hereby, the Borrowers each acknowledge and agree, and acknowledge their respective Affiliates’ understanding, that: (a) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, on the other hand, and each Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (b) in connection with the process leading to such transaction, the Administrative Agent and the Lenders are and have been acting solely as principals and no such Person is the financial advisor, agent or fiduciary, for the Borrowers or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (c) neither the Administrative Agent nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrowers with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any Lender has advised or is currently advising the Borrowers or any of their respective Affiliates on other matters) and neither the Administrative Agent nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (d) the Administrative Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent nor any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (e) neither the Administrative Agent nor any

Lender has provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and each Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent or any Lender with respect to any breach or alleged breach of agency or fiduciary duty.

10.15. Source of Funds.

Each of the Lenders hereby represents and warrants to the Borrowers that, as to the source of funds to be used by such Lender in connection with the financing hereunder, no part of such funds constitutes assets of any “employee benefit plan” as defined in ERISA (or its related trust) or any “plan” as defined in Section 4975 of the Internal Revenue Code.

10.16. GOVERNING LAW.

(a) UNLESS OTHERWISE NOTED THEREIN TO THE CONTRARY, THIS AGREEMENT AND THE CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS (WITHOUT GIVING EFFECT TO ILLINOIS’ PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT FOR THOSE PROVISIONS IN THE CREDIT DOCUMENTS PERTAINING TO THE CREATION, PERFECTION OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE PROPERTY IS LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS SITTING IN CHICAGO OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWERS, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY CREDIT DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWERS, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.17. WAIVER OF RIGHT TO TRIAL BY JURY.

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.18. No Conflict.

To the extent there is any conflict or inconsistency between the provisions hereof and the provisions of any other Credit Document, this Credit Agreement shall control.

10.19. USA Patriot Act Notice.

Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers (and to the extent applicable, the Parent), which information includes the name and address of the respective Borrowers (and to the extent applicable, the Parent) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers (and to the extent applicable, the Parent) in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.20. Entire Agreement.

THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

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SIGNATURE PAGES AND SCHEDULES AND EXHIBITS TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date first above written.

PARENT BORROWER:	AVIV FINANCING VI, L.L.C., a Delaware limited liability company,

	By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership, its sole member

		By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its general partner

			By:	AVIV REIT, INC., a Maryland corporation, its general partner

				By:	/s/ Steven J. Insoft
Steven J. Insoft
President and Chief Operating Officer

PROPERTY BORROWER:	FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company,

	By:	AVIV FINANCING VI, L.L.C., a Delaware limited liability company, its sole member

		By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership, its sole member

			By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its general partner

				By:	AVIV REIT, INC., a Maryland corporation, its general partner

					By:	/s/ Steven J. Insoft
Steven J. Insoft President and Chief Operating Officer

[Signatures Continued on Next Page]

[AVIV –Credit Agreement]

ADMINISTRATIVE AGENT:	GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

	By:	/s/ Daniel Reilly
Daniel Reilly Authorized Signatory

LENDERS:	GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

	By:	/s/ Daniel Reilly
Daniel Reilly Authorized Signatory

[AVIV –Credit Agreement]

SCHEDULE 2.02

AMORTIZATION SCHEDULE

[see attached]

Amortization Schedule

Closing Date	12/17/2014	Index	0.500%
End of Accrual Date	12/31/2014	Spread	3.500%
First Payment Date	2/1/2015	# of periods	60
Original Balance	$180,000,000	Amort Rate	6.000%
Maturity Date	12/17/2019	Int Conv	Actual/360
Sub-Interest Accrual	$300,000	Int Only Period	24	Months
		Amort Period	360	Months

Annual Summary	Days	Ending Balance	Principal	Prepayment	Balloon Amount
Year 1	365	180,000,000.00	0	0	0
Year 2	366	180,000,000.00	0	0	0
Year 3	365	177,789,578.92	2,210,421	0	0
Year 4	365	175,442,823.90	2,346,755	0	0
Year 5	350	0.00	2,278,130	173,164,694	173,164,694
Year 6	0	0.00	0	0	0
Year 7	0	0.00	0	0	0
Year 8	0	0.00	0	0	0
Year 9	0	0.00	0	0	0
Year 10	0	0.00	0	0	0

Period	Date	Days	Ending Balance	Principal	Prepayment	Balloon Amount
0	12/17/2014		180,000,000.00
1	2/1/2015	31	180,000,000.00	0.00	0.00	0.00
2	3/1/2015	28	180,000,000.00	0.00	0.00	0.00
3	4/1/2015	31	180,000,000.00	0.00	0.00	0.00
4	5/1/2015	30	180,000,000.00	0.00	0.00	0.00
5	6/1/2015	31	180,000,000.00	0.00	0.00	0.00
6	7/1/2015	30	180,000,000.00	0.00	0.00	0.00
7	8/1/2015	31	180,000,000.00	0.00	0.00	0.00
8	9/1/2015	31	180,000,000.00	0.00	0.00	0.00
9	10/1/2015	30	180,000,000.00	0.00	0.00	0.00
10	11/1/2015	31	180,000,000.00	0.00	0.00	0.00
11	12/1/2015	30	180,000,000.00	0.00	0.00	0.00
12	1/1/2016	31	180,000,000.00	0.00	0.00	0.00
13	2/1/2016	31	180,000,000.00	0.00	0.00	0.00
14	3/1/2016	29	180,000,000.00	0.00	0.00	0.00
15	4/1/2016	31	180,000,000.00	0.00	0.00	0.00
16	5/1/2016	30	180,000,000.00	0.00	0.00	0.00
17	6/1/2016	31	180,000,000.00	0.00	0.00	0.00
18	7/1/2016	30	180,000,000.00	0.00	0.00	0.00
19	8/1/2016	31	180,000,000.00	0.00	0.00	0.00
20	9/1/2016	31	180,000,000.00	0.00	0.00	0.00
21	10/1/2016	30	180,000,000.00	0.00	0.00	0.00
22	11/1/2016	31	180,000,000.00	0.00	0.00	0.00
23	12/1/2016	30	180,000,000.00	0.00	0.00	0.00
24	1/1/2017	31	180,000,000.00	0.00	0.00	0.00
25	2/1/2017	31	179,820,809.05	179,190.95	0.00	0.00
26	3/1/2017	28	179,640,722.15	180,086.90	0.00	0.00
27	4/1/2017	31	179,459,734.82	180,987.33	0.00	0.00
28	5/1/2017	30	179,277,842.55	181,892.27	0.00	0.00
29	6/1/2017	31	179,095,040.82	182,801.73	0.00	0.00
30	7/1/2017	30	178,911,325.08	183,715.74	0.00	0.00
31	8/1/2017	31	178,726,690.76	184,634.32	0.00	0.00
32	9/1/2017	31	178,541,133.26	185,557.49	0.00	0.00
33	10/1/2017	30	178,354,647.98	186,485.28	0.00	0.00
34	11/1/2017	31	178,167,230.28	187,417.71	0.00	0.00
35	12/1/2017	30	177,978,875.49	188,354.79	0.00	0.00
36	1/1/2018	31	177,789,578.92	189,296.57	0.00	0.00
37	2/1/2018	31	177,599,335.87	190,243.05	0.00	0.00
38	3/1/2018	28	177,408,141.60	191,194.27	0.00	0.00
39	4/1/2018	31	177,215,991.36	192,150.24	0.00	0.00
40	5/1/2018	30	177,022,880.38	193,110.99	0.00	0.00
41	6/1/2018	31	176,828,803.83	194,076.54	0.00	0.00
42	7/1/2018	30	176,633,756.91	195,046.93	0.00	0.00
43	8/1/2018	31	176,437,734.75	196,022.16	0.00	0.00
44	9/1/2018	31	176,240,732.47	197,002.27	0.00	0.00
45	10/1/2018	30	176,042,745.19	197,987.28	0.00	0.00
46	11/1/2018	31	175,843,767.97	198,977.22	0.00	0.00
47	12/1/2018	30	175,643,795.87	199,972.11	0.00	0.00
48	1/1/2019	31	175,442,823.90	200,971.97	0.00	0.00
49	2/1/2019	31	175,240,847.07	201,976.83	0.00	0.00
50	3/1/2019	28	175,037,860.36	202,986.71	0.00	0.00
51	4/1/2019	31	174,833,858.72	204,001.64	0.00	0.00
52	5/1/2019	30	174,628,837.07	205,021.65	0.00	0.00
53	6/1/2019	31	174,422,790.31	206,046.76	0.00	0.00
54	7/1/2019	30	174,215,713.32	207,076.99	0.00	0.00
55	8/1/2019	31	174,007,600.94	208,112.38	0.00	0.00
56	9/1/2019	31	173,798,448.00	209,152.94	0.00	0.00
57	10/1/2019	30	173,588,249.29	210,198.71	0.00	0.00
58	11/1/2019	31	173,376,999.59	211,249.70	0.00	0.00
59	12/1/2019	30	173,164,693.64	212,305.95	0.00	0.00
60	12/17/2019	16	0.00	0.00	173,164,693.64	173,164,693.64
61	12/17/2019	0	0.00	0.00	0.00	0.00
62	12/17/2019	0	0.00	0.00	0.00	0.00
63	12/17/2019	0	0.00	0.00	0.00	0.00
64	12/17/2019	0	0.00	0.00	0.00	0.00
65	12/17/2019	0	0.00	0.00	0.00	0.00
66	12/17/2019	0	0.00	0.00	0.00	0.00
67	12/17/2019	0	0.00	0.00	0.00	0.00
68	12/17/2019	0	0.00	0.00	0.00	0.00
69	12/17/2019	0	0.00	0.00	0.00	0.00
70	12/17/2019	0	0.00	0.00	0.00	0.00
71	12/17/2019	0	0.00	0.00	0.00	0.00
72	12/17/2019	0	0.00	0.00	0.00	0.00
73	12/17/2019	0	0.00	0.00	0.00	0.00
74	12/17/2019	0	0.00	0.00	0.00	0.00
75	12/17/2019	0	0.00	0.00	0.00	0.00
76	12/17/2019	0	0.00	0.00	0.00	0.00
77	12/17/2019	0	0.00	0.00	0.00	0.00
78	12/17/2019	0	0.00	0.00	0.00	0.00
79	12/17/2019	0	0.00	0.00	0.00	0.00
80	12/17/2019	0	0.00	0.00	0.00	0.00
81	12/17/2019	0	0.00	0.00	0.00	0.00
82	12/17/2019	0	0.00	0.00	0.00	0.00
83	12/17/2019	0	0.00	0.00	0.00	0.00
84	12/17/2019	0	0.00	0.00	0.00	0.00

SCHEDULE 2.07

LENDERS AND COMMITMENTS

Lender	Term Loan Commitment	Term Commitment Percentage
General Electric Capital Corporation	$180,000,000.00	100.0000%

SCHEDULE 2.10

LOAN ALLOCATIONS AMONG BORROWERS

Borrower	Total
Financing VI Healthcare Property, L.L.C.	$180,000,000.00

SCHEDULE 5.01(c)

SALE, TRANSFER OR OTHER DISPOSITION OR PURCHASE OR OTHER ACQUISITION

None.

SCHEDULE 5.11

CORPORATE STRUCTURE; CAPITAL STOCK

Borrower’s Legal Name	State of Formation	Tax ID	% of Capital Stock Outstanding	Persons Holding Equity or Voting Interests (%)	Outstanding Options, Warrants, Rights of Conversion of Purchase or Similar
Aviv Financing VI, L.L.C.	DE	61-1749036	100%	Aviv Healthcare Properties Operating Partnership I, L.P. (100%)	None.
Financing VI Healthcare Property, L.L.C.	DE	35-2519380	100%	Aviv Financing VI, L.L.C. (100%)	None.

Organizational Chart

SCHEDULE 5.12

REAL PROPERTY ASSET MATTERS

Part I	Real Property Assets
Part II	Delinquent Tenants
Part III	Material Sub-Leases

SCHEDULE 5.12

PART I – REAL PROPERTY ASSETS

Site No.	Real Property Asset Address	Borrower/Owner	Facility Operating Leases	Eligible Tenant[1]	Facility Operating Lease Termination Date	Ground Leases

1	1701 South Jefferson Avenue, Defiance, OH	Financing VI Healthcare Property, L.L.C.	1. Amended and Restated Master Lease and Security Agreement 2. First Amendment to Amended and Restated Master Lease and Security Agreement	LHCC Properties, LLC (subleased to Oak Health Care Investors of Defiance, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

2	175 Chillicothe Avenue, Hillsboro, OH	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Hillsboro)	12/31/2012/31/2029, plus 2 options of 5 years each 29	N/A

3	2000 Sherman Circle NE, Massillon, OH	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Fairport Enterprises, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

4	13 Avalon Road, Mt. Vernon, OH	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Oak Health Care Investors of Mt. Vernon, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

5	6830 North High Street, Worthington, OH	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of North Worthington)	12/31/2029, plus 2 options of 5 years each	N/A

6	10731 & 10703 State Route 118, Rockford, OH	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to The Laurels of Rockford, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

7	1030 High Street, Worthington, OH	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Worthington)	12/31/2029, plus 2 options of 5 years each	N/A

8	270 North Bedford Road, Battle Creek, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Battle Creek)	12/31/2029, plus 2 options of 5 years each	N/A

9	90 North Michigan Avenue, Coldwater, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Oak Health Care Investors of Coldwater, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

10	RFD #1, 4735 Ranger Road, Perrinton, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Perrinton)	12/31/2029, plus 2 options of 5 years each	N/A

11	1080 North 35th Street, Galesburg, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Galesburg)	12/31/2029, plus 2 options of 5 years each	N/A

[1]	Unless otherwise noted, the address of Eligible Tenant is c/o LHCC Properties, LLC, 8181 Worthington Road, Westerville, Ohio 43082.

Site No.	Real Property Asset Address	Borrower/Owner	Facility Operating Leases	Eligible Tenant[1]	Facility Operating Lease Termination Date	Ground Leases

12	3650 Van Buren Road, Hudsonville, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Hudsonville)	12/31/2029, plus 2 options of 5 years each	N/A

13	350 North Center Street, Lowell, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Lowell)	12/31/2029, plus 2 options of 5 years each	N/A

14	400 South Crapo Street, Mt. Pleasant, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Mt. Pleasant)	12/31/2029, plus 2 options of 5 years each	N/A

15	425 East Elm Street, Wayland, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Wayland)	12/31/2029, plus 2 options of 5 years each	N/A

16	200 Westbrook Court, Marshall, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Assisted Living Center of Marshall, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

17	1945 Churchill Boulevard, Mt. Pleasant, MI	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Isabella)	12/31/2029, plus 2 options of 5 years each	N/A

18	100 & 200 Riceville Road, Asheville, NC	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to The Laurels of Ashwood Manor, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

19	72 Chatham Business Drive, Pittsboro, NC	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of Chatham, North Carolina, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

20	1101 Hartwell Street P.O. Box 509, Garner, NC	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Oak Health Care Investors of North Carolina, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

21	70 Sweeten Creek Road, Asheville, NC	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to The Laurels of GreenTree Ridge, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

22	215 Lash Drive, Salisbury, NC	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Oak Health Care Investors of Salisbury, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

23	100 Riceville Road, Asheville, NC	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to The Laurels of Summit Inn, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

24	520 West Liberty Street, Butler, IN	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Oak Health Care Investors, Inc.)	12/31/2029, plus 2 options of 5 years each	N/A

Site No.	Real Property Asset Address	Borrower/Owner	Facility Operating Leases	Eligible Tenant[1]	Facility Operating Lease Termination Date	Ground Leases

25	290 Clear Creek Road, Hendersonville, NC	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Laurel Health Care Company of North Carolina, Inc.)	Earlier of: (a) 12/31/2029 plus 2 options of 5 years each and (b) the day before the expiration of applicable Prime Lease

Lessor

Elderberry of Hendersonville, LLC

Termination Date

12/31/2020

Ground Lease

1. Lease Agreement

2. Agreement

3. Second Amendment and Extension of Lease

4. Third Amendment of Lease Agreement

5. Landlord Estoppel Certificate

26	11611 Robious Road, Midlothian, VA	Financing VI Healthcare Property, L.L.C.	See Site 1 above.	LHCC Properties, LLC (subleased to Oak Health Care Investors of Richmond, Virginia, Inc.)	Earlier of: (a) 12/31/2029 plus 2 options of 5 years each and (b) the day before the expiration of applicable Prime Lease

Lessor

G&E HC REIT II

Midlothian SNF, LLC

Termination Date

2/28/2025, plus 2 options of 5 years each

Ground Lease

1. Lease Agreement

2. Notice of Assignment of Lease

3. Assignment and Assumption Agreement and Consent

4. Landlord consent and Estoppel Certificate

5. Subordination, Non-Disturbance and Attornment Agreement

SCHEDULE 5.12

PART II – DELINQUENT TENANTS

None.

SCHEDULE 5.12

PART III – MATERIAL SUB-LEASES

Site No.	Real Property Asset Address	Borrower/Owner	Sublease	Subtenant	Sublease Termination Date	Subtenant’s Rental Payment Status[2]

1	1701 South Jefferson Avenue, Defiance, OH	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Oak Health Care Investors of Defiance, Inc.	12/31/2029

2	175 Chillicothe Avenue, Hillsboro, OH	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Hillsboro	12/31/2029

3	2000 Sherman Circle NE, Massillon, OH	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Fairport Enterprises, Inc.	12/31/2029

4	13 Avalon Road, Mt. Vernon, OH	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Oak Health Care Investors of Mt. Vernon, Inc.	12/31/2029

5	6830 North High Street, Worthington, OH	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of NorthWorthington	12/31/2029

6	10731 & 10703 State Route 118, Rockford, OH	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	The Laurels of Rockford, Inc.	12/31/2029

7	1030 High Street, Worthington, OH	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Worthington	12/31/2029

8	270 North Bedford Road, Battle Creek, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Battle Creek	12/31/2029

9	90 North Michigan Avenue, Coldwater, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Oak Health Care Investors of Coldwater, Inc.	12/31/2029

10	RFD #1, 4735 Ranger Road, Perrinton, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Perrinton	12/31/2029

11	1080 North 35th Street, Galesburg, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Galesburg	12/31/2029

12	3650 Van Buren Road, Hudsonville, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Hudsonville	12/31/2029

13	350 North Center Street, Lowell, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Lowell	12/31/2029

14	400 South Crapo Street, Mt. Pleasant, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Mt. Pleasant	12/31/2029

15	425 East Elm Street, Wayland, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Wayland	12/31/2029

16	200 Westbrook Court, Marshall, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Assisted Living Center of Marshall, Inc.	12/31/2029

17	1945 Churchill Boulevard, Mt. Pleasant, MI	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Isabella	12/31/2029

Site No.	Real Property Asset Address	Borrower/Owner	Sublease	Subtenant	Sublease Termination Date	Subtenant’s Rental Payment Status[2]

18	100 & 200 Riceville Road, Asheville, NC	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	The Laurels of Ashwood Manor, Inc.	12/31/2029

19	72 Chatham Business Drive, Pittsboro, NC	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of Chatham, North Carolina, Inc.	12/31/2029

20	1101 Hartwell Street P.O. Box 509, Garner, NC	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Oak Health Care Investors of North Carolina, Inc.	12/31/2029

21	70 Sweeten Creek Road, Asheville, NC	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	The Laurels of GreenTree Ridge, Inc.	12/31/2029

22	215 Lash Drive, Salisbury, NC	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Oak Health Care Investors of Salisbury, Inc.	12/31/2029

23	100 Riceville Road, Asheville, NC	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	The Laurels of Summit Inn, Inc.	12/31/2029

24	520 West Liberty Street, Butler, IN	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Oak Health Care Investors, Inc.	12/31/2029

25	290 Clear Creek Road, Hendersonville, NC	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Laurel Health Care Company of North Carolina, Inc.	12/31/2029

26	11611 Robious Road, Midlothian, VA	Financing VI Healthcare Property, L.L.C.	Sublease dated July 1, 2014 between LHCC Properties, LLC and Subtenant	Oak Health Care Investors of Richmond, Virginia, Inc.	12/31/2029

SCHEDULE 5.13

MATERIAL CONTRACTS; CONTRACTS

1.	Second Amended and Restated Master Transaction Agreement

SCHEDULE 5.17

INSURANCE CERTIFICATES

[see attached]

LAURHEA-01
DROEDING
ACORD
DATE (MM/DD/YYYY)
12/15/2014
CERTIFICATE OF LIABILITY INSURANCE
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED
REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).
PRODUCER
Cincinnati/ Assured Neace Lukens Insurance Agency Inc 4000 Smith Road, Suite 400 Cincinnati, OH 45209
INSURED
Laurel Health Care Holdings Inc.
8181 Worthington Rd.
Westerville, OH 43082
CONTACT NAME: Dawn Roeding PHONE (A/C, NO, Ext): (513) 333-0700 FAX (A/C, No): (513) 333-0735 E-MAIL ADDRESS: dawn.roeding@neacelukens.com
INSURER(S) AFFORDING COVERAGE NAIC #
INSURER A: Columbia Casualty Company 31127 INSURER B: Travelers Indemnity Co of CT 25682
INSURER C:
INSURER D:
INSURER E:
INSURER F:
COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES, LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
INSR
LTR
A
TYPE OF INSURANCE
X COMMERCIAL GENERAL LIABILITY
X CLAIMS-MADE
OCCUR
X Prof 15M/15M
GEN’L AGGREGATE LIMIT APPLIES PER:
X POLICY
PROJECT
LOC
OTHER:
ADDL
INSD
SUBR
WVD
X
X
POLICY NUMBER
C2067421710
POLICY EFF (MM/DD/YYYY)
11/01/2014
POLICY EXP (MM/DD/YYYY)
11/01/2015
LIMITS
EACH OCCURRENCE
$ 15,000,000
DAMAGE TO RENTED PREMISES (Ea occurrence)
$ 100,000
MED EXP (Any one person)
$ 10,000
PERSONAL & ADV INJURY
$ 15,000,000
GENERAL AGGREGATE
$ 15,000,000
PRODUCTS - COMP/OP AGG
$ 15,000,000
$
COMBINED SINGLE LIMIT (Ea accident)
$
BODILY INJURY (Per person)
$
BODILY INJURY (Per accident)
$
PROPERTY DAMAGE (Per accident)
$
$
AUTOMOBILE LIABILITY
ANY AUTO ALL OWNED AUTOS
HIRED AUTOS
SCHEDULED AUTOS NON-OWN ED AUTOS
UMBRELLA LIAB EXCESS LIAB
OCCUR CLAIMS-MADE
DED
RETENTIONS
EACH OCCURRENCE
$
AGGREGATE
$
$
B
WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory In NH)
If yes, describe under DESCRIPTION OF OPERATIONS below
Y/N
N/A
TC2EUB134D438414
11/01/2014
11/01/2016
PER
STATUTE
OTHER
E.L. EACH ACCIDENT
$1,000,000
E.L. DISEASE - EA EMPLOYEE
$ 1,000,000
E.L. DISEASE - POLICY LIMIT
$ 1,000,000
DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)
Financing Vi Healthcare Property, L.L.C; Aviv Financing VI, L.L.C;Aviv Financing III, L.L.C.; Aviv Healthcare Properties Operating Partnership I, L.P.; Aviv Healthcare Properties Limited Partnership and Aviv REIT, Inc. as Additional Insureds as regards their status as Lessor to the insured; and General Electric Capital Corporation, ISAOA, ATIMA, GE Healthcare Financial Services, %Gemsa Loan Services, L.P. are named as additional insured to the named insureds
CERTIFICATE HOLDER
CANCELLATION
Financing VI Healthcare Property LLC 303 West Madison St. Suite 2400 Chicago, IL 60606
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE
©1988-2014 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD
ACORD 25 (2014/01)

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:	0

ADDITIONAL REMARKS SCHEDULE	Page 1 of 3

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
SEE PAGE 1
CARRIER	NAIC CODE
SEE PAGE 1	SEE P 1	EFFECTIVE DATE: SEE PAGE 1

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

Remarks:

Named Insured covered locations

The Laurels of Bon Air, LLC. The Laurels of Bon Air

9101 Bon Air Crossings Dr, Richmond, VA 23235

The Laurels of Canton, LLC., The Laurels of Canton

2714 13th St NW, Canton, OH 44708

The Laurels of Carson City, LLC, The Laurels of Carson City

620 N Second St., Carson City, Ml 48811

The Laurels of Charlottesville, LLC, The Laurels of Charlottesville

1165 Pepsi Place, Charlottesville, VA 22901

The Laurels of Greentree Ridge, Inc., The Laurels of Greentree Ridge

70 Sweeten Creek Rd, Asheville, NC 28803

The Laurels of Hilliard, LLC, The Laurels of Hilliard

5471 Scioto Darby Rd, Hilliard, OH 43026

The Laurels of Huber Heights LLC, The Laurels of Huber Heights

5440 Charlesgate Rd., Huber Heights, OH 45424

The Laurels of Jefferson LLC, The Laurels of Steubenville

500 Stanton Blvd., Steubenville, OH 43952

The Laurels of New London, LLC, The Laurels of New London

204 West Main St., New London, OH 44851

The Laurels of Rockford, Inc., The Laurels of Shane Hill and Maplewood of Shane’s Village

10701-10731 St Rt 118, Rockford, OH 45882

The Laurels of Summit Inn, Inc., The Laurels of Summit Ridge

100 Riceville Rd., Asheville, NC 28805

The Laurels of Toledo, LLC, The Laurels of Toledo

1011 N Byrne Rd., Toledo, OH 43607

The Laurels of University Park, LLC, The Laurels of University Park

2420 Pemberton Rd., Richmond, VA 23233

The Laurels of West Carrollton, LLC, The Laurels of West Carrollton

115 Elmwood Circle, West Carrollton, OH 45449

Oak Health Care Investors, Inc., The Laurels of DeKalb

520 W Liberty Street, Butler, IN 46721

Oak Health Care Investors of Coldwater, Inc., The Laurels of Coldwater

90 N Michigan Avenue, Coldwater, Ml 49036

Oak Health Care Investors of Defiance, Inc., The Laurels of Defiance

1701 S Jefferson, Defiance, OH 43512

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:	0

ADDITIONAL REMARKS SCHEDULE	Page 2 of 3

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
SEE PAGE 1
CARRIER	NAIC CODE
SEE PAGE 1	SEE P 1	EFFECTIVE DATE: SEE PAGE 1

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

Oak Health Care Investors of Mt. Vernon, Inc., The Laurels of Mt. Vernon

13 Avalon Rd, Mt Vernon, OH 43050

Oak Health Care Investors of North Carolina, Inc., The Laurels of Forest Glenn

1101 Hartwell Street, Garner, NC 27529

Oak Health Care Investors of Richmond VA, Inc., The Laurels of Willow Creek

11611 Roblous Road, Midlothian, VA 23113

Oak Health Care Investors of Salisbury, Inc., The Laurels of Salisbury

215 Lash Dr. Salisbury NC 28147

Named Insureds Covered locations

Laurel Health Care Holdings, Inc.

LHCC Properties, LLC (Master Tenant)

Laurel Health Care Company

Laurel Development Corporation

Laurel Ancillary Services, LLC

HCP Services, LLC (Inactive)

FEI Assets LLC

Home Office, 8181 Worthington, Westerville, OH 43082

Athens LTC, Inc., The Laurels of Athens, Maplewood of Athens

70 Columbus Circle Rd, Athens, OH 45701

Fairport Enterprises, Inc., The Laurels of Massillon

2000 Sherman Circle NE, Massillon, OH 44646

Laurel Assisted Living Center of Marshall, Inc., Maplewood of Marshall

200 Westbrook Ct, Marshall, Ml 49068

Laurel Health Care Company of Battle Creek, The Laurels of Bedford

270 N Bedford Road, Battle Creek, Ml 49017

Laurel Health Care Company of Chatham North Carolina, Inc, The Laurels of Chatham

72 Chatham Business Park Drive, Pittsboro, NC 27312

Laurel Health Care Company of Galesburg, The Laurels of Galesburg

1080 N 35th, Galesburg, Ml 49053

Laurel Health Care Company of Hillsboro, The Laurels of Hillsboro

175 Chillicothe Ave, Hillsboro, OH 45133

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:	0

ADDITIONAL REMARKS SCHEDULE	Page 3 of 3

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
SEE PAGE 1
CARRIER	NAIC CODE
SEE PAGE 1	SEE P 1	EFFECTIVE DATE: SEE PAGE 1

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

Laurel Health Care Company of Hudsonville, The Laurels of Hudsonville

3650 Van Buren Rd., Hudsonville, Ml 49426

Laurel Health Care Company of Isabella, Maplewood of Mt. Pleasant

1945 Churchill Blvd Mt. Pleasant Ml 48858

Laurel Health Care Company of Lowell The Laurels of Kent

350 N Center Street, Lowell, Ml 49331

Laurel Health Care Company of Mt. Pleasant, The Laurels of Mt. Pleasant

400 S Crapo St., Mt Pleasant, Ml 48858

Laurel Health Care Company of North Carolina, Inc., The Laurels of Hendersonville

290 Clear Creek Road, Hendersonville, NC 28792

Laurel Health Care Company of North Worthington, The Laurels of Norworth

6830 N High St. Worthington, OH 43085

Laurel Health Care Company of Perrinton, The Laurels of Fulton

4735 Ranger Road, Perrinton, Ml 48871

Laurel Health Care Company of Wayland, The Laurels of Sandy Creek and Maplewood of Sandy Creek

425 East Elm St, Wayland, Ml 49348

Laurel Health Care Company of Worthington, The Laurels of Worthington

1030 High St, Worthington, OH 43085

The Laurels of Ashewood Manor, Inc., Ashewood Manor

200 Riceville Rd., Asheville, NC 28805

The Laurels of Blanchester, LLC, The Laurels of Blanchester

839 Cherry St., Blanchester, OH 45107

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

LAURHEA-01
DROEDING
ACORD
CERTIFICATE OF LIABILITY INSURANCE
DATE (MM/DD/YYYY)
12/15/2014
THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.
IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(les) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder In lieu of such endorsement(s).
PRODUCER
Cincinnati/ Assured Neace Lukens Insurance Agency Inc 4000 Smith Road, Suite 400 Cincinnati, OH 46209 CONTACT NAME: Dawn Roeding
PHONE (A/C, No, Ext): (513) 333-0700 FAX (A/C, No): (513) 333-0735
E-MAIL ADDRESS: dawn.roeding@neacelukens.com
INSURER(S) AFFORDING COVERAGE NAIC#
INSURER A: Columbia Casualty Company 31127
INSURED
Laurel Health Care Holdings Inc. 8181 Worthington Rd. Westerville, OH 43082 INSURER B: Travelers Indemnity Co of CT 25682
INSURER C:
INSURER D:
INSURER E:
INSURER F:
COVERAGES
CERTIFICATE NUMBER:
REVISION NUMBER:
CERTIFICATE HOLDER
CANCELLATION
General Electric Capital Corporation ISOA, ATIMA
GE Healthcare Financial Services
%GEMSA Loan Services, LP
929 Gessner, Suite 1700
Houston, TX 77024
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
INSR
LTR
A
TYPE OF INSURANCE
X COMMERCIAL GENERAL LIABILITY
X CLAIMS-MADE
OCCUR
X Prof 15M/15M
ADDL
INSD
SUBR
WVD
POLICY NUMBER
C2067421710
POLICY EFF (MM/DD/YYYY)
11/01/2014
POLICY EXP (MM/DD/YYYY)
11/01/2015
LIMITS
EACH OCCURRENCE $ 15,000,000
DAMAGE TO RENTED PREMISES (Ea occurrence)
$ 100,000
MED EXP (Any one person)
$ 10,000
PERSONAL & ADV INJURY
$ 15,000,000
GENERAL AGGREGATE
$ 15,000,000
PRODUCTS - COMP/OP AGG
$ 15,000,000
$
GEN’L AGGREGATE LIMIT APPLIES PER:
X
POLICY
PROJECT
LOC
OTHER;
AUTOMOBILE LIABILITY
ANY AUTO ALL OWNED AUTOS
HIRED AUTOS
SCHEDULED AUTOS NON-OWN ED AUTOS
COMBINED SINGLE LIMIT (Ea accident)
$
BODILY INJURY (Per person)
$
BODILY INJURY (Per accident)
$
PROPERTY DAMAGE (Per accident)
$
$
UMBRELLA LIAB EXCESS LIAB
OCCUR CLAIMS-MADE
EACH OCCURRENCE
AGGREGATE
$
$
$
DEO
RETENTIONS
B
WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER /MEMBER EXCLUDED? (Mandatory In NH)
If yes, describe under DESCRIPTION OF OPERATIONS below
Y/N
N/A
TC2EUB134D438414
11/01/2014
11/01/2015
PER
STATUTE
OTHER
E.L. EACH ACCIDENT
$ 1,000,000
E.L DISEASE - EA EMPLOYEE
$ 1,000,000
E.L. DISEASE - POLICY LI MIT
$ 1,000,000
DESCRIPTION OF OPERATIONS /LOCATIONS /VEHICLES (ACORD 101, Additional Remarks Schedule, may be attached if more space is required)
Financing VI Healthcare Property, L.L.C; Aviv Financing VI, L.L.C; Aviv Financing III, L.L.C.; Aviv Healthcare Properties Operating Partnership I, L.P.; Aviv Healthcare Properties Limited Partnership and Aviv REIT, Inc. as Additional Insureds as regards their status as Lessor to the insured; and General Electric Capital Corporation, ISAOA, ATIMA, GE Healthcare Financial Services, %Gemsa Loan Services, L.P. are named as additional Insured to the named insureds
AUTHORIZED REPRESENTATIVE
© 1988-2014 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD
ACORD 25 (2014/01)

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:	0

ADDITIONAL REMARKS SCHEDULE	Page 1 of 3

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
SEE PAGE 1
CARRIER	NAIC CODE
SEE PAGE 1	SEE P 1	EFFECTIVE DATE: SEE PAGE 1

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

Remarks:

Named Insured covered locations

The Laurels of Bon Air, LLC. The Laurels of Bon Air

9101 Bon Air Crossings Dr, Richmond, VA 23235

The Laurels of Canton, LLC., The Laurels of Canton

2714 13th St NW, Canton, OH 44708

The Laurels of Carson City, LLC, The Laurels of Carson City

620 N Second St., Carson City, Ml 48811

The Laurels of Charlottesville, LLC, The Laurels of Charlottesville

1165 Pepsi Place, Charlottesville, VA 22901

The Laurels of Greentree Ridge, Inc., The Laurels of Greentree Ridge

70 Sweeten Creek Rd, Asheville, NC 28803

The Laurels of Hilliard, LLC, The Laurels of Hilliard

5471 Scioto Darby Rd, Hilliard, OH 43026

The Laurels of Huber Heights LLC, The Laurels of Huber Heights

5440 Charlesgate Rd., Huber Heights, OH 45424

The Laurels of Jefferson LLC, The Laurels of Steubenville

500 Stanton Blvd., Steubenville, OH 43952

The Laurels of New London, LLC, The Laurels of New London

204 West Main St., New London, OH 44851

The Laurels of Rockford, Inc., The Laurels of Shane Hill and Maplewood of Shane’s Village

10701-10731 St Rt 118, Rockford, OH 45882

The Laurels of Summit Inn, Inc., The Laurels of Summit Ridge

100 Riceville Rd., Asheville, NC 28805

The Laurels of Toledo, LLC, The Laurels of Toledo

1011 N Byrne Rd., Toledo, OH 43607

The Laurels of University Park, LLC, The Laurels of University Park

2420 Pemberton Rd., Richmond, VA 23233

The Laurels of West Carrollton, LLC, The Laurels of West Carrollton

115 Elmwood Circle, West Carrollton, OH 45449

Oak Health Care Investors, Inc., The Laurels of DeKalb

520 W Liberty Street, Butler, IN 46721

Oak Health Care Investors of Coldwater, Inc., The Laurels of Coldwater

90 N Michigan Avenue, Coldwater, Ml 49036

Oak Health Care Investors of Defiance, Inc., The Laurels of Defiance

1701 S Jefferson, Defiance, OH 43512

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:	0

ADDITIONAL REMARKS SCHEDULE	Page 2 of 3

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
SEE PAGE 1
CARRIER	NAIC CODE
SEE PAGE 1	SEE P 1	EFFECTIVE DATE: SEE PAGE 1

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

Oak Health Care Investors of Mt. Vernon, Inc., The Laurels of Mt. Vernon

13 Avalon Rd, Mt Vernon, OH 43050

Oak Health Care Investors of North Carolina, Inc., The Laurels of Forest Glenn

1101 Hartwell Street, Garner, NC 27529

Oak Health Care Investors of Richmond VA, Inc., The Laurels of Willow Creek

11611 Robious Road, Midlothian, VA 23113

Oak Health Care Investors of Salisbury, Inc., The Laurels of Salisbury

215 Lash Dr. Salisbury NC 28147

Named Insureds Covered locations

Laurel Health Care Holdings, Inc.

LHCC Properties, LLC (Master Tenant)

Laurel Health Care Company

Laurel Development Corporation

Laurel Ancillary Services, LLC

HCP Services, LLC (Inactive)

FEI Assets, LLC

Home Office, 8181 Worthington, Westerville, OH 43082

Athens LTC, Inc., The Laurels of Athens, Maplewood of Athens

70 Columbus Circle Rd, Athens, OH 45701

Fairport Enterprises, Inc., The Laurels of Massillon

2000 Sherman Circle NE, Massillon, OH 44646

Laurel Assisted Living Center of Marshall, Inc., Maplewood of Marshall

200 Westbrook Ct, Marshall, MI 49068

Laurel Health Care Company of Battle Creek, The Laurels of Bedford

270 N Bedford Road, Battle Creek, MI 49017

Laurel Health Care Company of Chatham North Carolina, Inc, The Laurels of Chatham

72 Chatham Business Park Drive, Pittsboro, NC 27312

Laurel Health Care Company of Galesburg, The Laurels of Galesburg

1080 N 35th, Galesburg, MI 49053

Laurel Health Care Company of Hillsboro, The Laurels of Hillsboro

175 Chillicothe Ave, Hillsboro, OH 45133

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:	0

ADDITIONAL REMARKS SCHEDULE	Page 3 of 3

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
SEE PAGE 1
CARRIER	NAIC CODE
SEE PAGE 1	SEE P 1	EFFECTIVE DATE: SEE PAGE 1

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 25 FORM TITLE: Certificate of Liability Insurance

Laurel Health Care Company of Hudsonville, The Laurels of Hudsonville

3650 Van Buren Rd., Hudsonville, MI 49426

Laurel Health Care Company of Isabella, Maplewood of Mt. Pleasant

1945 Churchill Blvd Mt. Pleasant MI 48858

Laurel Health Care Company of Lowell The Laurels of Kent

350 N Center Street, Lowell, MI 49331

Laurel Health Care Company of Mt. Pleasant, The Laurels of Mt. Pleasant

400 S Crapo St., Mt Pleasant, MI 48858

Laurel Health Care Company of North Carolina, Inc., The Laurels of Hendersonville

290 Clear Creek Road, Hendersonville, NC 28792

Laurel Health Care Company of North Worthington, The Laurels of Norworth

6830 N High St. Worthington, OH 43085

Laurel Health Care Company of Perrinton, The Laurels of Fulton

4735 Ranger Road, Perrinton, MI 48871

Laurel Health Care Company of Wayland, The Laurels of Sandy Creek and Maplewood of Sandy Creek

425 East Elm St, Wayland, MI 49348

Laurel Health Care Company of Worthington, The Laurels of Worthington

1030 High St, Worthington, OH 43085

The Laurels of Ashewood Manor, Inc., Ashewood Manor

200 Riceville Rd., Asheville, NC 28805

The Laurels of Blanchester, LLC, The Laurels of Blanchester

839 Cherry St., Blanchester, OH 45107

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

DROEDING
ACORD EVIDENCE OF COMMERCIAL PROPERTY INSURANCE
DATE (MM/DD/YYYY)
12/15/2014
THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.
PRODUCER NAME,
CONTACT PERSON AND ADDRESS
PHONE (A/C. No. Ext): (513) 333-0700
COMPANY NAME AND ADDRESS NAIC NO: 16535
Cincinnati/ Assured Neace Lukens Insurance Agency Inc 4000 Smith Road, Suite 400 Cincinnati, OH 45209
Zurich American Insurance Co 1400 American Lane Schaumburg, IL 601961056
IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
FAX (A/C. No.): (513) 333-0735
E-MAIL ADDRESS:
CODE: SUB CODE:
POLICY TYPE
Commercial Package Policy
AGENCY CUSTOMER ID #: LAURHEA-01
NAMED INSURED AND ADDRESS
Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
LOAN NUMBER POLICY NUMBER CPP982692202
EFFECTIVE DATE 11/1/2014 EXPIRATION DATE 11/1/2015
CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S)
THIS REPLACES PRIOR EVIDENCE DATED:
PROPERTY INFORMATION (Use REMARKS on page 2, If more space is required) X BUILDING OR X BUSINESS PERSONAL PROPERTY
LOCATION / DESCRIPTION
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
COVERAGE INFORMATION PERILS INSURED BASIC BROAD X SPECIAL
COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 275,905,792 DED: 25,000
YES NO N/A
X BUSINESS INCOME RENTAL VALUE X
If YES, LIMIT: 77,397,233 X Actual Loss Sustained; # of months: 24
BLANKET COVERAGE X
If YES, indicate value(s) reported on property identified above: $
TERRORISM COVERAGE X
Attach Disclosure Notice / DEC
IS THERE A TERRORISM-SPECIFIC EXCLUSION? X
IS DOMESTIC TERRORISM EXCLUDED? X
LIMITED FUNGUS COVERAGE X
If YES, LIMIT: DED:
FUNGUS EXCLUSION (If “YES”, specify organization’s form used) X
REPLACEMENT COST X
AGREED VALUE X
COINSURANCE X
If YES, %
EQUIPMENT BREAKDOWN (If Applicable) X
If YES, LIMIT: DED:
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg X
If YES, LIMIT: DED:
- Demolition Costs X
If YES, LIMIT: DED:
- Incr. Cost of Construction X
If YES, LIMIT: DED:
EARTH MOVEMENT (If Applicable) X
If YES, LIMIT: 25,000,000 DED: 50,000
FLOOD (if Applicable) X
If YES, LIMIT: 25,000,000 DED: 50,000
WIND / HAIL INCL X YES NO Subject to Different Provisions: X
If YES, LIMIT: DED:
NAMED STORM INCL X YES NO Subject to Different Provisions: X
If YES, LIMIT: DED:
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS X
CANCELLATION
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
ADDITIONAL INTEREST
MORTGAGEE
LENDERS LOSS PAYABLE X
CONTRACT OF SALE Loss Payee
LENDER SERVICING AGENT NAME AND ADDRESS
NAME AND ADDRESS
Financing VI Healthcare Property, LLC 303 West Madison St Suite 2400 Chicago, IL 60606
AUTHORIZED REPRESENTATIVE
Page 1 of 2 © 2003-2014 ACORD CORPORATION. All rights reserved. ACORD 28 (2014/01) The ACORD name and logo are registered marks of ACORD

LAURHEA-01                    DROEDING

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS - Including Special Conditions (Use only if more space is required)

Special Conditions:

70 Columbus Circle Dr., Athens OH 45701 Flood Exception $2,500,000 Flood Limit with a $500,000 Deductible

Wind Hail and Named Storm applicable to 2420 Pemberton Rd. Richmond VA 23233 for Direct Damage and Time Element deductible is $25,000 per loss

Business Income deductible is 24 Hours

Financing VI Healthcare Property, L.L.C; Aviv Financing VI, L.L.C; Aviv Healthcare Properties Operating Partnership I, L.P.; Aviv Healthcare Properties Limited Partnership and Aviv REIT, Inc. as Loss Payees; and General Electric Capital Corporation, ISAOA, ATIMA, GE Healthcare Financial Services, %Gemsa Loan Services, L.P. are named Mortgagee and Loss Payees to the insureds

Cancellation clause is as per policy-clause attached.

Remarks:

Named Insureds and Covered Locations

Laurel Health Care Holdings, Inc.

LHCC Properties, LLC (Master Tenant)

Laurel Health Care Company

Laurel Development Corporation

Laurel Ancillary Services, LLC

HCP Services, LLC (Inactive)

FEI Assets, LLC

Home Office, 8181 Worthington, Westerville, OH 43082

Athens LTC, Inc., The Laurels of Athens, Maplewood of Athens

70 Columbus Circle Rd, Athens, OH 45701

Fairport Enterprises, Inc., The Laurels of Massillon

2000 Sherman Circle NE, Massillon, OH 44646

Laurel Assisted Living Center of Marshall, Inc., Maplewood of Marshall

200 Westbrook Ct, Marshall, MI 49068

Laurel Health Care Company of Battle Creek, The Laurels of Bedford

270 N Bedford Road, Battle Creek, MI 49017

Laurel Health Care Company of Chatham North Carolina, Inc, The Laurels of Chatham

72 Chatham Business Park Drive, Pittsboro, NC 27312

Laurel Health Care Company of Galesburg, The Laurels of Galesburg

1080 N 35th, Galesburg, MI 49053

Laurel Health Care Company of Hillsboro, The Laurels of Hillsboro

175 Chillicothe Ave, Hillsboro, OH 45133

Laurel Health Care Company of Hudsonville, The Laurels of Hudsonville

3650 Van Buren Rd, Hudsonville, MI 49426

Laurel Health Care Company of Isabella, Maplewood of Mt. Pleasant

1945 Churchill Blvd Mt. Pleasant MI 48858

Laurel Health Care Company of Lowell The Laurels of Kent

350 N Center Street, Lowell, MI 49331

Laurel Health Care Company of Mt. Pleasant, The Laurels of Mt. Pleasant

400 S Crapo St., Mt Pleasant, MI 48858

Laurel Health Care Company of North Carolina, Inc., The Laurels of Hendersonville

290 Clear Creek Road, Hendersonville, NC 28792

SEE ATTACHED ACORD 101

ACORD 28 (2014/01)	Page 2 of 2

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:

ADDITIONAL REMARKS SCHEDULE	Page 1 of 2

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
CPP982692202
CARRIER	NAIC CODE
Zurich American Insurance Co	16535	EFFECTIVE DATE: 11/1/2014

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 28 FORM TITLE: EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

Special Conditions/Remarks:

Laurel Health Care Company of North Worthington, The Laurels of Norworth

6830 N High St. Worthington, OH 43085

Laurel Health Care Company of Perrinton, The Laurels of Fulton

4735 Ranger Road, Perrinton, MI 48871

Laurel Health Care Company of Wayland, The Laurels of Sandy Creek and Maplewood of Sandy Creek

425 East Elm St, Wayland, MI 49348

Laurel Health Care Company of Worthington, The Laurels of Worthington

1030 High St, Worthington, OH 43085

The Laurels of Ashewood Manor, Inc., Ashewood Manor

200 Riceville Rd., Asheville, NC 28805

The Laurels of Blanchester, LLC, The Laurels of Blanchester

839 Cherry St., Blanchester, OH 45107

Named Insured and Covered Locations

The Laurels of Bon Air, LLC, The Laurels of Bon Air

9101 Bon Air Crossings Dr, Richmond, VA 23235

The Laurels of Canton, LLC., The Laurels of Canton

2714 13th St NW, Canton, OH 44708

The Laurels of Carson City, LLC, The Laurels of Carson City

620 N Second St., Carson City, MI 48811

The Laurels of Charlottesville, LLC, The Laurels of Charlottesville

1165 Pepsi Place, Charlottesville, VA 22901

The Laurels of Greentree Ridge, Inc., The Laurels of Greentree Ridge

70 Sweeten Creek Rd, Asheville, NC 28803

The Laurels of Hilliard, LLC, The Laurels of Hilliard

5471 Scioto Darby Rd, Hilliard, OH 43026

The Laurels of Huber Heights LLC, The Laurels of Huber Heights

5440 Charlesgate Rd., Huber Heights, OH 45424

The Laurels of Jefferson LLC, The Laurels of Steubenville

500 Stanton Blvd., Steubenville, OH 43952

The Laurels of New London, LLC, The Laurels of New London

204 West Main St., New London, OH 44851

The Laurels of Rockford, Inc., The Laurels of Shane Hill and Maplewood of Shane’s Village

10701-10731 St Rt 118, Rockford, OH 45882

The Laurels of Summit Inn, Inc., The Laurels of Summit Ridge

100 Riceville Rd., Asheville, NC 28805

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:

ADDITIONAL REMARKS SCHEDULE	Page 2 of 2

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
CPP982692202
CARRIER	NAIC CODE
Zurich American Insurance Co	16535	EFFECTIVE DATE: 11/1/2014

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 28 FORM TITLE: EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

The Laurels of Toledo, LLC, The Laurels of Toledo

1011 N Byrne Rd., Toledo, OH 43607

The Laurels of University Park, LLC, The Laurels of University Park

2420 Pemberton Rd., Richmond, VA 23233

The Laurels of West Carrollton, LLC, The Laurels of West Carrollton

115 Elmwood Circle, West Carrollton, OH 45449

Oak Health Care Investors, Inc., The Laurels of DeKalb

520 W Liberty Street, Butler, IN 46721

Oak Health Care Investors of Coldwater, Inc., The Laurels of Coldwater

90 N Michigan Avenue, Coldwater, MI 49036

Oak Health Care Investors of Defiance, Inc., The Laurels of Defiance

1701 S Jefferson, Defiance, OH 43512

Oak Health Care Investors of Mt. Vernon, Inc., The Laurels of Mt. Vernon

13 Avalon Rd, Mt Vernon, OH 43050

Oak Health Care Investors of North Carolina, Inc., The Laurels of Forest Glenn

1101 Hartwell Street, Garner, NC 27529

Oak Health Care Investors of Richmond VA, Inc., The Laurels of Willow Creek

11611 Robious Road, Midlothian, VA 23113

Oak Health Care Investors of Salisbury, Inc., The Laurels of Salisbury

215 Lash Drive, Salisbury, NC 28147

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Zurich Property Extension

Coverage	Limit of Insurance
Civil Authority – Business Income	30 Days
Extra Expense	30 Days
Communicable Disease Suspension of Operations Business Income	$100,000 Per premises
Consequential Loss Net Leasehold Interest	$25,000 Per Premises
Consequential Loss Tenants Improvements and Betterments	$250,000 Per Premises
Consequential Loss Undamaged Stock	$250,000 Per Premises
Contamination By a Refrigerant	$25,000 Per Premises
Contractual Penalties Business Income	$25,000 per Occurrence
Debris Removal Covered Property	Covered
Debris Removal Supplemental Limit	$250,000 Per Occurrence
Debris Removal Uncovered Property	$2,500 per occurrence
Decontamination Expense	$50,000 Per Premises
Deferred Payments	$50,000 Per Occurrence
Dependent Business Income – Unscheduled Locations	$250,000 Per Occurrence
Electronic Vandalism Business Income	$25,000 Annual Aggregate
Direct Damage	$25,000 Annual Aggregate
Expediting Expense	$25,000 Per Premises
Expense to Reduce Loss Business Income	Covered
Extended Period of Indemnity	360 Days
Extra Expense	$25,000 Per Premises
Fairs or Exhibitions Business Income	$10,000 Per Occurrence
Personal Property	$50,000 Per Occurrence
Fire Dept Service Charge	$250,000 Per Premises
Fire Protective Equipment Refills	Covered
Inflation Guard Real Property	4%
Personal Property	4%
Ingress/Egress Business Income	30 Days
Extra Expense	30 Days
Lock and Key Replacement	$25,000 Per Premises
Microorganisms – Business Income	$25,000 Annual Aggregate
Microorganisms	$25,000 Annual Aggregate
Mobile Medical Equipment	$50,000 Per Occurrence

Newly Acquired Premises	Limits apply separately to each newly acquired premises
Real Property	$1,000,000 for 180 Days
Personal Property	$1,000,000 for 180 Days
Business Income	$250,000 for 180 Days
Extra Expense	$25,000 for 180 Days
Newly Acquired Property
Real Property	$250,000 per premises 180 Days
Personal Property	$250,000 per premises 180 Days
Off-Premises Service Interruption – Direct Damage	$100,000 Per Premises
Off-Premises Service Interruption – Business Income and Extra Expense	$100,000 Per Premises
Ordinary Payroll Limitation	90 Days
Outdoor Trees, Shrubs, Plants or Lawns	$250,000 per premises $5,000 per Tree, Shrub, Plant or Lawn
Patient Evacuation	$25,000 Per Premises
Pollutant Clean Up and Removal Land and Water	$25,000 Annual Aggregate Per Premises
Preservation of Property	180 Days
Professional Fees	$25,000 Per Occurrence
Radioactive Contamination	$50,000 per premises
Reported Unscheduled Premises
Real Property	NOT COVERED
Personal Property	NOT COVERED
Business Income	NOT COVERED
Extra Expense	NOT COVERED
Reward Payments	$25,000 Per Occurrence
Salesperson Samples	$25,000 Per Occurrence
Spoilage Equipment Breakdown	$100,000 Per Premises
Theft Damage to Buildings	Covered
Unreported Premises
Real Property	$100,000 Per Unreported Premises
Personal Property	$100,000 Per Unreported Premises
Business Income	$10,000 Per Unreported Premises
Extra Expense	$10,000 Per Unreported Premises
Accounts Receivable (Revenue Loss)	$250,000 Per Premises
Accounts Receivable (Revenue Loss) away from Premises	$250,000 Per Occurrence
Fine Arts	$25,000 Per Premises
Fine Arts Away from Premises	$25,000 Per Occurrence

Installation and Service Property -
Stock to be installed	$25,000
Per Occurrence-Installation Premises	$25,000
Per Occurrence-Temporary Storage location	$25,000
Per Occurrence-Transit
Tools and Equipment	Not Covered
Scheduled Equipment	$1,000 Per Any One Item
Unscheduled Tools & Equipment	$10,000 Per Occurrence
Original Information Property	$250,000 Per Premises
Original Information Property Away From Premises	$250,000 Per occurrence
Transit Personal Property	$25,000 Per occurrence
Business Income	$10,000 Per Occurrence

K.	MORTGAGEHOLDERS

1.	Mortgageholder includes trustee.

2.	We will pay for covered loss of or damage to buildings or structures to each mortgageholder shown on the Declarations in their order of precedence, as interests may appear.

3.	The mortgageholder has the right to receive loss payment even if the mortgageholder has started foreclosure or similar action on the building or structure.

4.	If we deny your claim because of your acts or because you have failed to comply with the terms of this Commercial Property Coverage Part, the mortgageholder will still have the right to receive loss payment if the mortgageholder:

a.	Pays the premium due under this Commercial Property Coverage Part at our request if you have failed to do so;

b.	Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and

c.	Has notified us of any change in ownership, occupancy, or substantial change in risk known to the mortgageholder.

All of the terms of this Commercial Property Coverage Part will then apply directly to the mortgageholder.

5.	If we pay the mortgageholder for any loss or damage and deny payment to you because of your acts or because you have failed to comply with the terms of this Commercial Property Coverage Part:

a.	The mortgageholder’s rights under the mortgage will be transferred to us to the extent of the amount we pay; and

b.	The mortgageholder’s right to recover the full amount of the mortgageholder’s claim will not be impaired.

At our option, we may pay to the mortgageholder the whole principal on the mortgage plus any accrued interest. In this event, your mortgage and note will be transferred to us and you will pay your remaining mortgage debt to us.

6.	If we cancel the policy, we will give written notice to the mortgageholder at least:

a.	10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or

b.	30 days before the effective date of cancellation if we cancel for any other reason.

7.	If we elect not to renew the policy, we will give written notice to the mortgageholder at least 10 days before the expiration date of this policy.

L.	NO BENEFIT TO BAILEE

No person or organization, other than you, having custody of Covered Property will benefit from this insurance.

Includes copyrighted material of Insurance Services Office, Inc., with its permission	PPP-0102 (03 14) Page 4 of 7

DROEDING
ACORD EVIDENCE OF COMMERCIAL PROPERTY INSURANCE DATE (MM/DD/YYYY) 12/15/2014
THIS EVIDENCE OF COMMERCIAL PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.
PRODUCER NAME,
CONTACT PERSON AND ADDRESS
Cincinnati/ Assured Neace Lukens Insurance Agency Inc
4000 Smith Road, Suite 400
Cincinnati, OH 45209
PHONE (A/C. No. Ext): (513) 333-0700
COMPANY NAME AND ADDRESS
Zurich American Insurance Co
1400 American Lane
Schaumburg, IL 601961056
NAIC NO: 16535
FAX (A/C. NO): (513) 333-0735
E-MAIL ADDRESS:
IF MULTIPLE COMPANIES, COMPLETE SEPARATE FORM FOR EACH
CODE: SUB CODE: POLICY TYPE Commercial Package Policy
AGENCY CUSTOMER ID #: LAURHEA-01
NAMED INSURED AND ADDRESS
Laurel Health Care Holdings, Inc.
8181 Worthington Rd.
Westerville, OH 43082
LOAN NUMBER POLICY NUMBER CPP982692202
EFFECTIVE DATE 11/1/2014 EXPIRATION DATE 11/1/2015 CONTINUED UNTIL TERMINATED IF CHECKED
ADDITIONAL NAMED INSURED(S) THIS REPLACES PRIOR EVIDENCE DATED:
PROPERTY INFORMATION (Use REMARKS on page 2, If more space is required) X BUILDING OR X BUSINESS PERSONAL PROPERTY
LOCATION / DESCRIPTION
THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
COVERAGE INFORMATION PERILS INSURED BASIC BROAD X SPECIAL
COMMERCIAL PROPERTY COVERAGE AMOUNT OF INSURANCE: $ 275,905,792 DED: 25,000
YES NO N/A
X BUSINESS INCOME RENTAL VALUE X If YES, LIMIT: 77,397,233 X Actual Loss Sustained; # of months: 24
BLANKET COVERAGE X If YES, indicate value(s) reported on property identified above: $
TERRORISM COVERAGE X Attach Disclosure Notice / DEC
IS THERE A TERRORISM-SPECIFIC EXCLUSION? X
IS DOMESTIC TERRORISM EXCLUDED? X
LIMITED FUNGUS COVERAGE X If YES, LIMIT: DED:
FUNGUS EXCLUSION (If “YES”, specify organization’s form used) X
REPLACEMENT COST X
AGREED VALUE X
COINSURANCE X If YES, %
EQUIPMENT BREAKDOWN (If Applicable) X If YES, LIMIT: DED:
ORDINANCE OR LAW - Coverage for loss to undamaged portion of bldg X If YES, LIMIT: DED:
- Demolition Costs X If YES, LIMIT: DED:
- Incr. Cost of Construction X If YES, LIMIT: DED:
EARTH MOVEMENT (If Applicable) X If YES, LIMIT: 25,000,000 DED: 50,000
FLOOD (If Applicable) X If YES, LIMIT: 25,000,000 DED: 50,000
WIND / HAIL INCL X YES NO Subject to Different Provisions: X If YES, LIMIT: DED:
NAMED STORM INCL X YES NO Subject to Different Provisions: X If YES, LIMIT: DED:
PERMISSION TO WAIVE SUBROGATION IN FAVOR OF MORTGAGE HOLDER PRIOR TO LOSS X
CANCELLATION
SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
ADDITIONAL INTEREST
X MORTGAGEE
LENDERS LOSS PAYABLE X
CONTRACT OF SALE
X Loss Payee
LENDER SERVICING AGENT NAME AND ADDRESS
NAME AND ADDRESS
General Electric Capital Corporation, ISAOA, ATIMA
GE Healthcare Financial Services
%GEMSA Loan Services, LP
929 Gessner, Suite 1700
Houston, TX 77024
AUTHORIZED REPRESENTATIVE
Page 1 of 2 © 2003-2014 ACORD CORPORATION. All rights reserved. ACORD 28 (2014/01) The ACORD name and logo are registered marks of ACORD

LAURHEA-01                    DROEDING

EVIDENCE OF COMMERCIAL PROPERTY INSURANCE REMARKS - Including Special Conditions (Use only if more space is required)

Special Conditions:

70 Columbus Circle Dr., Athens OH 45701 Flood Exception $2,500,000 Flood Limit with a $500,000 Deductible

Wind Hail and Named Storm applicable to 2420 Pemberton Rd. Richmond VA 23233 for Direct Damage and Time Element deductible is $25,000 per loss

Business Income deductible is 24 Hours

Financing VI Healthcare Property, L.L.C; Aviv Financing VI, L.L.C; Aviv Healthcare Properties Operating Partnership I, L.P.; Aviv Healthcare Properties Limited Partnership and Aviv REIT, Inc. as Loss Payees; and General Electric Capital Corporation, ISAOA, ATIMA, GE Healthcare Financial Services, %Gemsa Loan Services, L.P. are named Mortgagee and Loss Payees to the insureds Cancellation clause is as per policy-clause attached.

Remarks:

Named Insureds and Covered Locations

Laurel Health Care Holdings, Inc.

LHCC Properties, LLC (Master Tenant)

Laurel Health Care Company

Laurel Development Corporation

Laurel Ancillary Services, LLC

HCP Services, LLC (Inactive)

FEI Assets, LLC

Home Office, 8181 Worthington, Westerville, OH 43082

Athens LTC, Inc., The Laurels of Athens, Maplewood of Athens

70 Columbus Circle Rd, Athens, OH 45701

Fairport Enterprises, Inc., The Laurels of Massillon

2000 Sherman Circle NE, Massillon, OH 44646

Laurel Assisted Living Center of Marshall, Inc., Maplewood of Marshall

200 Westbrook Ct, Marshall, Ml 49068

Laurel Health Care Company of Battle Creek, The Laurels of Bedford

270 N Bedford Road, Battle Creek, Ml 49017

Laurel Health Care Company of Chatham North Carolina, Inc, The Laurels of Chatham

72 Chatham Business Park Drive, Pittsboro, NC 27312

Laurel Health Care Company of Gafesburg, The Laurels of Galesburg

1080 N 35th, Galesburg, Ml 49053

Laurel Health Care Company of Hillsboro, The Laurels of Hillsboro

175 Chillicothe Ave, Hillsboro, OH 45133

Laurel Health Care Company of Hudsonville, The Laurels of Hudsonville

3650 Van Buren Rd, Hudsonville, Ml 49426

Laurel Health Care Company of Isabella, Maplewood of Mt. Pleasant

1945 Churchill Blvd Mt. Pleasant MI 48858

Laurel Health Care Company of Lowell The Laurels of Kent

350 N Center Street, Lowell, Ml 49331

Laurel Health Care Company of Mt. Pleasant, The Laurels of Mt. Pleasant

400 S Crapo St., Mt Pleasant, Ml 48858

Laurel Health Care Company of North Carolina, Inc., The Laurels of Hendersonville

290 Clear Creek Road, Hendersonville, NC 28792

SEE ATTACHED ACORD 101

ACORD 28 (2014/01)	Page 2 of 2

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:

ADDITIONAL REMARKS SCHEDULE	Page 1 of 2

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
CPP982692202
CARRIER	NAIC CODE
Zurich American Insurance Co	16535	EFFECTIVE DATE: 11/1/2014

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 28 FORM TITLE: EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

Special Conditions/Remarks:

Laurel Health Care Company of North Worthington, The Laurels of Norworth

6830 N High St. Worthington, OH 43085

Laurel Health Care Company of Perrinton, The Laurels of Fulton

4735 Ranger Road, Perrinton, MI 48871

Laurel Health Care Company of Wayland, The Laurels of Sandy Creek and Maplewood of Sandy Creek

425 East Elm St, Wayland, MI 49348

Laurel Health Care Company of Worthington, The Laurels of Worthington

1030 High St, Worthington, OH 43085

The Laurels of Ashewood Manor, Inc., Ashewood Manor

200 Riceville Rd., Asheville, NC 28805

The Laurels of Blanchester, LLC, The Laurels of Blanchester

839 Cherry St., Blanchester, OH 45107

Named Insured and Covered Locations

The Laurels of Bon Air, LLC. The Laurels of Bon Air

9101 Bon Air Crossings Dr, Richmond, VA 23235

The Laurels of Canton, LLC., The Laurels of Canton

2714 13th St NW, Canton, OH 44708

The Laurels of Carson City, LLC, The Laurels of Carson City

620 N Second St., Carson City, MI 48811

The Laurels of Charlottesville, LLC, The Laurels of Charlottesville

1165 Pepsi Place, Charlottesville, VA 22901

The Laurels of Greentree Ridge, Inc., The Laurels of Greentree Ridge

70 Sweeten Creek Rd, Asheville, NC 28803

The Laurels of Hilliard, LLC, The Laurels of Hilliard

5471 Scioto Darby Rd, Hilliard, OH 43026

The Laurels of Huber Heights LLC, The Laurels of Huber Heights

5440 Charlesgate Rd., Huber Heights, OH 45424

The Laurels of Jefferson LLC, The Laurels of Steubenville

500 Stanton Blvd., Steubenville, OH 43952

The Laurels of New London, LLC, The Laurels of New London

204 West Main St., New London, OH 44851

The Laurels of Rockford, Inc., The Laurels of Shane Hill and Maplewood of Shane’s Village

10701-10731 St Rt 118, Rockford, OH 45882

The Laurels of Summit Inn, Inc., The Laurels of Summit Ridge

100 Riceville Rd., Asheville, NC 28805

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID:	LAURHEA-01	DROEDING

LOC #:

ADDITIONAL REMARKS SCHEDULE	Page 2 of 2

AGENCY Cincinnati/ Assured Neace Lukens Insurance Agency Inc		NAMED INSURED Laurel Health Care Holdings, Inc. 8181 Worthington Rd. Westerville, OH 43082
POLICY NUMBER
CPP982692202
CARRIER	NAIC CODE
Zurich American Insurance Co	16535	EFFECTIVE DATE: 11/1/2014

   ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM, FORM NUMBER: ACORD 28 FORM TITLE: EVIDENCE OF COMMERCIAL PROPERTY INSURANCE

The Laurels of Toledo, LLC, The Laurels of Toledo

1011 N Byrne Rd., Toledo, OH 43607

The Laurels of University Park, LLC, The Laurels of University Park

2420 Pemberton Rd., Richmond, VA 23233

The Laurels of West Carrollton, LLC, The Laurels of West Carrollton

115 Elmwood Circle, West Carrollton, OH 45449

Oak Health Care Investors, Inc., The Laurels of DeKalb

520 W Liberty Street, Butler, IN 46721

Oak Health Care Investors of Coldwater, Inc., The Laurels of Coldwater

90 N Michigan Avenue, Coldwater, MI 49036

Oak Health Care Investors of Defiance, Inc., The Laurels of Defiance

1701 S Jefferson, Defiance, OH 43512

Oak Health Care Investors of Mt. Vernon, Inc., The Laurels of Mt. Vernon

13 Avalon Rd, Mt Vernon, OH 43050

Oak Health Care Investors of North Carolina, Inc., The Laurels of Forest Glenn

1101 Hartwell Street, Garner, NC 27529

Oak Health Care Investors of Richmond VA, Inc., The Laurels of Willow Creek

11611 Robious Road, Midlothlan, VA 23113

Oak Health Care Investors of Salisbury, Inc., The Laurels of Salisbury

215 Lash Drive, Salisbury, NC 28147

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

Zurich Property Extension
Coverage	Limit of Insurance
Civil Authority – Business Income	30 Days
Extra Expense	30 Days
Communicable Disease Suspension of Operations Business Income	$100,000 Per premises
Consequential Loss Net Leasehold Interest	$25,000 Per Premises
Consequential Loss Tenants Improvements and Betterments	$250,000 Per Premises
Consequential Loss Undamaged Stock	$250,000 Per Premises
Contamination By a Refrigerant	$25,000 Per Premises
Contractual Penalties Business Income	$25,000 per Occurrence
Debris Removal Covered Property	Covered
Debris Removal Supplemental Limit	$250,000 Per Occurrence
Debris Removal Uncovered Property	$2,500 per occurrence
Decontamination Expense	$50,000 Per Premises
Deferred Payments	$50,000 Per Occurrence
Dependent Business Income – Unscheduled Locations	$250,000 Per Occurrence
Electronic Vandalism Business Income	$25,000 Annual Aggregate
Direct Damage	$25,000 Annual Aggregate
Expediting Expense	$25,000 Per Premises
Expense to Reduce Loss Business Income	Covered
Extended Period of Indemnity	360 Days
Extra Expense	$25,000 Per Premises
Fairs or Exhibitions Business Income	$10,000 Per Occurrence
Personal Property	$50,000 Per Occurrence
Fire Dept Service Charge	$250,000 Per Premises
Fire Protective Equipment Refills	Covered
Inflation Guard Real Property	4%
Personal Property	4%
Ingress/Egress Business Income	30 Days
Extra Expense	30 Days
Lock and Key Replacement	$25,000 Per Premises
Microorganisms – Business Income	$25,000 Annual Aggregate
Microorganisms	$25,000 Annual Aggregate
Mobile Medical Equipment	$50,000 Per Occurrence

Newly Acquired Premises	Limits apply separately to each newly acquired premises
Real Property	$1,000,000 for 180 Days
Personal Property	$1,000,000 for 180 Days
Business Income	$250,000 for 180 Days
Extra Expense	$25,000 for 180 Days
Newly Acquired Property
Real Property	$250,000 per premises 180 Days
Personal Property	$250,000 per premises 180 Days
Off-Premises Service Interruption – Direct Damage	$100,000 Per Premises
Off-Premises Service Interruption – Business Income and Extra Expense	$100,000 Per Premises
Ordinary Payroll Limitation	90 Days
Outdoor Trees, Shrubs, Plants or Lawns	$250,000 per premises $5,000 per Tree, Shrub, Plant or Lawn
Patient Evacuation	$25,000 Per Premises
Pollutant Clean Up and Removal Land and Water	$25,000 Annual Aggregate Per Premises
Preservation of Property	180 Days
Professional Fees	$25,000 Per Occurrence
Radioactive Contamination	$50,000 per premises
Reported Unscheduled Premises
Real Property	NOT COVERED
Personal Property	NOT COVERED
Business Income	NOT COVERED
Extra Expense	NOT COVERED
Reward Payments	$25,000 Per Occurrence
Salesperson Samples	$25,000 Per Occurrence
Spoilage Equipment Breakdown	$100,000 Per Premises
Theft Damage to Buildings	Covered
Unreported Premises
Real Property	$100,000 Per Unreported Premises
Personal Property	$100,000 Per Unreported Premises
Business Income	$10,000 Per Unreported Premises
Extra Expense	$10,000 Per Unreported Premises
Accounts Receivable (Revenue Loss)	$250,000 Per Premises
Accounts Receivable (Revenue Loss) away from Premises	$250,000 Per Occurrence
Fine Arts	$25,000 Per Premises
Fine Arts Away from Premises	$25,000 Per Occurrence

Installation and Service Property –
Stock to be installed	$25,000
Per Occurrence-Installation Premises	$25,000
Per Occurrence-Temporary Storage location	$25,000
Per Occurrence-Transit
Tools and Equipment	Not Covered
Scheduled Equipment	$1,000 Per Any One Item
Unscheduled Tools & Equipment	$10,000 Per Occurrence
Original Information Property	$250,000 Per Premises
Original Information Property Away From Premises	$250,000 Per occurrence
Transit Personal Property	$25,000 Per occurrence
Business Income	$10,000 Per Occurrence

K.	MORTGAGEHOLDERS

1.	Mortgageholder includes trustee.

2.	We will pay for covered loss of or damage to buildings or structures to each mortgageholder shown on the Declarations in their order of precedence, as interests may appear.

3.	The mortgageholder has the right to receive loss payment even if the mortgageholder has started foreclosure or similar action on the building or structure.

4.	If we deny your claim because of your acts or because you have failed to comply with the terms of this Commercial Property Coverage Part, the mortgageholder will still have the right to receive loss payment if the mortgageholder:

a.	Pays the premium due under this Commercial Property Coverage Part at our request if you have failed to do so;

b.	Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and

c.	Has notified us of any change in ownership, occupancy, or substantial change in risk known to the mortgageholder.

All of the terms of this Commercial Property Coverage Part will then apply directly to the mortgageholder.

5.	If we pay the mortgageholder for any loss or damage and deny payment to you because of your acts or because you have failed to comply with the terms of this Commercial Property Coverage Part:

a.	The mortgageholder’s rights under the mortgage will be transferred to us to the extent of the amount we pay; and

b.	The mortgageholder’s right to recover the full amount of the mortgageholder’s claim will not be impaired.

At our option, we may pay to the mortgageholder the whole principal on the mortgage plus any accrued interest. In this event, your mortgage and note will be transferred to us and you will pay your remaining mortgage debt to us.

6.	If we cancel the policy, we will give written notice to the mortgageholder at least:

a.	10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or

b.	30 days before the effective date of cancellation if we cancel for any other reason.

7.	If we elect not to renew the policy, we will give written notice to the mortgageholder at least 10 days before the expiration date of this policy.

L.	NO BENEFIT TO BAILEE

No person or organization, other than you, having custody of Covered Property will benefit from this insurance.

Includes copyrighted material of Insurance Services Office, Inc., with its permission	PPP-0102 (03 14) Page 4 of 7

SCHEDULE 5.19

HEALTHCARE DISCLOSURES

None.

SCHEDULE 5.23

PATRIOT ACT INFORMATION

Credit Party’s Legal Name	State of Formation	Chief Executive Office	Principle Place of Business	Licensed to do Business in	Tax ID	Organizational ID

Aviv Financing VI, L.L.C.	Delaware	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	State of formation only	61-1749036	5628710

Financing VI Healthcare Property, L.L.C.	Delaware	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606	Indiana, Michigan, North Carolina, Ohio, Virginia	35-2519380	5628715

SCHEDULE 7.01

LIENS

None.

SCHEDULE 7.02

BORROWERS’ INDEBTEDNESS

None.

SCHEDULE 7.03

INVESTMENTS

1.	Capital Stock as more fully set forth on Schedule 5.11 hereto.

SCHEDULE 9.12

ALLOCATED LOAN VALUES

[see attached]

Facility	State	City	Allocated Loan

The Laurels of Coldwater	MI	Coldwater	$9,104,320
The Laurels of Kent	MI	Lowell	$9,926,238
The Laurels of Hudsonville	MI	Hudsonville	$6,385,669
The Laurels of Mt. Pleasant	MI	Mt. Pleasant	$6,448,894
Maplewood of Mt. Pleasant	MI	Mt. Pleasant	$2,971,549
The Laurels of Galesburg	MI	Galesburg	$5,943,098
The Laurels of Bedford	MI	Battlecreek	$8,408,851
The Laurels of Sandy Creek	MI	Wayland	$3,477,345
Maplewood of Sandy Creek
The Laurels of Fulton	MI	Perrinton	$2,402,529
Maplewood of Marshall	MI	Marshall	$5,690,200
The Laurels of Massillon	OH	Massilon	$14,225,501
The Laurels of Defiance	OH	Defiance	$8,598,525
The Laurels of Mt. Vernon	OH	Mt. Vernon	$6,954,689
The Laurels of Norworth	OH	Worthington	$9,420,443
The Laurels of Hillsboro	OH	Hillsboro	$6,259,220
The Laurels of Worthington	OH	Worthington	$7,523,709
The Laurels of Shane Hill	OH	Rockford	$4,425,711
Maplewood of Shane Hill
The Laurels of Green Tree Ridge	NC	Asheville	$9,863,014
The Laurels of Summit Ridge	NC	Asheville	$9,926,238
Ashewood Manor	NC	Asheville	$569,020
The Laurels of Forest Glenn	NC	Garner	$10,621,707
The Laurels of Chatham	NC	Pittsboro	$8,851,423
The Laurels of Salisbury	NC	Salisbury	$6,069,547
The Laurels of Dekalb	IN	Butler	$5,626,976
The Laurels of Hendersonville	NC	Hendersonville	$2,402,529
The Laurels of Willow Creek	VA	Midlothian	$7,903,056

Total Portfolio			$180,000,000

SCHEDULE 10.02

NOTICE ADDRESSES

Credit Parties:

c/o Aviv REIT, Inc.

303 West Madison Street

Suite 2400

Chicago, Illinois 60606

Attention: Craig M. Bernfield

Facsimile: 312-855-1684

with a copy (which shall not constitute notice) to:

c/o Aviv REIT, Inc.

303 West Madison Street

Suite 2400

Chicago, Illinois 60606

Attention: General Counsel

Facsimile: 312-855-1684

And with a copy (which shall not constitute notice) to:

Sidley Austin, LLP

One South Dearborn Street

Chicago, IL 60603

Attention: Paul Monson

Telephone: 312-853-7504

Facsimile: 312-853-7036 (recipients name must appear on the facsimile)

Email: pmonson@sidley.com

Administrative Agent:

General Electric Capital Corporation

Loan No. 07-0004582

500 West Monroe Street

Chicago, Illinois 60661

Attention:	Jeffrey Muchmore
Telephone:	312-441-7308
Facsimile:	866-254-1971
Email:	jeffrey.muchmore@ge.com

with a copy (which shall not constitute notice) to:

General Electric Capital Corporation

Loan No. 07-0004416

5804 Trailridge Drive

Austin, Texas 78731

Attention: Diana Pennington, Chief Counsel

Telephone:	512-458-8526
Facsimile:	866-221-0433
Email:	diana.pennington@ge.com

And with a copy (which shall not constitute notice) to:

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, GA 30309-3053

Attention: Cindy A. Brazell

Telephone: 404-581-8294

Facsimile: 404-581-8330 (recipients name must appear on the facsimile)

Email: cbrazell@jonesday.com

Lenders:

Contact information for Lenders on file with the Administrative Agent.

Exhibit A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein have the meanings provided in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) [all][a portion] of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”); provided, however, the Assignor shall remain entitled to the indemnities set forth in Section 10.04 of the Credit Agreement pursuant to the terms thereof. Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund of [identify Lender]]

3.	Borrowers:	AVIV Financing VI, L.L.C., a Delaware limited liability company (the “Parent Borrower”), Financing VI Healthcare Property, L.L.C., a Delaware limited liability company (the “Property Borrower”) (the Property Borrower, together with Parent Borrower and each of the entities who become a party to the Credit Agreement (as defined below) by execution of a Borrower Joinder Agreement, collectively, the “Borrowers”)

4.	Administrative Agent:	General Electric Capital Corporation

5.	Credit Agreement:	The Credit Agreement dated as of December 17, 2014, by and among the Borrowers, the Lenders party thereto and the Administrative Agent (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”)

6.	Assigned Interest:

FACILITY ASSIGNED	AGGREGATE AMOUNT OF LOAN FOR ALL LENDERS	AMOUNT OF LOAN ASSIGNED	PERCENTAGE ASSIGNED OF LOAN[1]
Term Loan	$	$		%

7.	Trade Date:	[2]

8.	Effective Date:	[3]

[1]	Set forth, to at least 9 decimals, as a percentage of the Loan of all Lenders thereunder.
[2]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.
[3]	To be inserted by Administrative Agent and shall be the effective date of recordation of transfer in the register therefor.

Exhibit A

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR:	[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE:	[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and][4] Accepted:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

[Consented to:][5]

AVIV FINANCING VI, L.L.C., as Borrower Representative

By:
Name:
Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be deleted only if the consent of the Borrower is not required by the terms of the Credit Agreement.

Exhibit A

Annex 1 to Assignment and Assumption

STANDARD TERMS AND CONDITIONS

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois, without regard to conflict of laws principles.

Exhibit A

Exhibit B

FORM OF BORROWER JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of             , 201    , is by and between [INSERT NEW BORROWER], a [                    ] (the “Additional Borrower”), and GENERAL ELECTRIC CAPITAL CORPORATION (together with its successors as assigns, the “Administrative Agent”), in its capacity as Administrative Agent under that certain Credit Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of December 17, 2014, AVIV FINANCING VI, L.L.C., a Delaware limited liability company (the “Parent Borrower”), Financing VI Healthcare Property, L.L.C., a Delaware limited liability company (the “Property Borrower”) (the Property Borrower, together with Parent Borrower and each of the entities who become a party thereto by execution of a Borrower Joinder Agreement, collectively, the “Borrowers”), the Lenders from time to time party thereto, and Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Credit Parties are required under the provisions of Section 6.12 of the Credit Agreement to cause the Additional Borrower to become a “Borrower”.

Accordingly, the Additional Borrower hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

1. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Borrower will be deemed to be a party to the Credit Agreement and Notes and a “Borrower” for all purposes of the Credit Agreement and Notes, and shall have all of the obligations of a Borrower thereunder as if it had executed the Credit Agreement and Notes. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Additional Borrower hereby jointly and severally together with the other Borrowers, promises to pay and guarantees to each Lender and the Administrative Agent, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

2. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Borrower will be deemed to be a party to the Security Agreement, and shall have all the obligations of an “Obligor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement. Without limiting generality of the foregoing terms of this paragraph 2, the Additional Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, lien on, and, subject to the terms and conditions of the Security Agreement, a right of set off against any and all right, title and interest of the Additional Borrower in and to the Collateral (as such term is defined in Section 1 of the Security Agreement) of the Additional Borrower. The Additional Borrower hereby represents and warrants to the Administrative Agent that:

(i) The Additional Borrower’s legal name, state of formation, chief executive office and chief place of business are (and for the prior four (4) months have been) located at the locations set forth on Schedule 1 hereto and the Additional Borrower keeps its books and records at such locations.

Exhibit B

(ii) The type of Collateral owned by the Additional Borrower and the location of all Collateral owned by the Additional Borrower is as shown on Schedule 2 hereto.

(iii) The Additional Borrower’s legal name is as shown in this Agreement and the Additional Borrower has not in the past four (4) months changed its name, been party to a merger, consolidation or other change in structure or used any tradename except as set forth in Schedule 3 hereto.

(iv) All Equity Interests in Additional Borrower’s Subsidiaries and Instruments, Documents, or Tangible Chattel Paper that are required to be pledged and/or delivered to Administrative Agent pursuant to the Security Agreement are set forth on Schedule 4 attached hereto.

(v) All Commercial Tort Claims (as defined in the Security Agreement) are listed on Schedule 5 attached hereto.

4. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Borrower will be deemed to be a party to the Hazardous Materials Indemnity Agreement and an “Indemnitor” for all purposes of the Hazardous Materials Indemnity Agreement, and shall have all of the obligations of an Indemnitor thereunder as if it had executed the Hazardous Materials Indemnity Agreement. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Indemnitor contained in the Hazardous Materials Indemnity Agreement. Without limiting the generality of the foregoing terms of this paragraph 4, the Additional Borrower hereby jointly and severally together with the other Indemnitor, guarantees to each Lender and the Administrative Agent, the prompt payment and performance of the indemnification obligations and other covenants under the Hazardous Materials Indemnity Agreement strictly in accordance with the terms thereof.

5. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Borrower will be deemed to be a party to the Business Associate Agreement and a “Covered Entity” for all purposes of the Business Associate Agreement, and shall have all of the obligations of a Covered Entity thereunder as if it had executed the Business Associate Agreement. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Covered Entity contained in the Business Associate Agreement. Without limiting the generality of the foregoing terms of this paragraph 5, the Additional Borrower hereby jointly and severally together with the other Covered Entities, guarantees to each Lender and the Administrative Agent, the prompt performance of the obligations and covenants under the Business Associate Agreement strictly in accordance with the terms thereof.

6. The Additional Borrower hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Borrower will be deemed to be a party to all of the other Credit Documents other than the mortgages not specifically enumerated herein to which Borrowers are a party (the “Other Credit Documents”) for all purposes of the Other Credit Documents, and shall have all of the obligations of a Borrower thereunder as if it had executed the Other Credit Documents. The Additional Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Other Credit Documents. Without limiting the generality of the foregoing terms of this paragraph 6, the Additional Borrower hereby jointly and severally together with the other Borrowers, guarantees to each Lender and the Administrative Agent, the prompt performance of the obligations and covenants under the Other Credit Documents strictly in accordance with the terms thereof.

Exhibit B

7. The address of the Additional Borrower for purposes of all notices and other communications is described on Schedule 10.02 of the Credit Agreement.

8. The following changes are hereby deemed made to the Schedules attached to the Credit Agreement: (a) the Allocated Loan Amount for the Additional Borrower on Schedule 2.10 is $            , and (b) the Additional Borrower is added to Schedule 5.22.

9. This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

10. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Illinois, without regard to conflict of laws principles.

Exhibit B

IN WITNESS WHEREOF, the Additional Borrower has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[INSERT NEW BORROWER]

By:
Name:
Title:

Acknowledged and accepted:

GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent

By:
Name:
Title:

Exhibit B

Schedule 1

TO FORM OF JOINDER AGREEMENT

[Insert location information]

Exhibit B

Schedule 2

TO FORM OF JOINDER AGREEMENT

[Insert Types and Locations of Collateral]

Exhibit B

Schedule 3

TO FORM OF JOINDER AGREEMENT

[Insert Tradenames]

Exhibit B

Schedule 4

TO FORM OF JOINDER AGREEMENT

[Insert Capitalization Structure]

Exhibit B

Schedule 5

TO FORM OF JOINDER AGREEMENT

[Insert Commercial Tort Claims]

Exhibit B

EXHIBIT C

to

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate is made by the undersigned pursuant to the requirements of Section 6.02(a) and/or Section 9.12 of that certain Credit Agreement, dated as of December 17, 2014, among AVIV FINANCING VI, L.L.C., a Delaware limited liability company (“Parent Borrower”) and FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company (“Property Borrower”, and together with Parent Borrower, the “Borrowers” and each, individually, a “Borrower”), the Lenders signatory thereto, and GENERAL ELECTRIC CAPITAL CORPORATION, as Administrative Agent for the Lenders (the “Administrative Agent”) (said Credit Agreement, as the same may be amended or supplemented from time to time, being herein referred to as the “Credit Agreement”). All capitalized terms used herein but not defined shall have the same meanings given such terms in the Credit Agreement.

I hereby certify, to the best of my knowledge and belief and in my representative capacity on behalf of the Borrowers and not in my individual capacity, and without personal liability, to the Lenders and the Administrative Agent as follows:

1. I am a duly qualified and acting Responsible Officer of the [Parent Borrower][REIT Party].

2. The financial statements of Borrowers attached hereto as Schedule I (the “Financial Statements”) present fairly in all material respects in accordance with GAAP (subject to the absence of footnote disclosure and normal year-end adjustments) the Consolidated financial position, results of operations and statements of cash flows of the Borrowers, as at the dates indicated and for the periods indicated.

3. I have reviewed the terms of the Credit Agreement, and I have made, or have caused to be made, under my supervision, a review in reasonable detail of the transactions and condition of the Borrowers during the period covered by the Financial Statements. Set forth on Schedule II attached hereto are computations with respect to the Borrowers’ compliance (or non-compliance) as of the end of the period covered by the Financial Statements with each financial covenant contained in Section 6.11 of the 2014 Credit Agreement that is tested at least on a quarterly basis.

4. The reviews described in paragraph (3) above did not disclose, and I have no other knowledge of, any condition or event which constitutes a Default or an Event of Default during or at the end of the period covered by the Financial Statements or as of the date of this Certificate, except as disclosed on Schedule III attached hereto. If any Default or Event of Default is disclosed on Schedule III, such Schedule also describes the nature thereof and all efforts undertaken to cure such Default or Event of Default.

5. The representations and warranties of the Credit Parties contained in the Credit Agreement, any other Credit Document or any other certificate or document furnished at any time under or in connection with the Credit Documents, are true and correct in all material respects on and as of the date hereof, except [(a)] to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date or [(b) as set forth on the Updated Schedules.]

6. [Attached hereto as (i) Part 1 of Schedule IV is an updated version of Schedule 5.11 to the Credit Agreement; (ii) Part 2 of Schedule IV is an updated version of Schedule 5.12 to the Credit Agreement; and (iii) Part 3 of Schedule IV is an updated version of Schedule 5.13 to the Credit Agreement; (Part 1, 2 and 3 of Schedule IV collectively, the “Updated Schedules”), along with a summary of changes made to such schedules since the previous delivery thereof.]

[Use following paragraph 7 for Substitutions (Section 9.12(a)(ii)):]

[7. Attached hereto as Schedule V, as required by Section 9.12(a)(ii) of the Credit Agreement are financial calculations showing on a pro forma basis, (a) the Rent Yield after giving effect to the substitution is equal to or greater than the Rent Yield immediately prior to giving effect to such substitution, (b) the Lease Coverage Ratio after giving effect to the substitution is equal to or greater than the Lease Coverage Ratio immediately prior to giving effect to such substitution and (c) the Loan to Value Ratio after giving effect to the substitution shall be equal to or less than the Loan to Value Ratio immediately prior to such substitution.]

[Use following paragraph 7 for Releases (Section 9.12(b)(iii)(B)):]

[7. Attached hereto as Schedule V, as required by Section 9.12(b)(iii)(B) of the Credit Agreement are financial calculations showing on a pro forma basis, (1) the Rent Yield after giving effect to the release is equal to or greater than the Rent Yield immediately prior to giving effect to such release.]

[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             , 20     .

By:
Name:
Title:

Schedules

I:	Financial Statements

II:	2014 Credit Agreement Financial Covenant Compliance

III:	Defaults or Events of Default

IV:	Updated Schedules

V:	Covenant Compaliance for Substitution/Release

EXHIBIT C

Exhibit D

FORM OF NOTE

Loan No. [            ]

$	[ ], 2014

FOR VALUE RECEIVED, AVIV FINANCING, VI, L.L.C., a Delaware limited liability company (the “Parent Borrower”), Financing VI Healthcare Property, L.L.C., a Delaware limited liability company (the “Property Borrower”) (the Property Borrower, collectively with the Parent Borrower, the “Borrower”), jointly and severally promise and agree to pay to the order of [                    ], a [                    ] (the “Lender”), in lawful money of the United States of America, the principal sum of [                    ] AND NO/100 DOLLARS ($            ) advanced by the Lender to the Borrower under that certain Credit Agreement of even date herewith (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) among Borrower, the financial institutions from time to time party thereto (collectively, the “Lenders”), and General Electric Capital Corporation, a Delaware corporation, in its capacity as administrative agent on behalf of the Lenders (together with its successors and assigns, the “Agent”), with interest on the unpaid principal sum owing thereunder at the rate or rates or in the amounts computed in accordance with the Credit Agreement, together with all other amounts due Lender under the Credit Agreement, all payable in the manner and at the time or times provided in the Credit Agreement. Capitalized terms used herein, but not defined, shall have the meanings assigned to them in the Credit Agreement.

If not sooner due and payable in accordance with the Credit Agreement, Borrower shall pay to Agent on behalf of the Lender all amounts due and unpaid under the Credit Agreement on December 17, 2019, or on any earlier Maturity Date as set forth in the Credit Agreement. Unless otherwise specified in writing by Agent, all payments hereunder shall be paid to the order of Lender at the office of Agent at the following address: [c/o GEMSA Loan Services, L.P., File 59229, Los Angeles, California 90074-9229]. Agent and Lender reserve the right to require any payment on this Term Loan Note (this “Note”), whether such payment is a regular installment, prepayment or final payment, to be by wired federal funds or other immediately available funds.

Borrower, and each of them, expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity hereof, notice of the acceleration of the maturity hereof, bringing of suit and diligence in taking any action to collect amounts called for hereunder and in the handling of securities at any time existing in connection herewith; such parties are and shall be jointly, severally, directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any right, lien, interest or property at any and all times had or existing as security for any amount called for hereunder.

This Note evidences the Loan made, interest due and all amounts otherwise owed to Lender under the Credit Agreement. This Note is executed in conjunction with the Credit Agreement and is secured by the liens and security interests created under the Loan Documents (including those arising under the Mortgage Instruments). Reference is made to the Credit Agreement for provisions relating to repayment of the indebtedness evidenced by this Note, including mandatory repayment, acceleration following default, late charges, default rate of interest, Prepayment Premium, limitations on interest, and restrictions on prepayment.

Exhibit D

This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Illinois and of the United States of America.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

Exhibit D

EXECUTED as of the date first written above.

AVIV FINANCING VI, L.L.C., a Delaware limited liability company

By:
Name:
Title:

FINANCING VI HEALTHCARE PROPERTY, L.L.C., a Delaware limited liability company

By:
Name:
Title:

Exhibit D

Loan No. 07-0004582

Exhibit E

FORM OF SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is entered into as of December 17, 2014 by and among Aviv Financing VI, L.L.C., a Delaware limited liability company (“Parent Borrower”), Financing VI Healthcare Property, L.L.C., a Delaware limited liability company (“Property Borrower”; Parent Borrower, Property Borrower and such other parties that may become Obligors hereunder after the date hereof, each an “Obligor”, and collectively the “Obligors”) and General Electric Capital Corporation, in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the holders of the Secured Obligations (defined below).

RECITALS

WHEREAS, pursuant to that certain Credit Agreement dated as of December 17, 2014 (as amended, modified, extended, renewed or replaced from time to time, the “Credit Agreement”) among the Obligors, the financial institutions party thereto (the “Lenders”) and the Administrative Agent, the Lenders have agreed to make a Loan upon the terms and subject to the conditions set forth therein; and

WHEREAS, it is a condition precedent to the effectiveness of the Credit Agreement and the obligations of the Lenders to make the Loan under the Credit Agreement that the Obligors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the holders of the Secured Obligations.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement, and the following terms shall have the meanings set forth in the UCC (defined below): Accession, Account, Adverse Claim, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Financial Asset, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Proceeds, Securities Account, Security Entitlement, Security, Software, Supporting Obligation and Tangible Chattel Paper.

(b) In addition, the following terms shall have the following meanings:

“Collateral” has the meaning provided in Section 2 hereof.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“Termination Date” means the later of (i) the date upon which the Commitments terminate or otherwise expire in accordance with the terms of the Credit Agreement and (ii) the date on which all Obligations (other than indemnification obligations and other contingent obligations for which no claim has been asserted that survives the termination of the Credit Agreement or any other applicable Credit Document) are paid in full.

“Pledged Equity” means, with respect to each Obligor, (i) 100% of the issued and outstanding Equity Interests of each direct Domestic Subsidiary of such Obligor and (ii) 65% of the issued and outstanding Equity Interests of each direct Foreign Subsidiary of such Obligor (or such greater percentage that, due to a change in an applicable Law after the date hereof, (A) could not reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent and (B) could not reasonably be expected to cause any material adverse tax consequences) of the issued and outstanding Equity Interests entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) and all of the issued and outstanding Equity Interests not entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)) that are directly owned by such Obligor, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof;

(2) all distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in addition to, in substitution of, on account of or in exchange for any or all of the Pledged Equity; and

(3) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of an Obligor.

“Secured Obligations” means the collective reference to all of the Obligations, now existing or hereafter arising pursuant to the Credit Documents, owing from the Borrowers or any other Credit Party to any Lender, the Administrative Agent or any Secured Swap Counterparty, howsoever evidenced, created, incurred or acquired, whether primary, secondary, direct, contingent, or joint and several, including, without limitation, all liabilities arising under Secured Swap Contracts and all obligations and liabilities incurred in connection with collecting and enforcing the foregoing.

“SNDAs” means (i) the subordination, non-disturbance and attornment agreements to which Tenants under the Facility Operating Leases are parties and (ii) to the extent applicable, the subordination, non-disturbance and attornment provisions found in any Facility Operating Lease.

“UCC” means the Uniform Commercial Code as in effect from time to time in the state of Illinois except as such term may be used in connection with the perfection of the Collateral and then the applicable jurisdiction with respect to such affected Collateral shall apply.

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2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, each Obligor hereby grants and pledges to the Administrative Agent, for the benefit of the holders of the Secured Obligations, a continuing security interest in, and a right to set off against (subject to the terms and conditions of this Agreement and the other Credit Documents), any and all right, title and interest of such Obligor in the following, whether now owned or existing or owned, acquired, or arising hereafter, including, without limitation, the following (collectively, the “Collateral”):

(a) all Accounts;

(b) all cash and currency;

(c) all Chattel Paper;

(d) all Commercial Tort Claims identified on Schedule 2(d) attached hereto (as amended and supplemented from time to time);

(e) all Deposit Accounts;

(f) all Documents;

(g) all Equipment;

(h) all Fixtures;

(i) all General Intangibles;

(j) all Instruments;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) all Pledged Equity;

(o) all Software;

(p) all Supporting Obligations;

(q) all other personal property of such Obligor of whatever type or description; and

(r) to the extent not otherwise included, all Accessions and all Proceeds of any and all of the foregoing.

Any grant of a security interest and right of set off contained in this Section 2 shall not extend to any of the foregoing Collateral to the extent that (i) such rights are not assignable or capable of being encumbered as a matter of law or under the terms of any agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the applicable parties thereto and (ii) such consent has not been obtained; provided, however, that the

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foregoing grant of a security interest and right of set off shall extend to any and all proceeds of the foregoing to the extent that the assignment or encumbering of such proceeds is not so restricted by applicable law or under the terms of such agreements applicable thereto.

The Obligors and the Administrative Agent, on behalf of the holders of the Secured Obligations, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.

The Obligors hereby authorize the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interests granted hereunder in accordance with the UCC (including authorization to describe the Collateral as “all personal property”, “all assets” or words of similar meaning).

3. Provisions Relating to Accounts.

(a) Anything herein to the contrary notwithstanding, each of the Obligors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account or as required in the ordinary course of its business, as applicable. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of an Obligor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(b) The Administrative Agent shall have the right (to the extent not inconsistent with the Credit Agreement), but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Obligors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. The Obligors shall not be required to engage any third parties (including any auditors) to satisfy their obligations under the immediately preceding sentence. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them, to the Administrative Agent’s reasonable satisfaction, the existence, amount and terms of any Accounts.

4. Representations and Warranties. Each Obligor hereby represents and warrants to the Administrative Agent, for the benefit of the Lenders, that so long as any of the Secured Obligations remain outstanding:

(a) Legal Name; Chief Executive Office.

(i) Each Obligor’s exact legal name, state of incorporation or formation, principal place of business and chief executive office as of the Closing Date are (and for the four (4) months prior to the date hereof has been) as set forth on Schedule 4(a)(i) attached hereto.

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(ii) Other than as set forth on Schedule 4(a)(ii) attached hereto, no Obligor has been party to a merger, consolidation or other change in structure or used any tradename in the four (4) months prior to the date hereof.

(b) Ownership. Each Obligor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign or transfer the same. There exists no Adverse Claim with respect to the Pledged Equity owned by such Obligor.

(c) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the holders of the Secured Obligations, in the Collateral of such Obligor in respect of which a security interest can be created under Article 9 of the UCC and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments (so long as the Administrative Agent takes possession thereof without knowledge that its security interest therein violates the rights of another secured party). With respect to any Collateral consisting of a Deposit Account, Security Entitlements or held in a Securities Account, upon execution and delivery by the applicable Obligor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting “control” (as defined in Section 8-106 or 9-104 of the UCC, as applicable) to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral. Except as set forth in this section, no action is necessary to perfect or otherwise protect such security interest in the Pledged Equity.

(d) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, standing timber, Farm Products or Manufactured Homes.

(e) Accounts. (i) Each Account of the Obligors and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by such Obligor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Obligor to, the account debtor named therein, (iii) no Account of an Obligor is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper has been theretofore endorsed over and delivered to, or submitted to the control of, the Administrative Agent other than those having a value which does not exceed $50,000 individually or $150,000 in the aggregate, (iv) no surety bond was required or given in connection with any Account of an Obligor or the contracts or purchase orders out of which they arose and (v) the right to receive payment under each Account is assignable.

(f) Equipment and Inventory. With respect to any Equipment and/or Inventory of an Obligor, each such Obligor has exclusive possession and control of such Equipment and Inventory of such Obligor except for (i) Equipment leased by such Obligor as a lessee, (ii) Equipment subject to a Facility Operating Lease or (iii) Equipment or Inventory in transit with common carriers. No Inventory of an Obligor is held by a Person other than an Obligor pursuant to consignment, sale or return, sale on approval or similar arrangement.

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(g) Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person.

(h) No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) no Obligor owns any Equity Interests in any Subsidiary that are required to be pledged and/or delivered to the Administrative Agent hereunder except as set forth on Schedule 1(b) hereto, and (ii) no Obligor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 5(c) of this Agreement other than as set forth on Schedule 4(h) hereto. All such certificated securities, Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent, other than those having a value which does not exceed $50,000 individually or $150,000 in the aggregate. As of the Closing Date, there are no certificates representing any interest in the Pledged Equity.

(i) Partnership and Limited Liability Company Interests. None of the Pledged Equity consisting of partnership or limited liability company interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, or (iv) is held in a Securities Account.

(j) Mergers, Etc. The Obligors have provided information to the Administrative Agent of mergers, consolidations or other changes in structure of the Obligors or any tradenames used by the Obligors in the five years prior to the Closing Date.

(k) Consents; Etc. There are no restrictions in any Organization Document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a Lien pursuant to this Agreement on such Pledged Equity, (ii) the perfection of such Lien or (iii) the exercise of remedies in respect of such perfected Lien in the Pledged Equity as contemplated by this Agreement other than those for which consents have already been obtained. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining “control” (as defined in Section 8-106 or 9-104 of the UCC, as applicable) to perfect the Liens created by this Agreement (to the extent required under Section 4(a) hereof), (iv) such actions as may be required by Laws affecting the offering and sale of securities, (v) such actions as may be required by applicable foreign Laws affecting the pledge of the Pledged Equity of Foreign Subsidiaries, (vi) in the case of any portion of the “Collateral” consisting of an interest in a policy of insurance, such actions as may be required by applicable Law affecting the creation or perfection of a security interest in such interest, and (vii) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Obligor), is required for (A) the grant by such Obligor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by such Obligor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) the exercise by the Administrative Agent or the holders of the Secured Obligations of the rights and remedies provided for in this Agreement.

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(l) Commercial Tort Claims. As of the Closing Date, no Obligor has any Commercial Tort Claims other than as set forth on Schedule 2(d) hereto.

5. Covenants. Each Obligor covenants that until the Termination Date, so long as any of the Secured Obligations remain outstanding, each Obligor shall:

(a) Other Liens. Defend the Collateral against the claims and demands of all other parties claiming an interest therein, keep the Collateral free from all Liens, except for Permitted Liens and Liens being contested in accordance with the terms of the other Credit Documents, and not sell, exchange, transfer, assign, lease or otherwise dispose of the Collateral or any interest therein, except as permitted under the Credit Agreement or any other Credit Document.

(b) Preservation of Collateral. Not use the Collateral in violation of the provisions of this Agreement or any other agreement relating to the Collateral or any policy insuring the Collateral or any applicable statute, law, bylaw, rule, regulation or ordinance.

(c) Instruments/Chattel Paper/Documents/Pledged Equity/Control.

(i) If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper, or if any property constituting Collateral shall be stored or shipped subject to a Document, such Obligor shall ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Obligor at all times or, if requested by the Administrative Agent, is promptly delivered to the Administrative Agent duly endorsed in a manner satisfactory to the Administrative Agent. Such Obligor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of an Obligor, all certificates and instruments constituting Pledged Equity (if any). Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by such Obligor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit 4(a)(ii) hereto.

(iii) Execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of (A) Investment Property, (B) Letter-of-Credit Rights and (C) Electronic Chattel Paper.

(iv) Upon the request of the Administrative Agent, execute and deliver all agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purpose of obtaining and maintaining control with respect to any Collateral consisting of Deposit Accounts.

(d) Change in Structure, Location or Type. Not, without providing at least twenty (20) days prior written notice to the Administrative Agent and without authorizing the filing of such financing statements and amendments to any previously filed financing statements as the Administrative Agent may require, change its name or state of formation or be party to a merger, consolidation or other change in structure.

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(e) Authorization. Authorize the Administrative Agent to prepare and file such financing statements (including renewal statements), amendments and supplements or such other instruments as the Administrative Agent may from time to time reasonably deem necessary, appropriate or convenient in order to perfect and maintain the security interests granted hereunder in accordance with the UCC. Each Obligor agrees that any financing statement filed by the Administrative Agent may contain a general description of the collateral covered thereby, as permitted by the UCC, which states that the security interest attaches to all personal property of such Obligor granted under this Security Agreement.

(f) Filing of Financing Statements, Notices, etc. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interests hereunder, including such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, each Obligor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as such Obligor’s attorney in fact with full power and for the limited purpose to sign in the name of such Obligor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until such time as the Secured Obligations arising under the Credit Documents have been paid in full and the Commitments have expired or been terminated. Each Obligor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Obligor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than Illinois becomes or is applicable to the Collateral of any Obligor or any part thereof, or to any of the Secured Obligations, such Obligor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary or appropriate to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if an Obligor shall fail to do so promptly upon the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Obligor pursuant to the power of attorney granted hereinabove). If any Collateral is in the possession or control of an Obligor’s agents and the Administrative Agent requests, such Obligor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Collateral for the Administrative Agents’ account and subject to the Administrative Agent’s instructions. Unless an Event of Default has occurred and is continuing, the Administrative Agent shall not give any instructions to any of the Obligor’s agents pursuant to the immediately preceding sentence.

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(g) Collateral Held by Warehouseman, Bailee, etc. If any Collateral is at any time in the possession or control of a warehouseman, bailee or any agent or processor of such Obligor and the Administrative Agent so requests (i) notify such Person in writing of the Administrative Agent’s security interest therein, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use reasonable best efforts to obtain a written acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(h) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, other than as (i) normal and customary in the ordinary course of an Obligor’s business or as provided for in the Credit Agreement or (ii) could not reasonably be expected to have a Material Adverse Effect.

(i) Insurance. Insure (or cause the related Tenants to insure), repair and replace the Collateral of such Obligor in accordance with the terms and conditions of the Credit Agreement. All insurance proceeds from insurance with respect to the Collateral shall be subject to the security interest of the Administrative Agent hereunder.

(j) Commercial Tort Claims. (i) Promptly forward to the Administrative Agent an updated Schedule 2(d) listing any and all Commercial Tort Claims by or in favor of such Obligor and (ii) execute and deliver such statements, documents and notices and do and cause to be done all such things as may be reasonably required by the Administrative Agent, or required by Law to create, preserve, perfect and maintain the Administrative Agent’s security interest in any Commercial Tort Claims initiated by or in favor of any Obligor.

(k) Books and Records. Mark its books and records (and shall cause the issuer of the Pledged Equity of such Obligor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(l) Nature of Collateral. At all times maintain the Collateral as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(m) Issuance or Acquisition of Equity Interests. Not, without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, issue or acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an investment company security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset. Such agreements, documents and instruments shall, without limitation, include all agreements reasonably required to establish the Administrative Agent’s control over the Pledged Equity in accordance with Sections 8-106 and 9-314 of the UCC.

(n) No Certificated Pledged Equity. Not create any certificate representing any interest in the Pledged Equity.

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6. Advances. If any Event of Default has occurred and is continuing, the Administrative Agent may, at its sole option and in its sole discretion, perform the same or cause the performance of the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien (other than Permitted Liens and otherwise in accordance with the provisions of the other Credit Documents), expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Obligors on a joint and several basis promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Obligor, and no such advance or expenditure therefor, shall relieve the Obligors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim (a) except to the extent such payment is being contested in good faith by an Obligor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP and (b) in accordance with the provisions of the other Credit Documents.

7. Events of Default. The occurrence and continuation of an event which under the Credit Agreement would constitute an Event of Default shall be an Event of Default hereunder (an “Event of Default”).

8. Remedies.

(a) General Remedies. If an Event of Default has occurred and is continuing, the Administrative Agent shall have, in addition to the rights and remedies provided herein and in the Credit Documents, including in any Secured Swap Contract or by law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral). Further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, subject to the applicable rights of the Tenants under the Facility Operating Leases and the SNDAs, if an Event of Default has occurred and is continuing, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Documents or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Obligors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Obligors to assemble and make available to the Administrative Agent at the expense of the Obligors any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Obligors hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for Money, upon credit or otherwise, at such prices and upon such

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terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each Obligor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Obligor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least 10 days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Obligor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of Chicago, Illinois (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any holder of Secured Obligations may be a purchaser at any such sale. To the extent permitted by applicable Law, each of the Obligors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place. In addition to all other sums due the Administrative Agent and the other holders of the Secured Obligations, the Obligors shall pay the Administrative Agent and each other holder of the Secured Obligations upon demand all reasonable and documented costs and expenses incurred by the Administrative Agent or such other holders of the Secured Obligations, including, but not limited to, Attorney Costs and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Secured Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or other holders of the Secured Obligations or the Obligors concerning any matter arising out of or connected with this Agreement, any Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the Debtor Relief Law.

(b) Remedies Relating to Accounts. If an Event of Default has occurred and is continuing, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Obligor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent or its designee shall have the right to enforce any Obligor’s rights against its customers and account debtors and may notify any Obligor’s customers and account debtors that the Accounts of such Obligor have been assigned to the

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Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of an Obligor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the holders of the Secured Obligations in the Accounts. Each Obligor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Obligor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. Neither the Administrative Agent nor the holders of the Secured Obligations shall have any liability or responsibility to any Obligor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance. Each Obligor hereby agrees to indemnify the Administrative Agent and the Lenders from and against all liabilities, damages, losses, actions, claims, judgments, costs, expenses, charges and reasonable attorneys’ fees suffered or incurred by the Administrative Agent or the Lenders (each, an “Indemnified Party”) because of the maintenance of the foregoing arrangements except as relating to or arising out of the gross negligence or willful misconduct of an Indemnified Party or its officers, employees or agents. In the case of any investigation, litigation or other proceeding, the foregoing indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by an Obligor, its directors, shareholders or creditors or an Indemnified Party or any other Person or any other Indemnified Party is otherwise a party thereto.

(c) Access. In addition to the rights and remedies hereunder, if an Event of Default has occurred and is continuing, subject to the rights of the Tenants under the Facility Operating Leases and the SNDAs, (i) the Administrative Agent shall have the right to enter and remain upon the various premises of the Obligors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Obligors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise; and (ii) in addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(d) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the holders of the Secured Obligations to exercise any right, remedy or option under this Agreement, any other Credit Document including any Secured Swap Contract or as provided by law, or any delay by the Administrative Agent or the holders of the Secured Obligations in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the holders of the Secured Obligations shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the holders of the Secured Obligations, nor any party acting as attorney for the Administrative Agent or the holders of the Secured Obligations, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder. The rights and remedies of the Administrative Agent and the holders of the Secured Obligations under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the holders of the Secured Obligations may have.

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(e) Retention of Collateral. The Administrative Agent may, after providing the notices required by Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Secured Obligations for any reason.

(f) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the holders of the Secured Obligations are legally entitled, the Obligors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Obligors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(g) Tenants/SNDAs. Notwithstanding anything herein to the contrary, the rights of the Administrative Agent and all other holders of the Secured Obligations in the Collateral shall be subject to the rights of the Tenants under the Facility Operating Leases and the SNDAs. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, each Obligor will promptly upon request of the Administrative Agent instruct each Tenant under each Facility Operating Lease to remit all payments due such Obligor in respect of such Facility Operating Lease to the Administrative Agent instead of to such Obligor and in the extent such Obligor fails to so instruct such Tenants hereby authorize Administrative Agent on behalf of such Obligor to instruct such Tenant accordingly. Obligors hereby authorize and direct such Tenants to comply with such instructions made by or on behalf of Obligors in accordance with this Agreement.

9. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Obligor hereby designates and appoints the Administrative Agent, on behalf of the holders of the Secured Obligations, and each of its designees or agents, as attorney-in-fact of such Obligor, irrevocably and with power of substitution, with authority to take any or all of the following actions with respect to the Collateral if an Event of Default has occurred and is continuing, and upon either acceleration of the Secured Obligations pursuant to the terms and conditions of the Credit Documents or the maturity of the Secured Obligations and the Obligors’ failure to pay the Secured Obligations:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to an Obligor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of such Obligor on behalf of and in the name of such Obligor, or securing, or relating to such Collateral;

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(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated therein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the holders of the Secured Obligations or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral unless such taxes, liens, security interests or other encumbrances are being contested by the related Obligor in good faith by appropriate proceedings diligently conducted;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(xv) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

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This power of attorney is a power coupled with an interest and shall be irrevocable until the Termination Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral. This power of attorney is subject to the applicable rights of the Tenants under the Facility Operating Leases and the SNDA’s.

(b) Assignment by the Administrative Agent. In connection with the resignation or replacement of the Administrative Agent and subject to the terms of the Credit Agreement, the Administrative Agent may from time to time assign the Secured Obligations and any portion thereof and/or the Collateral and any portion thereof, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Obligors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Obligors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Voting and Payment Rights in Respect of the Pledged Equity.

(i) So long as no Event of Default shall exist, each Obligor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Obligor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement and (B) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Credit Agreement; and

(ii) During the continuance of an Event of Default, (A) all rights of an Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (i)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights, (B) all rights of an Obligor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (i)(B) above shall cease and all such

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rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments to the extent the Administrative Agent is permitted to retain such amounts under the Credit Agreement, including Section 6.11(f) thereof, and (C) all dividends, principal and interest payments which are received by an Obligor contrary to the provisions of clause (ii)(B) above shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Obligor, and shall be forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Secured Obligations.

(e) Releases of Collateral. (i) If any Collateral shall be sold, transferred or otherwise disposed of by any Obligor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Obligor, shall promptly execute and deliver to such Obligor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral. (ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted. (iii) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, so long as no Event of Default exists, the Administrative Agent shall promptly pay (or cause to be paid) to the applicable Obligor all insurance proceeds and condemnation awards relating to any Collateral that the Administrative Agent is not otherwise entitled to retain under the terms of Sections 6.21 and 6.22 of the Credit Agreement.

10. Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 8.02 of the Credit Agreement, any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any holder of the Secured Obligations in cash or its equivalent, will be applied in reduction of the Secured Obligations in the order set forth in Section 8.03 of the Credit Agreement, and each Obligor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion (but subject to Section 8.03 of the Credit Agreement), notwithstanding any entry to the contrary upon any of its books and records.

11. Costs of Counsel. If at any time hereafter, whether upon the occurrence of an Event of Default or not, the Administrative Agent employs counsel to prepare or consider reasonably necessary amendments, waivers or consents with respect to this Agreement, or to take action or make a response in or with respect to any legal or arbitral proceeding relating to this Agreement or relating to the Collateral, or to protect the Collateral or exercise any rights or remedies under this Agreement or with respect to the Collateral, then the Obligors agree to pay within twenty (20) Business Days after a reasonably detailed written invoice therefor is received by the Obligors (or upon demand if there is then a continuing Event of Default) any and all such reasonable and documented costs and out-of-pocket expenses of the Administrative Agent, all of which costs and expenses shall constitute Secured Obligations hereunder.

12. Continuing Agreement.

(a) This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until the Termination Date. Upon such payment and termination, this

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Agreement shall be automatically terminated and the Administrative Agent on behalf of the holders of the Secured Obligations shall, upon the request and at the expense of the Obligors, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Obligors evidencing such termination. Notwithstanding the foregoing all releases and indemnities provided hereunder shall survive termination of this Agreement.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any holder of the Secured Obligations as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including without limitation any reasonable legal fees and disbursements) incurred by the Administrative Agent or any holder of the Secured Obligations in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

13. Amendments; Waivers; Modifications. This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 10.01 of the Credit Agreement; provided that any update or revision to Schedule 2(d) hereof delivered by any Obligor shall not constitute an amendment for purposes of this Section 13 or Section 10.01 of the Credit Agreement.

14. Successors in Interest. This Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Obligor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the holders of the Secured Obligations hereunder, to the benefit of the Administrative Agent and the holders of the Secured Obligations and their successors and permitted assigns; provided, however, that none of the Obligors may assign its rights or delegate its duties hereunder except as permitted by the terms of the Credit Agreement. To the fullest extent permitted by law, each Obligor hereby releases the Administrative Agent and each Lender, and its successors and assigns, from any liability for any act or omission by such party pursuant to this Agreement or the Collateral, except for any liability arising from the gross negligence or willful misconduct of the Administrative Agent or such Lender.

15. Notices. All notices required or permitted to be given under this Agreement shall be in conformance with Section 10.02 of the Credit Agreement.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which where so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

17. Headings. The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

18. Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL. The terms of Sections 10.16 and 10.17 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trail are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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19. Severability. If any provision of this Agreement is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

20. Entirety. This Agreement and the other Credit Documents, including any Secured Swap Contract represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

21. Survival. All representations and warranties of the Obligors hereunder shall survive the execution and delivery of this Agreement and the other Credit Documents, including any Secured Swap Contract, the delivery of the Notes and the making of the Loan under the Credit Agreement.

22. Other Security. To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by an Obligor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the holders of the Secured Obligations under this Agreement or under any other of the Credit Documents, including under any Secured Swap Contract.

23. Joint and Several Obligations of Obligors.

(a) Each of the Obligors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under the Credit Agreement, for the mutual benefit, directly and indirectly, of each of the Obligors and in consideration of the undertakings of each of the Obligors to accept joint and several liability for the obligations of each of them.

(b) Each of the Obligors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Obligors with respect to the payment and performance of all of the Secured Obligations arising under this Agreement and the other Credit Documents to which such Obligor is party, including any Secured Swap Contract, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several obligations of each of the Obligors (with respect to Credit Documents to which such Obligor is a party) without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of any Obligor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the obligations of such Obligor under the Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligation subject to avoidance under applicable law (whether federal or state and including, without limitation, Section 548 of the Bankruptcy Code).

(d) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent any Obligor is not a Qualified ECP Guarantor, such Obligor shall not be jointly and severally liable for any Obligation under any Swap Contract.

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24. Joinder. At any time after the date of this Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent an agreement in the form of a Borrower Joinder Agreement. Immediately upon such execution and delivery of such Borrower Joinder Agreement (and without any further action), each such additional Person will become a party to this Agreement as an “Obligor” and have all of the rights and obligations of an Obligor hereunder and this Agreement and the schedules hereto shall be deemed amended by such Borrower Joinder Agreement.

25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders to the extent permitted by the Credit Agreement.

26. Consent of Issuers of Pledged Equity. Each issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity by the applicable Obligors pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

27. Credit Agreement and SNDA. The Loan is are governed by the terms and conditions set forth in the Credit Agreement and the other Credit Documents and in the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control. In addition, to the extent that the Obligors and the Administrative Agent are parties to the SNDAs, and the terms and conditions of this Agreement are in conflict with the terms and conditions of such SNDAs, the terms and conditions of the SNDAs shall govern and control.

[remainder of page intentionally left blank]

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

OBLIGORS:	AVIV FINANCING VI, L.L.C., a Delaware limited
liability company

	By:	AVIV HEALTHCARE PROPERTIES
OPERATING PARTNERSHIP I, L.P., a Delaware limited partnership, its sole member

		By:	AVIV HEALTHCARE PROPERTIES
LIMITED PARTNERSHIP, a Delaware
limited partnership, its general partner

			By:	AVIV REIT, INC., a Maryland
corporation, its general partner

By:
				Name:	Craig M. Bernfield
				Title:	President and Chief Executive
Officer

FINANCING VI PROPERTY, L.L.C., a Delaware
limited liability company

By:	AVIV HEALTHCARE PROPERTIES
OPERATING PARTNERSHIP I, L.P.,
a Delaware limited partnership, its sole member

	By:	AVIV HEALTHCARE PROPERTIES
LIMITED PARTNERSHIP, a Delaware
limited partnership, its general partner

		By:	AVIV REIT, INC., a Maryland
corporation, its general partner

By:
			Name:	Craig M. Bernfield
			Title:	President and Chief Executive
Officer

Accepted and agreed to as of the date first above written.

GENERAL ELECTRIC CAPITAL CORPORATION,

in its capacity as Administrative Agent

By:
Name:
Its Duly Authorized Signatory

SCHEDULE 1(b)

PLEDGED EQUITY

Obligor: Aviv Financing VI, L.L.C.

Name of Subsidiary	Number of Shares	Certificate Number	Percentage Ownership
Financing VI Healthcare Property, L.L.C.	N/A	N/A	100%

SCHEDULE 2(c)

COMMERCIAL TORT CLAIMS

None.

SCHEDULE 4(a)

LEGAL NAME, STATE OF FORMATION, PRINCIPAL PLACE OF BUSINESS,

CHIEF EXECUTIVE OFFICE

Borrower’s Legal Name	State of Formation	Principal Place of Business	Chief Executive Office

Aviv Financing VI, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606

Financing VI Healthcare Property, L.L.C.	DE	303 West Madison Street, Suite 2400 Chicago, IL 60606	303 West Madison Street, Suite 2400 Chicago, IL 60606

SCHEDULE 4(h)

INSTRUMENTS, DOCUMENTS OR TANGIBLE CHATTEL PAPER

None.

EXHIBIT 4(a)(ii)

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to

the following Equity Interests of                     , a                      corporation:

No. of Shares	Certificate No.

and irrevocably appoints                                          its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him. The effectiveness of a transfer pursuant to this stock power shall be subject to any and all transfer restrictions referenced on the face of the certificates evidencing such interest or in the certificate of incorporation or bylaws of the subject corporation, to the extent they may from time to time exist.

Dated:

By:
Name:
Title: